                           COMPANIES (JERSEY) LAW 1991

                                 Incorporating:-
                     Companies (Amendment) (Jersey) Law 1992
                  Companies (Amendment No 2) (Jersey) Law 1995
                  Companies (Amendment No 3) (Jersey) Law 1997
                Limited Liability Partnerships (Jersey) Law 1997
                  Companies (Amendment No 4) (Jersey) Law 1998
                 Financial Services Commission (Jersey) Law 1998
               Financial Services (Jersey) Law 1998 (formerly the
                     Investment Business (Jersey) Law 1998)
                  Companies (Amendment No 5) (Jersey) Law 1999
                Financial Services (Extension) (Jersey) Law 2000
                                R&O's 8326, 8941

                             ARRANGEMENT OF ARTICLES

                                     PART I

                                   PRELIMINARY

1.     Interpretation.
2.     Meaning of "holding company", "subsidiary" and "wholly owned subsidiary".

                                     PART II

                       COMPANY FORMATION AND REGISTRATION

3.     Method of formation.
4.     Memorandum of association.
5.     Articles of association.
[5A.   Companies of limited duration.]
[5B.   Limited life company.]
6.     Standard Table.
7.     Documents to be delivered to registrar.
8.     Registration.
9.     Effect of registration.
10.    Effect of memorandum and articles.
11.    Alteration of memorandum and articles.
12.    Copies of memorandum and articles for members.

                                    PART III

                                      NAMES
13.    Requirements as to names.
14.    Change of name.
15.    Power to require change of name.

                                     PART IV

                               TYPES OF COMPANIES

16.    Public companies and private companies.
17.    Consequences of certain actions of private company.

                                     PART V

                       CORPORATE CAPACITY AND TRANSACTIONS

                                        1

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18.    Capacity of company.
19.    No implied notice of public records.
20.    Form of contracts.
21.    Transactions entered into prior to corporate existence.
22.    Company seals.
23.    Official seal for use abroad.
24.    Official seal for share certificates etc.

                                     PART VI

                              MEMBERSHIP AND SHARES

25.    Definition of "member".
26.    Membership of holding company.
27.    Minimum membership for carrying on business.
28.    Prohibition of minors and interdicts.

                                    PART VII

                                  PROSPECTUSES

29.    Prospectuses.
30.    Compensation for misleading statements in prospectus.
31.    Exemption from liability to pay compensation.
32.    Recovery of compensation.
33.    Criminal liability for untrue statements.

                                    PART VIII

                                  SHARE CAPITAL

34.    Nature and numbering of shares.
35.    Commissions and discounts barred.
36.    Commissions.
37.    Provision for different amounts to be paid on shares.
38.    Alteration of share capital.
39.    Application of share premiums.
40.    Power to issue fractions of shares.

                                     PART IX

                      REGISTER OF MEMBERS AND CERTIFICATES

41.    Register of members.
42.    Transfer and registration.
43.    Certification of transfers.
44.    Location of register of members.
45.    Inspection of register.
46.    Declaration.
47.    Rectification of share register.
48.    Trusts not to be entered on register.
49.    Branch registers.
50.    Share certificates.
51.    Certificate to be evidence of title.

                                     PART X

                                  CLASS RIGHTS

                                        2

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52.    Variation of class rights.
53.    Shareholders' right to object to variation.
54.    Registration of particulars of special rights.

                                     PART XI

                        REDEMPTION AND PURCHASE OF SHARES

55.    Power to issue redeemable shares.
56.    Financial requirements on redemption.
57.    Power of company to purchase own shares.
58.    Financial assistance by company for purchase of own shares.
59.    Power for States to extend or modify Articles 55 to 58.

                                    PART XII

                              REDUCTION OF CAPITAL

60.    Forfeiture of shares.
61.    Special resolution for reduction of share capital.
62.    Application to court for order of confirmation.
63.    Court order confirming reduction.
64.    Registration of Act and minute of reduction.
65.    Liability of members on reduced shares.
66.    Penalty for concealing name of creditor, etc.

                                    PART XIII

                                 ADMINISTRATION

67.    Registered office.
68.    Company's name to be displayed outside registered office.
69.    Company's name to appear in its correspondence, etc.
70.    Particulars in correspondence, etc.
71.    Annual return.
72.    Service of documents.

                                    PART XIV

                             DIRECTORS AND SECRETARY

73.    Directors.
74.    Duties of directors.
75.    Duty of directors to disclose interests.
76.    Consequences of failure to comply with Article 75.
77.    Indemnity of officers and former officers.
78.    Disqualification orders.
79. Personal responsibility for liabilities where person acts while disqualified.
80.    Validity of acts of directors.
81.    Secretary.
82.    Qualifications of secretary.
83.    Register of directors and secretaries.
84.    Particulars of directors.
85.    Particulars of secretaries.

                                     PART XV

                                    MEETINGS

86.    Participation in meetings.

                                        3

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87.    Annual general meeting.
88.    Committee's power to call meeting in default.
89.    Requisition of meetings.
90.    Definition of special resolution.
91.    Notice of meetings.
92.    General provisions as to meetings and votes.
93.    Representation of body corporate at meetings.
94.    Power of court to order meetings.
95.    Resolutions in writing.
96.    Proxies.
97.    Demand for poll.
98.    Minutes.
99.    Inspection of minute books.
100.   Filing of resolutions.
101.   Resolution passed at adjourned meeting.

                                    PART XVI

                               ACCOUNTS AND AUDIT

102.   Accounting records.
103.   Retention of records.
104.   Accounts.
105.   Copies of accounts.
106.   Delivery of accounts to registrar.
107.   Failure to comply with Articles 102 to 104 or 106.
108.   Power to make Regulations as to accounts.
109.   Appointment and removal of auditors.
110.   Auditors' report.
111.   Auditors' duties and powers.
112.   False statements to auditors.
113.   Qualifications for appointment as auditor.

                                    PART XVII

                                  DISTRIBUTIONS

114.   Restrictions on distributions.
115.   Consequences of unlawful distribution.

                                   PART XVIII

                         AMALGAMATIONS AND ARRANGEMENTS

116.   Takeover offers.
117.   Right of offeror to buy out minority shareholders
118.   Effect of notice under Article 117.
119.   Right of minority shareholder to be bought out by offeror.
120.   Effect of requirements under Article 119.
121.   applications to the court,
122.   Joint offers.
123.   Associates.
124.   Convertible securities.
125.   Power of company to compromise with creditors and members.
126.   Information as to compromise to be circulated.
127.   Provisions for facilitating company reconstruction and amalgamation.

                                    PART XIX

                                 INVESTIGATIONS

                                        4

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128.   Appointment of inspectors by Committee.
129.   Powers of inspectors.
130.   Production of records and evidence to inspectors.
131.   Power of inspectors to call for directors' bank accounts.
132.   Authority for search.
133.   Obstruction.
134.   Failure to co-operate with inspectors.
135.   Inspectors' reports.
136.   Power to bring civil proceedings on behalf of body corporate.
137.   Expenses of investigating company's affairs.
138.   Inspectors' report to be evidence.
139.   Privileged information.
140.   Investigation of external companies.

                                     PART XX

                                UNFAIR PREJUDICE

141.   Power for member to apply to court.
142.   Power for Committee to apply to court.
143.   Powers of court.

                                    PART XXI

                             WINDING UP OF COMPANIES

            CHAPTER 1 - WINDING UP [OF COMPANIES OF LIMITED DURATION]

144.   Procedure [- winding up of limited life companies.]
[144A. Procedure - winding up of other companies of limited duration.]

                         CHAPTER 2 - SUMMARY WINDING UP

145.   Application of this Chapter.
146.   Procedure.
147.   Commencement of [summary] winding up.
148.   Effect on status of company.
149.   Appointment of liquidator.
150.   Application of assets and dissolution.
151.   Effect of insolvency.
152.   Liability of past directors and others.
153.   Remuneration of liquidator.
154.   Cesser of office by liquidator.
[154A. Termination of summary winding up.]

              CHAPTER 3 - WINDING UP ON JUST AND EQUITABLE GROUNDS

155.   Power for court to wind up.

                        CHAPTER 4 - CREDITORS' WINDING UP

156.   Application of this Chapter.
157.   Procedure.
158.   Notice of winding up.
159.   Commencement and effects of creditors' winding up.
160.   Meeting of creditors in creditors' winding up.
161.   Appointment of liquidator.
162.   Appointment of liquidation committee.
163.   Remuneration of liquidator, cesser of directors' powers and vacancy in office of liquidator.

                                        5

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164.   No liquidator appointed.
165.   Costs of creditors' winding up.
166.   Application of the law relating to "desastre".
167.   Arrangement when binding on creditors.
168.   Meetings of company and creditors.
169.   Final meeting and dissolution.
170.   Powers and duties of liquidator.
171.   Power to disclaim onerous property.
172.   Powers of court in respect of disclaimed property.
173.   Unenforceability of liens on records.
174.   Reference of questions and powers to the court.
175.   Appointment or removal of liquidator by the court.
176.   Transactions at an undervalue and preferences.
177.   Responsibility of persons for wrongful trading.
178.   Responsibility for fraudulent trading.
179.   Extortionate credit transactions.
180.   Delivery and seizure of property.
181.   Liability in respect of purchase or redemption of shares.
182.   Resolutions passed at adjourned meetings.
183.   Duty to co-operate with liquidator.
184.   Liquidator to report possible criminal offences.
185.   Obligations arising under Article 184.

                  CHAPTER 5 - PROVISIONS OF GENERAL APPLICATION

186.   Distribution of company's property.
187.   Enforcement of liquidator's duties to make returns etc.
188.   Qualifications of liquidator.
189.   Corrupt inducement affecting appointment as liquidator.
190.   Notice by liquidator of appointment, resignation etc.
191.   Notification that company is in liquidation.
192.   Liability as contributories of present and past members.
193.   Bar against other proceedings in bankruptcy.
194.   Disposal of records.

                                    PART XXII

                               EXTERNAL COMPANIES

195.   Power to make Regulations as to registration and regulation of external companies.

                                   PART XXIII

                                    REGISTRAR

196.   Registrar and other officers.
197.   Registrar's seal.
198.   Registered numbers.
199.   Size, durability, etc. of documents delivered to registrar.
200.   Form of documents to be delivered to registrar.
201.   Fees and forms.
[201A. Keeping of records by registrar.]
202.   Inspection and production of documents kept by registrar.
203.   Enforcement of company's duty to make returns.
204.   Destruction of **** records.
205.   Registrar may strike defunct company off register.
[205A. Registrar may strike company off register at end of duration.]

                                    PART XXIV

                                        6

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                       MISCELLANEOUS AND FINAL PROVISIONS

206.   Form of company's records.
207.   Examination of records and admissibility of evidence.
208.   Production and inspection of records where offence suspected.
209.   Legal professional privilege.
210.   Right to refuse to answer questions.
211.   Relief for private companies.
212.   Power of court to grant relief in certain cases.
213.   Power of court to declare dissolution of company void.
214.   Registration in the Public Registry.
215.   Punishment of offences.
216.   Accessories and abettors.
217.   General powers of the court
[217A. Limitation of Liability.]
218.   Power to make Rules.
219.   Orders.
220.   General provisions as to Regulations and Orders.
221.   Transitional provisions.
222.   Consequential amendments.
223.   Repeal.
224.   Short title and commencement.

FIRST SCHEDULE                     PUNISHMENT OF OFFENCES.
SECOND SCHEDULE                    TRANSITIONAL PROVISIONS.
THIRD SCHEDULE                     CONSEQUENTIAL AMENDMENTS.

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                           COMPANIES (JERSEY) LAW 1991

                                 ______________

A LAW to replace the Companies (Jersey) Laws 1861 to 1968 with new provision for the incorporation, regulation and winding up of limited liability companies, and for connected purposes, sanctioned by Order of the Counsellors of State in Council of the

                            16TH DAY OF OCTOBER 1991

                                 ______________

                  (Registered on the 29th day of November 1991)

                                 ______________

                                STATES OF JERSEY

                                 ______________

                           The 9th day of October 1990

                                 ______________

     THE STATES, subject to the sanction of Her Most Excellent Majesty in Council, have adopted the following Law -

                                     PART I

                                   PRELIMINARY

                                    ARTICLE I

                                  INTERPRETATION

     (1) In this Law, unless the context otherwise requires -

     "ANNUAL RETURN" means the return to be made by a company under Article 71;

     "ALLOTMENT" in relation to shares, means a transaction by which a person acquires the unconditional right to be included in a company's register of members in respect of the shares;

     "ARTICLES", in relation to a company, means its articles of association as originally framed or as altered;

     ["THE COMMISSION" means the Jersey Financial Services Commission established by the Financial Services Commission (Jersey) Law 1998(1);](2)

     "THE COMMITTEE" means the Finance and Economics Committee;

     "COMPANY" means a company registered under this Law, or an existing company;

     "CONTRIBUTORY" means a person liable to contribute to the assets of a company pursuant to Article 192;

     ["THE COURT" means the Royal Court;](3)

     "CURRENCY" includes foreign currency and any other means of exchange that may be

_______________________________

(1) Volume 1998, page 231.
(2) Definition inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, pages 268 and 269.
(3) Substituted by Companies (Amendment No.4) (Jersey) Law, 1998 (Volume 1998, page 499).

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     prescribed;(4)

     "THE DESASTRE LAW" means the Bankruptcy (Desastre) (Jersey) Law 1990(5);

     "DIRECTOR" means a person occupying the position of director, by whatever name called;

     "DISSOLVED", in relation to a company, means dissolved under this Law or any other law of the Island;

     "DISTRIBUTABLE PROFITS" means profits out of which the company may make a distribution under Article 114;

     "DOCUMENT" includes summons, notice, statement, return, account, order, and other legal process, and registers;

     "EQUITY SHARE CAPITAL", in relation to a company means its issued share capital excluding any part of that capital which, neither as respects dividends, nor as respects capital, carries a right to participate beyond a specified amount in a distribution;

     "EXISTING COMPANY" means a company registered under the Laws repealed by
     Article 223:

     "EXTERNAL COMPANY" means a body corporate which is incorporated outside the Island and which carries on business in the Island or which has an address in the Island which is used regularly for the purposes of its business;

     "FINANCIAL PERIOD" means a period for which a profit and loss account of a company is made up in accordance with this Law;

     "INTERDICT" means a person in respect of whom a curator has been appointed in pursuance of Article 50 of the Mental Health (Jersey) Law 1969(6), or a corresponding provision of the law of a place outside the Island;

     "LIABILITIES" includes any amount reasonably necessary to be retained for the purpose of providing for any liability or loss which is either likely to be incurred or certain to be incurred but uncertain as to amount or as to the date on which it will arise;

     ["LIMITED LIFE COMPANY" has the meaning assigned to it by Article 5B;](7)

     "MEMORANDUM", in relation to a company, means its memorandum of association as originally framed or as altered;

     "NUMBER", in relation to shares, includes amount, where the context admits of the reference to shares being construed to include stock;

     "OFFICER", in relation to a body corporate, means a director or liquidator;

     "PAID UP" includes credited as paid up;

     "PERSONAL REPRESENTATIVE" means the, executor or administrator for the time being of a deceased person;

     "PRESCRIBED" means prescribed by Order made by the Committee;

     "PRINTED" includes typewritten and a photocopy of a printed or typewritten document;

_______________________________

(4) Note should be had to the Companies (Prescribed Currency) (Jersey) Order 1992, No. 8329.
(5)  Volume 1990-1991, page 39.
(6)  Volume 1968-1969, page 345. Volume 1970-1972, page 549, and R & O 5838.
(7) Definition inserted by Companies (Amendment No.3) (Jersey) Law, 1997 (Volume 1997, page 683).

     "PRIVATE COMPANY" has the meaning assigned to it by paragraph (3) of
     Article 16;

     "PROSPECTUS" has the meaning assigned to it by sub-paragraph (a) of paragraph (4) of Article 29;

     "PUBLIC COMPANY" has the meaning assigned to it by paragraph (1) of
     Article 16;

     "RECORDS" means documents and other records however stored;

     "REGISTRAR" means the registrar of companies appointed pursuant to Article 196 and "his seal", in relation to the registrar, means a seal prepared under Article 197;

     ["SECURITIES"-

     (a) in Article 51A, has the meaning assigned to it by paragraph (4) of that Article; and

     (b) except as provided in sub-paragraph (a) of this definition, has the meaning assigned to it by sub-paragraph (b) of paragraph (4) of
            Article 29.](8)

     "SHARE" means share in the share capital of a body corporate and includes stock (except where a distinction between shares and stock is express or implied);

     "YEAR" means a calendar year.

     (2)    References in this Law to a body corporate-

     (a) include a body corporate incorporated outside the Island but do not include a corporation sole;

     (b) except in paragraph (6) of Article 2, do not include an association incorporated under the "Loi (1862) sur les teneures en fideicommis et l'incorporation d'associations"(9);

     (c)    do not include a Scottish firm.

     [(d) do not include a limited liability partnership registered under the Limited Liability Partnerships (Jersey) Law 1997(10).](11)

     [(2A) In Articles 5B, 144 and 144A, 'a fixed period of time' means a period of time that is ascertainable without reference to any event that is -

     (a)    contingent; or

     (b)    otherwise uncertain.](12)

     (3) A reference in this Law to a Part, Article or Schedule by number only, and without further identification, is a reference to the Part, Article or Schedule of that number in this Law.

     (4) A reference in an Article or other division of this Law to a paragraph, sub-paragraph or clause by number or letter only and without further identification, is a reference to the paragraph, sub-paragraph or clause of that number or letter contained in the Article or other division of this Law in which that reference occurs.

     (5) Unless the context otherwise requires, where this Law refers to an enactment, the

_______________________________

(8) Definition substituted by Companies (Amendment No. 4) (Jersey) Law, 1998 (Volume 1998, pages 499 and 500).
(9)  Tomes I-III, page 258.
(10) Volume 1996-1997, page 81.
(11) Inserted by the Limited Liability Partnerships (Jersey) Law 1997, Volume 1997, page 552.
(12) Sub-paragraph inserted by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, page 684).

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reference is to that enactment as amended from time to time, and includes a reference to that enactment as extended or applied by or under another enactment, including any other provision of that enactment.

                                   ARTICLE 2

                 MEANING OF "HOLDING COMPANY", "SUBSIDIARY" AND
                          "WHOLLY-OWNED SUBSIDIARY"

     (1)    For the purposes of this Law, a company is, subject to paragraph
(4), deemed to be a subsidiary of another if (but only if)-

     (a)    that other either -

            (i) is a member of it and controls the composition of its board of directors; or

            (ii) holds more than half in nominal value of it equity share capital; or

     (b) the first-mentioned company is a subsidiary of any company which is that other's subsidiary.

     (2) For the purposes of paragraph (1), the composition of a company's board of directors is deemed to be controlled by another company if (but only if) that other company by the exercise of some power exercisable by it without the consent or concurrence of another person can appoint or remove the holders of all or a majority of the directorships.

     (3) For the purposes of paragraph (2), the other company is deemed to have power to appoint to a directorship with respect to which any of the following conditions is satisfied -

     (a) that a person cannot be appointed to it without the exercise in his favour by the other company of that power;

     (b) that a person's appointment to the directorship follows necessarily from his appointment as director of the other company; or

     (c) that the directorship is held by the other company itself or by a subsidiary of it.

     (4)    In determining whether one company is a subsidiary of another -

     (a) any shares held or power exercisable by the other in a fiduciary capacity are to be treated as not held or exercisable by it;

     (b)    subject to sub-paragraph (c), any shares held or power exercisable -

            (i) by any person as nominee for the other (except where the other is concerned only in a fiduciary capacity); or

            (ii) by, or by a nominee for, a subsidiary of the other (not being a subsidiary which is concerned only in a fiduciary capacity),

            are to be treated as held or exercisable by the other;

     (c) any shares held or power exercisable by, or by a nominee for, the other or its subsidiary are to be treated as not held or exercisable by the other if the shares are held or the power is exercisable as above mentioned by way of security only.

     (5)    For the purposes of this law -

     (a) a company is deemed to be another's holding company if (but only if) the other is its subsidiary, and

     (b) a body corporate is deemed to be the wholly owned subsidiary of another if it has no members except that other and that other's wholly-owned subsidiaries and its or their nominees.

     (6)    In this Article "company" includes any body corporate.

     (7) The Committee may by Order modify the provisions of this Article and, without prejudice to the generality of the foregoing, any such order may amend the meaning of "holding company", "subsidiary" or "wholly-owned subsidiary" for the purposes of all or any of the provisions of this Law.

                                     PART II

                       COMPANY FORMATION AND REGISTRATION

                                    ARTICLE 3

                               METHOD OF FORMATION

     Any two or more persons (none of whom is a minor or an interdict) associated for a lawful purpose may, by signing and delivering to the registrar a memorandum of association, apply for the formation of an incorporated company with limited liability.

                                    ARTICLE 4

                            MEMORANDUM OF ASSOCIATION

     (1) A memorandum delivered to the registrar under Article 3 shall be in the English or the French language, shall be printed and shall state -

     (a)    the name of the company;

     (b) the amount of share capital with which the company proposes to be registered and the division thereof into shares of a fixed amount, which may be expressed in any currency or currencies;

     (c)    that the liability of the members of the company is to be limited;

                    *     *     *     *     *     *     *(13)

     (e)    where the company is a public company, that it is such a company;

     (f) the full names and addresses of the subscribers who are natural persons and the corporate names and the addresses of the registered or principal offices of the subscribers which are bodies corporate.

     (2) No subscriber to the memorandum may take less than one share and there shall be shown on the memorandum against the name of each subscriber the number of shares he takes.

     (3) The memorandum shall be signed by or on behalf of each subscriber in the presence of at least one witness who shall attest the signature and insert his name and address.

                                    ARTICLE 5

                             ARTICLES OF ASSOCIATION

     (1) If the Standard Table has not been prescribed under Article 6, there shall be

_______________________________

(13) Sub-paragraph deleted by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, page 351).

delivered to the registrar with the memorandum, articles specifying regulations for the company and, if the Standard Table has been prescribed, articles may be so delivered.

     (2)    Articles shall be in the English or the French language and shall-

     (a)    be printed;

     (b)    be divided into paragraphs numbered consecutively; and

     (c) be signed by or on behalf of each subscriber of the memorandum in the presence of at least one witness who shall attest the signature and insert his name and address.

                                   [ARTICLE 5A

                          COMPANIES OF LIMITED DURATION

     Where a company is to be wound up and dissolved upon -

     (a)    the expiration of the period of time; or

     (b)    the happening of some other event,

that period or event shall be specified in the memorandum or the articles of the company.

                                   ARTICLE 5B

                              LIMITED LIFE COMPANY

     (1) A company whose memorandum includes or whose articles include a provision that the company shall be wound up and dissolved upon -

     (a) the bankruptcy, death, expulsion, insanity, resignation or retirement of any member of the company; or

     (b) the happening of some other event that is not the expiration of a fixed period of time,

is a limited life company.

     (2) A limited life company may include in its memorandum or articles a provision for its winding up and dissolution on the expiration of a fixed period of time.]

                                  ARTICLE 6(14)

                                 STANDARD TABLE

     (1) The Committee may prescribe a set of model articles to be known as the Standard Table; and thereafter a company may for its articles adopt the whole or any part of that Table.

     (2) In the case of a company registered after the Standard Table has been prescribed, if articles are not registered or, if articles are registered, insofar as they do not exclude or modify the Standard Table, that Table (so far as applicable, and as in force at the date of the company's registration) constitutes the company's articles as if articles in the form of that Table had been duly registered.

     (3) If, in consequence of an Order under this Article, the Standard Table is altered, the alteration does not affect a company registered before the alteration takes effect, or repeal as respects that company any portion of the Table.

_______________________________

(14) The Standard Table is set out in the Companies (Standard Table) (Jersey) Order 1992, No. 8323.

                                  ARTICLE 7(15)

                     DOCUMENTS TO BE DELIVERED TO REGISTRAR

     (1) With the memorandum there shall be delivered to the registrar a statement containing the intended address of the company's registered office on incorporation and any other prescribed particulars; and the statement shall be signed by or on behalf of the subscribers of the memorandum.

     (2) Where a memorandum is delivered by a person as agent for the subscribers, the statement shall specify that fact and the person's name and address.

                                    ARTICLE 8

                                  REGISTRATION

     (1) The registrar may, in his discretion, refer an application for the formation of a company to the court.

     (2) If an application for the formation of a company is referred to the court or if the court calls for an application to be referred to it, it may authorize or, if it considers that the formation of a company is not in the public interest, refuse to authorize, the registration of the memorandum.

     (3) If the registrar is satisfied that all the requirements of this Law in respect of the registration of a company have been complied with and (where the application for the formation of the company has been referred to the court) he has received an Act of the court authorizing the registration, he shall register the company's memorandum and articles (if any) delivered to him under
Article 5.

                                    ARTICLE 9

                             EFFECT OF REGISTRATION

     (1) On the registration of a company's memorandum the registrar shall give a certificate that the company is incorporated.

     (2) The certificate shall be signed by the registrar and sealed with his seal.

     (3) From the date of incorporation mentioned in the certificate the subscribers of the memorandum, together with such other persons who may from time to time become members of the company, shall be a body corporate having the name contained in the memorandum capable forthwith of exercising all the functions of an incorporated company, but with such liability on the part of its members to contribute to its assets as is provided by this Law or any other enactment in the event of its being wound up.

     (4) If the memorandum states that the company is a public company, the certificate shall so state.

     (5) A certificate of incorporation is conclusive evidence of the incorporation of the company and, if the certificate states that the company is a public company, that the company is a public company.

_______________________________

(15) Note should be had to the Companies (General Provisions) (Jersey) Order 1992, No. 8324), the Companies (General Provisions)(Amendment) (Jersey) Order 1992, No. 8390, the Companies (General Provisions) (Amendment No. 2) (Jersey) Order 1995, No. 8782, the Companies (General Provisions) (Amendment No. 3) (Jersey) Order 1995, No. 8868 and the Companies (General Provisions) (Amendment No.4) (Jersey) Order 1998. No. 9262.

                                   ARTICLE 10

                       EFFECT OF MEMORANDUM AND ARTICLES

     (1) Subject to the provisions of this Law, the memorandum and articles, when registered, bind the company and its members to the same extent as if they respectively had been signed and sealed by the company and by each member, and contained covenants on the part of the company and each member to observe all the provisions of the memorandum and articles.

     (2) Money payable by a member to the company under the memorandum or articles is a debt due from him to the company.

                                   ARTICLE 11

                     ALTERATION OF MEMORANDUM AND ARTICLES

     (1) Subject to the provisions of this Law, a company may by special resolution alter its memorandum or articles.

     (2)    An alteration in the memorandum or articles of a company -

     (a)    may provide that upon -

            (i)    the expiration of a period of time; or

            (ii)   the happening of some other event,

            the company is to be wound up or dissolved; or

     (b)    may amend or delete any such provision.

     (3) Notwithstanding anything in the memorandum or articles, a member of a company is not bound by an alteration made in the memorandum or articles after the date on which he became a member, if and so far as the alteration -

     (a) requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made; or

     (b) in any way increases his liability as at that date to contribute to the company's share capital or otherwise to pay money to the company,

unless he agrees in writing, either before or after the alteration is made, to be bound by it.

     (4) The power to alter the memorandum or articles conferred by this Article shall not be exercisable by an existing company -

     (a) so as to shorten a period of time by which the company's existence is limited, or to provide for its winding up and dissolution on the happening of an event other than the expiration of a period of time; or

     (b) so as to alter rights attached to a class of shares which cannot be altered under the Laws repealed by Article 223,

     unless the alteration is agreed to by all of the members or approved by the court.](16)

                                   ARTICLE 12

                  COPIES OF MEMORANDUM AND ARTICLES FOR MEMBERS

_______________________________

(16) Substitution by Companies (Amendment No. 3) (Jersey) Law, 1997, (Volume 1997, pages 685 and 686).

     (1) A company shall, on being so required by a member, send to him a copy of the memorandum and of the articles subject to payment of such sum (if any), not exceeding the prescribed maximum, as the company may require.

     (2) If a company fails to comply with this Article, it is guilty of an offence.

                                    PART III

                                     NAMES

                                   ARTICLE 13

                            REQUIREMENTS AS TO NAMES

     (1)    The registrar may refuse to register -

     (a)    the memorandum; or

     (b)    a special resolution changing the name of a company.

where the name to be registered is in his opinion in any way misleading or otherwise undesirable.

     (2) The name of a company shall end with "Limited" (or the abbreviation "Ltd") or "avec responsabilite limitee" (or the abbreviation "a.r.1.").

                                   ARTICLE 14

                                 CHANGE OF NAME

     (1) Subject to Article 13, a company may, by special resolution, change its name.

     (2) Where a company changes its name under this Article, the registrar shall enter the new name on the register in place of the former name, and shall issue a certificate of incorporation altered to meet the circumstances of the case; and the change of name has effect from the date on which the altered certificate is issued.

     (3) Where, at the time of the passing of the special resolution enabling a company to change its name, the company has its name inscribed in the Public Registry as being the holder of, or having an interest in, immovable property in the Island, the company shall deliver to the Judicial Greffier a copy of the altered certificate of incorporation within 14 days after it is issued and the Judicial Greffier shall cause the new name to be registered in the Public Registry.

     (4) A company which fails to comply with paragraph (3) is guilty of an offence.

     (5) A change of name by a company under this Law does not affect any rights or obligations of the company or render defective any legal proceedings by or against it; and any legal proceedings that might have been continued or commenced against it by its former name may be continued or commenced against it by its new name.

                                   ARTICLE 15

                        POWER TO REQUIRE CHANGE OF NAME

     (1) If, in the opinion of the registrar, the name by which a company is registered is misleading or otherwise undesirable, he may direct the company to change it.

     (2) The direction, if not made the subject of an application to the court under paragraph (3), shall be complied with within three months from the date of the direction or such longer period as the registrar may allow.

     (3) The company may within 21 days from the date of the direction apply to the court to set it aside: and the court may set the direction aside or confirm it.

     (4) If the court confirms the direction, it shall specify a period not being less than 28 days within which it shall be compiled with and may order the registrar to pay the company such sum (if any) as it thinks fit in respect of the expense to be incurred by the company in complying with the direction.

     (5) A company which fails to comply with a direction under this Article is guilty of an offence.

     (6) Expenses to be defrayed by the registrar under this Article shall be paid out of money provided by the States.

                                    PART IV

                               TYPES OF COMPANIES

                                   ARTICLE 16

                     PUBLIC COMPANIES AND PRIVATE COMPANIES

     (1) A public company is a company the memorandum of which states, or is deemed to state, that it is a public company.

     (2) The memorandum of a company which, when Article 17 comes into force, has more than 30 members shall be deemed to state that it is a public company.

     (3)    A private company is a company which is not a public company.

     (4) A private company may become a public company by altering its memorandum.

     (5) A public company which has fewer than 31 members may become a private company by altering its memorandum.

     (6) In determining for the purposes of this Article and Article 17 the number of members of a company no account shall be taken of directors or persons who are in the employment of the company and persons who, having been formerly directors or in the employment of the company, were while directors or in that employment, and have continued after the determination of that office or employment to be, members of the company.

     (7) Where two or more persons hold one or more shares in a company jointly, they shall, for the purposes of this [Part](17), be treated as a single member.

     (8) Where a company changes its status in accordance with paragraph (4) or (5), the registrar shall, upon delivery to him of a copy of the special resolution altering the memorandum, issue a certificate of incorporation appropriate to the altered status.

     (9) The Committee may by Order amend paragraph (5) of this Article and sub-paragraph (a) of paragraph (1) of Article 17 to increase the number of members provided for thereunder.

                                   ARTICLE 17

               CONSEQUENCES OF CERTAIN ACTIONS OF PRIVATE COMPANY

     (1)    A private company shall not

_______________________________

(17) Word substituted by the Companies (Amendment) (Jersey) Law 1992 (Volume 1992-1993, page 63).

     (a) enter the name of any person in its register of members so as to increase the number of its members (excluding the persons referred to in paragraph (6) of Article 16) beyond 30; or

     (b)    circulate a prospectus,

and if it does so it shall become subject to this Law as though it were a public company.

     (2) If the court, on the application of a company which has acted in contravention of sub-paragraph (a) of paragraph (1), or of any other person interested, is satisfied that it is just to relieve the company from all or any of the consequences of the breach, it may grant relief on such terms as seem to it expedient.

     (3) If on the application of a private company or a public company that is about to become a private company the [Commission](18) is satisfied that by reason of the nature of the company's activities its affairs may properly be regarded as the domestic concern of its members, the [Commission] may, in its discretion, by written notice to the company direct that paragraph (1) shall apply to the company with such modifications as are specified in the direction and the [Commission] may at any time withdraw or amend the terms of any such direction.

     (4) The company shall within 14 days after the making of an order under paragraph (2) or the receipt of a direction under paragraph (3) deliver the relevant Act of the court or a copy of the direction as the case may be, to the registrar, and if there is failure to comply with this paragraph the company is guilty of an offence.

     (5) Where there is a contravention of sub-paragraph (b) of paragraph (1) then, without derogation from the consequences under that paragraph, the company and every officer of it who is in default is guilty of an offence.

                                     PART V

                      CORPORATE CAPACITY AND TRANSACTIONS

                                   ARTICLE 18

                              CAPACITY OF COMPANY

     (1) The doctrine of ultra vires in its application to companies is abolished and accordingly the capacity of a company is not limited by anything in its memorandum or articles or by any act of its members.

     (2) This Article does not affect the capacity of an existing company in relation to anything done by it before this Article comes into force.

     (3) Unless and until otherwise resolved by special resolution the authority of the directors of an existing company shall not include the exercise of any power which the company did not have when this Article came into force.

                                   ARTICLE 19

                      NO IMPLIED NOTICE OF PUBLIC RECORDS

     No person is deemed to have notice of any records by reason only that they are made available by the registrar, or by a company, for inspection.

                                   ARTICLE 20

_______________________________

(18) The word "Commission" is substituted by the Financial Services Commission (Jersey) Law, 1998 (Volume 1998, page 269).

                               FORM OF CONTRACTS

     (1) A person acting under the express or implied authority of a company may make, vary or discharge a contract or sign an instrument on behalf of the company in the same manner as if the contract were made, varied or discharged or the instrument signed by a natural person.

     (2) Nothing in this Article shall affect any requirement of law that a contract be passed before the court.

                                   ARTICLE 21

             TRANSACTIONS ENTERED INTO PRIOR TO CORPORATE EXISTENCE

     (1) Where a transaction purports to be entered into by a company, or by a person as agent for a company, at a time when the company has not been formed, then, unless otherwise agreed by the parties to the transaction, the transaction has effect as one entered into by the person purporting to act for the company or as agent for it, and he is personally bound by the transaction and entitled to its benefits.

     (2) A company may, within such period as may be specified in the terms of the transaction or if no period is specified, within a reasonable time after it is formed, by act or conduct signifying its intention to be bound thereby, adopt any such transaction and it shall thenceforth be bound by it and entitled to its benefits and the person who entered into the transaction shall cease to be so bound and entitled.

                                   ARTICLE 22

                                 COMPANY SEALS

     (1) Every company shall have a common seal upon which its name is engraved in legible characters; and if a company fails to comply with this paragraph it is guilty of an offence.

     (2) If an officer of a company or a person on its behalf uses or authorizes the use of any seal purporting to be a seal of the company on which its name is not engraved as required by paragraph (1), he is guilty of an offence.

                                   ARTICLE 23

                          OFFICIAL SEAL FOR USE ABROAD

     (1) A company which engages in business outside the Island may, if authorized by its articles, have for use in any country, territory or place outside the Island an official seal, which shall be a facsimile of the common seal of the company with the addition on its face either of the words "Branch Seal" or the name of the country, territory or place where it is to be used.

     (2) A document to which the official seal is duly affixed binds the company as if it had been sealed with the company's common seal.

     (3) A company may, in writing under its common seal, authorize an agent appointed for the purpose to affix the official seal to a document to which the company is party.

     (4) As between the company and the person dealing with the agent, the agent's authority continues until that person has actual notice of the termination of the authority.

                                   ARTICLE 24

                   OFFICIAL SEAL FOR SHARE CERTIFICATES, ETC.

     A company may have, for use for sealing securities issued by the company and for sealing documents creating or evidencing securities so issued, an official seal which is a facsimile of the company's common seal with the addition on its face of the word "Securities".

                                    PART VI

                             MEMBERSHIP AND SHARES

                                   ARTICLE 25

                             DEFINITION OF "MEMBER"

     (1) The subscribers of a company's memorandum are deemed to have agreed to become members of the company, and on its registration shall be entered as such in its register of members.

     (2) Every other person who agrees to become a member of a company, and whose name is entered in its register of members, is a member of the company.

                                   ARTICLE 26

                         MEMBERSHIP OF HOLDING COMPANY

     (1) Except in the cases mentioned in this Article, a body corporate cannot be a member of a company which is its holding company; and an allotment or transfer of shares in a company to its subsidiary is void.

     (2) Paragraph (1) does not prevent a subsidiary which is, when this Article comes into force or when it becomes a subsidiary, a member of its holding company from continuing to be a member, but, subject to paragraph (4), the subsidiary -

     (a) has no right to vote at meetings of the holding company or a class of its members;

     (b) shall not acquire further shares in the holding company except on a capitalisation issue; and

     (c) shall within 12 months, or such longer period as the court may allow, dispose of all of its shares therein.

     (3) Paragraphs (1) and (2) apply in relation to a nominee for a body corporate which is a subsidiary as if references to the body corporate included a nominee for it.

     (4) Nothing in this Article applies where the subsidiary is concerned as personal representative, or where it is concerned as trustee, unless in the latter case the holding company or a subsidiary of it is beneficially interested under the trust and is not so interested only by way of security.

                                   ARTICLE 27

                   MINIMUM MEMBERSHIP FOR CARRYING ON BUSINESS

     (1) If a company carries on business without having at least two members and does so for more than six consecutive months (whether or not those six months began before this Article came into force) a person who, for the whole or any part of the period that it so carries on business after those six months-

     (a)    is a member of the company, and

     (b)    knows that it is carrying on business with only one member,

is liable (jointly and severally with the company) for the payment of the company's debts contracted during the period or that part of it.

     (2) Paragraph (1) does not apply to a company of which all of the issued shares are held by or by a nominee for a holding company.

                                   ARTICLE 28

                      PROHIBITION OF MINORS AND INTERDICTS

     A minor or an interdict may not become a member of a company unless the shares were transmitted to him on the death of the holder thereof.

                                    PART VII

                                  PROSPECTUSES

                                 ARTICLE 29(19)

                                  PROSPECTUSES

     (1) The Committee may by Order prohibit both or either of the following, except in circumstances and subject to conditions specified in the Order -

     (a)    the circulation of a prospectus in the Island;

     (b) the circulation of a prospectus, in the Island or elsewhere, by a company.

     (2) Such Order may provide for the payment of fees for the purposes of the Order.

     (3) Any person who fails to comply with any provision of any such Order and, where the offence is committed by a body corporate, every officer of the body corporate which is in default is guilty of an offence.

     (4)    In this Article and in Articles 17, 30, 31 and 33 -

     (a) "prospectus" means an invitation to the public to acquire or apply for any securities; and

     (b)    "securities" means -

            (i)    shares in and debentures of a body corporate, or

            (ii)   interests in any such shares or debentures, or

            (iii)  rights to acquire any of the foregoing.

     (5)    For the purposes of this Article -

     (a) an invitation is made to the public where it is not addressed exclusively to a restricted circle of persons; and

     (b) an invitation shall not be considered to be addressed to a restricted circle of persons unless -

            (i) the invitation is addressed to an identifiable category of persons to whom it is directly communicated by the inviter or his agent; and

_______________________________

(19) Note should be had to the Companies (General Provisions) (Jersey) Order 1992, No. 8324), the Companies (General Provisions) (Amendment) (Jersey) Order 1992, No. 8390, the Companies (General Provisions) (Amendment No. 2) (Jersey) Order 1995, No. 8782, the Companies (General Provisions) (Amendment No. 3) (Jersey) Order 1995. No. 8868 and the Companies (General Provisions) (Amendment No.4) (Jersey) Order 1998. No. 9262.

            (ii) the members of that category are the only persons who may accept the offer and they are in possession of sufficient information to be able to make a reasonable evaluation of the invitation; and

            (iii) the number of person in the Island or elsewhere to whom the invitation is so communicated does not exceed 50.

     (6) An invitation to the Public to acquire or apply for securities in a company shall, if the securities are not fully paid or if the invitation is first circulated within 6 months after the securities were allotted, be deemed to be a prospectus circulated by the company unless it is shown that the securities were not allotted with a view to their being the subject of such an invitation.

                                   ARTICLE 30

              COMPENSATION FOR MISLEADING STATEMENTS IN PROSPECTUS

     (1) A person who acquires or agrees to security to which a prospectus relates and suffers a loss in respect of the security as a result of the inclusion in the prospectus of a statement of a material fact which is untrue or misleading, or the omission from it of the statement of a material fact, shall, subject to Article 31, be entitled to compensation -

     (a) in the case of securities offered for subscription, from the body corporate issuing the securities and from each person who was a director of it when the prospectus was circulated;

     (b) in the case of securities offered otherwise than for subscription, from the person making the offer and, where that person is a body corporate, from each person who was a director of it when the prospectus was circulated;

     (c) from each person who is stated in the prospectus as accepting responsibility for the prospectus, or any part of it, but, in that case, only in respect of a statement made in or omitted from that part; and

     (d) from each person who has authorized the contents of, or any part of, the prospectus.

     (2) Nothing in this Article shall make a person responsible by reason only of giving advice as to the contents of a prospectus in a professional capacity.

     (3) This Article does not affect any liability which any person may incur apart from this Article.

     (4) This Article applies only to a prospectus first circulated after the Article comes into force.
                                   ARTICLE 31

                  EXEMPTION FROM LIABILITY TO PAY COMPENSATION

A person shall not be liable under Article 30 if he satisfies the court -

     (a)    that the prospectus was circulated without his consent; or

     (b) that, having made such enquiries (if any) as were reasonable, from the circulation of the prospectus until the securities were acquired, he reasonably believed that the statement was true and not misleading or that the matter omitted was properly omitted; or

     (c) that, after the circulation of the prospectus and before the securities were acquired he, on becoming aware of the untrue or misleading statement or of the omission of the statement of a material fact, took reasonable steps to secure that a correction was brought to the notice of persons likely to acquire the securities; or

     (d) in the case of a loss caused by a statement purporting to be made by a person whose qualifications give authority to a statement made by him which was included in the prospectus with his consent, that when the prospectus was circulated he reasonably believed that the person purporting to make the statement was competent to do so and had consented to its inclusion in the prospectus; or

     (e) that the person suffering the loss acquired or agreed to acquire the securities knowing that the statement was untrue or misleading or that the matter in question was omitted.

                                   ARTICLE 32

                            RECOVERY OF COMPENSATION

     (1) A person is not debarred from obtaining compensation from a company by reason only of his holding or having held shares in the company or any right to apply or subscribe for shares in the company or to be included in the company's register of members in respect of shares.

     (2) A sum due from a company to a person who has acquired or agreed to acquire shares in the company being a sum due as compensation for loss suffered by him in respect of the shares, shall (whether or not the company is being wound up and whether the sum is due under Article 30 or otherwise) be treated as a sum due to him otherwise than in his character of a member.

                                   ARTICLE 33

                 CRIMINAL LIABILITY IN RELATION TO PROSPECTUSES

     If a prospectus is circulated with a material statement in it which is untrue or misleading or with the omission from it of the statement of a material fact, any person who authorized the circulation of the prospectus is guilty of an offence unless he satisfies the court that he reasonably believed, when the prospectus was circulated, that the statement was true and not misleading or that the matter omitted was properly omitted.

                                   PART VIII

                                 SHARE CAPITAL

                                   ARTICLE 34

                         NATURE AND NUMBERING OF SHARES

     (1) The shares or other interests of a member of a company are, subject to Article 42, transferable in the manner provided by the company's articles.

     (2) Each share in a company shall be distinguished by its appropriate number, except that, if and so long as all the issued shares in a company or all the issued shares in it of a particular class -

     (a)    are fully paid and carry the same rights in all respects; or

     (b) are evidenced by certificate issued in accordance with Article 50, each certificate being distinguished by a number recorded in the register of members,

none of those shares need have a distinguishing number.

                                   ARTICLE 35

                        COMMISSIONS AND DISCOUNTS BARRED

     (1) Except as permitted by Article 36, no company shall issue shares at a discount or apply its shares or capital money either directly or indirectly in payment of a commission, discount or allowance to a person in return for his subscribing or agreeing to subscribe (whether absolutely or conditionally) for shares in the company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for shares in the company.

     (2) Paragraph (1) applies whether the shares or money be so applied by being added to the purchase money of property acquired by the company or to the contract price of work to be executed for the company, or the money be paid out of the nominal purchase money or contract price, or otherwise.

     (3) Nothing in this Article or Article 36 shall make unlawful a payment made or remuneration given by a company to a broker making his usual charges for services rendered to the company.

     (4) A vendor to, or promoter of, or other person who receives payment in money or shares from, a company has, and is deemed always to have had, power to apply any part of the money or shares so received in payment of a commission, the payment of which, if made directly by the company, would have been lawful under this Article and Article 36.

                                   ARTICLE 36

                                  COMMISSIONS

     (1) A company may pay a commission to a person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for shares in the company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for shares in the company, if the following conditions are satisfied -

     (a) the payment of the commission is authorized by the company's articles;

     (b) the commission does not exceed 10 per cent of the price at which the shares are allotted or the amount or rate authorized by the articles, whichever is less; and

     (c) in the case of a public company, the amount or rate per cent of commission, and the number of shares which persons have agreed for a commission to subscribe absolutely are disclosed -

            (i) where the shares are offered for subscription by a prospectus, in that prospectus, or

            (ii) where the shares are not offered for subscription by a prospectus, in a statement signed by every director of the company or by his agent authorized in writing and delivered (before payment of the commission) to the registrar.

     (2)    If default is made in complying with sub-paragraph (c) of paragraph
(1) as regards delivery to the registrar of the statement, the company and every officer of it who is in default is guilty of an offence.

                                   ARTICLE 37

              PROVISION FOR DIFFERENT AMOUNTS TO BE PAID ON SHARES

     A company, if so authorized by its articles may -

     (a) make arrangements on the allotment of shares for a difference between the shareholders in the amounts and times of payments of calls on their shares;

     (b) accept from a member the whole or a part of the amount remaining unpaid on shares held by him, although no part of that amount has been called up;

     (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

                                   ARTICLE 38

                          ALTERATION OF SHARE CAPITAL

     (1)    A company may, by altering its memorandum -

     (a) increase its share capital by creating new shares of such amount and in such currency or currencies as it thinks expedient;

     (b) consolidate and divide all or any of its shares (whether issued or not) into shares of larger amount than its existing shares;

     (c) convert all or any of its fully paid shares into stock and re-convert that stock into fully paid shares of any denomination;

     (d) subject to paragraph (2), sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum;

     (e) subject to paragraph(3), convert any of its fully paid shares the nominal amount of which is expressed in one currency into fully paid shares of a nominal amount of another currency;

     [(ea) in the case to which paragraph (1 A) refers, denominate the nominal amount of its issued or unissued shares in units of the currency into which they have been converted;](20)

     (f) cancel shares which, at the date of the passing of the resolution to cancel them, have not been taken or agreed to be taken by any person, and diminish the amount of the company's share capital by the amount of the shares so cancelled.

     [(1A)  Sub-paragraph (ea) of paragraph (1) refers to the case in which -

     (a) the nominal amount of the shares concerned is expressed in one currency;

     (b) those shares are then converted (whether under sub-paragraph (e) of that paragraph or otherwise) into shares of a nominal amount of another currency; and

     (c)    they nevertheless remain denominated in the former currency.](21)

     (2) In a sub-division under sub-paragraph (d) of paragraph (1) the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

     (3) A conversion under sub-paragraph (e) of paragraph (1) shall be effected at the rate of exchange current at a time specified in the resolution being within 30 days before the conversion takes effect.

     (4) The powers conferred by this Article shall be exercised by the company by special resolution.

     (5) A cancellation of shares under this Article does not for the purposes of this Law

_______________________________

(20) Sub-paragraph inserted by Companies (Amendment No.5) (Jersey) Law, 1999 (Volume 1999, page 107).
(21) Sub-paragraph inserted by Companies (Amendment No.5) (Jersey) Law, 1999 (Volume 1999, page 108).

constitute a reduction of share capital.

                               ARTICLE 39(22)

                         APPLICATION OF SHARE PREMIUMS

     (1) If a company allots shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount or value of the premiums on those shares shall, as and when the premiums are paid up, be transferred to an account called the share premium account.

     (2) The share premium account may be applied by the company in paying up unissued shares to be allotted to members as fully paid bonus shares, or in writing off-

     (a)    the company's preliminary expenses; or

     (b) the expenses of, or the commission paid or discount allowed on, any issue of shares of the company,

or in providing for any premium payable on the redemption or purchase of shares in accordance with Article 55 or 57.

     (3) Subject to this Article, the provisions of this Law relating to the reduction of a company's share capital apply as if the share premium account were part of its paid up share capital.

     (4) The Committee may by Order make provision for relieving companies from the requirements of this Article.

                                   ARTICLE 40

                       POWER TO ISSUE FRACTIONS OF SHARES

     (1) Notwithstanding sub-paragraph (b) of paragraph (1) of Article 4, a company, if authorized by its articles, may issue a fraction of a share, but-

     (a)    no fraction of a share shall be issued otherwise than as fully paid;

     (b) no fraction of a share shall be issued if, as a result, the total amount of the issued shares of any class would not be a whole number of shares; and

     (c) if the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions shall be treated as consolidated.

     (2) The rights of a member in respect of the holding of a fraction of a share shall be as provided in the articles.

     (3) Subject to this Article, and save as otherwise provided in the articles of the company, this Law applies to fractions of shares as it applies to whole shares.

                                    PART IX

                      REGISTER OF MEMBERS AND CERTIFICATES

                                   ARTICLE 41

                              REGISTER OF MEMBERS

     (1)    Every company shall keep a register of its members and enter in it-

_______________________________

(22) Note the application of the Companies (Application of Share Premiums) (Jersey) Order 1992, No. 8327 and the Companies (Application of Share Premiums) (Amendment) (Jersey) Order 1994, No. 8716.

     (a) the names and addresses of its members, together with a statement of-

            (i) the shares held by each member, distinguishing each share by its number (so long as the share has a number) and, where the company has more than one class of issued shares, by its class, and

            (ii)   the amount paid up on the shares of each member;

     (b)    the date on which each person was registered as a member; and

     (c)    the date on which any person ceased to be a member.

     (2) Where the company has converted any of its shares into stock, the register shall show the amount and class of stock held by each member instead of the amount of shares and the particulars relating to shares specified in sub-paragraph (a) of paragraph (1).

     (3) If a company fails to comply with this Article, the company and every officer of it who is in default is guilty of an offence.

     (4) An entry relating to a former member of the company may be removed from the register after 10 years from the date on which he ceased to be a member.

     (5) Without prejudice to any lesser period of limitation or prescription, liability incurred by a company from the making or deletion of an entry in its register of members, or from failure to make or delete any such entry, is not enforceable more than 10 years after the date on which the entry was made or deleted or the failure first occurred.

                                   ARTICLE 42

                           TRANSFER AND REGISTRATION

     [(1)   Notwithstanding anything in its articles, a company shall not register a transfer of shares in the company unless -

     (a)    an instrument of transfer in writing has been delivered to it;

     (b) the transfer is exempted from the provisions of this paragraph pursuant to paragraph (6); or

            (c)    the transfer is made in accordance with an Order made under
                   Article 51A.](23)

     (2) Paragraph (1) does not prejudice a power of the company to register as a shareholder a person to whom the right to shares in the company has been transmitted by operation of law.

     (3) A transfer of the share or other interest of a deceased member of a company made by his personal representative, although the personal representative is not himself a member of the company, is as valid as if he had been a member at the time of the execution of the instrument of transfer.

     (4) On the application of the transferor of a share or interest in a company, the company shall enter in its register of members the name of the transferee in the same manner and subject to the same conditions as if the application for the entry were made by the transferee.

     (5) If a company refuses to register a transfer of shares the company shall, within two months after the date on which the transfer was lodged with it, give to the transferor and transferee notice of the refusal.

_______________________________

(23) Substituted by Companies (Amendment No. 4) (Jersey) Law, 1998 (Volume 1998, page 500).

     [(6)   The Committee may by Order provide for exemptions from the provisions of paragraph (1), either as regards specified companies or classes of companies or as regards specified shares or classes of shares.](24)

                                   ARTICLE 43

                           CERTIFICATION OF TRANSFERS

     (1)    For the purpose of this Article-

     (a) an instrument of transfer shall be deemed to be certificated if it bears the words "certificate lodged" or words to the like effect;

     (b)    the certification shall be deemed to be made by a company if-

            (i) the person issuing the instrument is a person authorized to issue certificated instruments of transfer on the company's behalf, and

            (ii) the certification is signed by a person authorized to certificate transfers on behalf of the company or by an officer or servant of the company or of a body corporate so authorized;

     (c)    a certification is deemed to be signed by a person if-

            (i) it purports to be authenticated by his signature or initials (whether handwritten or not), and

            (ii) it is not shown that the signature or initials was not or were not placed there by him or by any other person authorized to use the signature or initials for the purpose of certificating instruments of transfer on behalf of the company.

     (2) The certification by a company of an instrument of transfer of any shares or debentures in a company shall be taken as a representation by the company to any person acting on the faith of the certification that there have been produced to the company such documents as on their face show a prima facie title to the shares or debentures in the transferor named in the instrument of transfer but not as a representation that the transferor has any title to the shares or debentures.

     (3) Where a person acts on the faith of a false certification by a company made negligently the company is under the same liability to him as if the certification had been made fraudulently.

     (4) Where a certification is expressed to be limited to 42 days or any longer period from the date of certification, the company is not, in the absence of fraud, liable in respect of the registration of any transfer of shares or debentures comprised in the certification after the expiration of the period so limited if the instrument of transfer has not, within that period, been lodged with the company for registration.

                                   ARTICLE 44

                        LOCATION OF REGISTER OF MEMBERS

     (1) A company's register of members shall be kept at its registered office or, if it is made up at another place in the Island, at that place.

     (2) A company shall give notice to the registrar of the place where its register of members is kept, and of any change of that place.

_______________________________

(24) Submitted by Companies (Amendment No.4) (Jersey) Law, 1998 (Volume 1998, page 500).

     (3) The notice need not be given if the register has at all times since it came into existence (for, in the case of a register in existence when this Article comes into force, at all times since then) been kept at the company's registered office.

     (4) If a company fails for 14 days to comply with paragraph (2), the company is guilty of an offence.

                                   ARTICLE 45

                             INSPECTION OF REGISTER

     (1) The register of members shall during business hours be open to the inspection of a member of the company without charge, and of any other person on payment of such sum (if any), not exceeding the prescribed maximum, as the company may require.

     (2)    A person may, in the case of-

     (a) a public company or a company which is a subsidiary of a public company, on submission to the company of a declaration under Article 46; and

     (b) all companies, on payment of such sum (if any), not exceeding the prescribed maximum, as the company may require,

require a copy of the register and the company shall, within 10 days after the receipt of the declaration and payment, cause the copy so required to be available at the place where the register is kept for collection by that person during business hours.

     (3) If inspection under this Article is refused, or if a copy so required is not made available within the proper period, the company is guilty of an offence.

     (4) In the case of refusal or default, the court may by order compel an immediate inspection of the register, or direct that the copies required be made available to the person requiring them.

                                   ARTICLE 46

                                  DECLARATION

     (1) The declaration required under paragraph (2) of Article 45 or paragraph (3) of Article 71 shall be made in writing under oath and shall state the name and address of the applicant and contain an undertaking by him that no information contained in the copy of the register made available to him will be used by him, or by any person who acquires any such information on behalf of the applicant, or directly or indirectly from the applicant or any such person, save for the following purposes-

     (a)    to call a meeting of shareholders;

     (b) to influence the voting by shareholders of the company at any such meeting.,

     (c) an offer to acquire all the shares, or all the shares of any class in the company other than shares in which the applicant has directly or indirectly a beneficial interest; or

     (d)    any other purpose which may be prescribed.

     (2) Where the applicant is a body corporate the declaration shall be made by a director of the body corporate and the address given shall be its address for service and where the applicant is an individual the declaration shall state his residential address.

     (3) If any such information is used in a manner inconsistent with the terms of a declaration under paragraph (1) the person who made the declaration is guilty of an offence.

                                   ARTICLE 47

                        RECTIFICATION OF SHARE REGISTER

     (1)    If-

     (a) the name of a person, the number of shares held, the class of shares held, or the amount paid up on the shares held by him is, without sufficient reason, entered in or omitted from a company's register of members; or

     (b) there is a failure or unnecessary delay in entering on the register the fact of a person having ceased to be a member, the person aggrieved, or a member of the company, or the company, may apply to the court for rectification of the register.

     (2) The court may refuse the application or may order rectification of the register and payment by the company of any damages sustained by a party aggrieved.

     (3) On an application under paragraph (1) the court may decide any question necessary or expedient to be decided with respect to the rectification of the register.

     (4) Where an order is made under this Article, the company in relation to which the order is made shall cause the relevant Act of the court to be delivered to the registrar for registration within 14 days after the making of the order; and in the event of failure to comply with this paragraph the company is guilty of an offence.

                                   ARTICLE 48

                      TRUSTS NOT TO BE ENTERED ON REGISTER

     (1) No notice of a trust, express, implied or constructive shall be receivable by the registrar or entered on the register of members.

     (2) The register of members is prima facie evidence of any matters which are by this Law directed or authorized to be inserted in it.

                                 ARTICLE 49(25)

                                BRANCH REGISTERS

     The Committee may by Order provide for the keeping by a company of a branch register of members in any place outside the Island.

                                   ARTICLE 50

                               SHARE CERTIFICATES

     (1)    Subject to this Article [and Article 51A](26), every company shall-

     (a)    within two months after the allotment of any of its shares; and

     (b) within two months after the date on which a transfer of any of its shares is lodged with the company.

complete and have ready for delivery the certificates of all shares allotted or transferred unless the conditions of allotment of the shares otherwise provide.

_______________________________

(25) Note should be had to the Companies (Overseas Branch Registers) (Jersey) Order 1992, No. 8362.
(26) Inserted by Companies (Amendment No. 4) (Jersey) Law, 1998 (Volume 1998, page 500).

     (2) For this purpose "transfer" does not include a transfer which the company is for any reason entitled to refuse to register and does not register.

     (3)    The Committee may by Order-

     (a)    provide for exemptions from the provisions of paragraph (1); and

     (b)    prohibit the issue of certificates,

either in the case of specified companies or as regards specified shares or classes of shares.

     (4) Paragraph (1) does not apply to an allotment or transfer of shares to a nominee of a stock exchange upon which those shares are to be, or are, listed.

     (5) In the event of failure to comply with paragraph (1), the company and every officer of it who is in default is guilty of an offence.

     (6) If a company to which a notice has been given by a person entitled to have the certificates delivered to him requiring it to make good a failure to comply with paragraph (1) fails to make good the failure within 10 days after the service of the notice, the court may, on the application of that person, make an order directing the company and any officer of it to make good the failure within a time specified in the order, and the order may provide that all costs of and incidental to the application shall be borne by the company or by an officer of it responsible for the failure.

                                   ARTICLE 51

                      CERTIFICATE TO BE EVIDENCE OF TITLE

     [(1)   A](27) certificate sealed by the company specifying any shares held by a member is prima facie evidence of his title to the shares.

     [(2)   Paragraph (1) applies notwithstanding any subsequent change of the currency in which the nominal amount of the shares to which the certificate relates is expressed.](28)

                                [ARTICLE 51A(29)

                           UNCERTIFICATED SECURITIES

     (1) Notwithstanding any other provision in this Law, the Committee may by Order provide in accordance with this Article for title to securities or to any specified class or description of securities to be evidenced and transferred without a written instrument.

     (2) An Order under this Article may provide for any of the following matters-

     (a) procedures for recording and transferring title to securities, and with respect to the keeping of the register of members in relation to such securities;

     (b) the regulation of those procedures and the persons responsible for or involved in their operation;

     (c) provision with respect to the rights and obligations of persons in relation to securities dealt with under such procedures;

     (d)    the giving of effect to-

_______________________________

(27) Inserted by the Companies (Amendment No. 5) (Jersey) Law, 1999 (Volume 1999, page 108).
(28) Inserted by Companies (Amendment No.5) (Jersey) Law, 1999 (Volume 1999, page 108).
(29) Note should be had to the Companies (Uncertificated Securities) (Jersey) Order 1999, No. 9462.

            (i)    the transmission of title to securities by operation of law;

            (ii) any restriction on the transfer of title to securities arising by virtue of the provisions of any enactment, instrument, court order or agreement; and

            (iii) any power conferred on a person, by any provision to which clause (ii) refers, to deal with securities on behalf of the person entitled;

     (e) in relation to the persons responsible for or involved in the operation of the procedures to which sub-paragraph (a) refers, provision as to-

            (i) the consequences of their insolvency, bankruptcy or incapacity; and

            (ii) the transfer by or from them to other persons of their functions in relation to those procedures; and

     (f)    for any of the purposes in sub-paragraphs (a) to (e)-

            (i) the modification or exclusion of any provisions of any enactment or rule of law;

            (ii) the application (with such modifications, if any, as the Committee may think appropriate) of any provisions of this Law creating criminal offences;

            (iii) the application (with such modifications, if any, as the Committee may think appropriate) of any other provisions of any enactment (not being provisions creating criminal offences);

            (iv) the requiring of the payment of fees of such amounts as are specified in the Order or are determined in accordance with the Order, or the enabling of persons specified in the Order to require payment of such fees; and

            (v) the empowering of the Committee to delegate to any person willing to discharge them any of its functions under the Order.

     (3) An Order made under this Article shall contain such safeguards as appear to the Committee to be appropriate for the protection of investors.

     (4)    In this Article-

     (a)    "securities" means-

            (i) shares, stocks, debentures, debenture stock, loan stock and bonds;

            (ii) warrants entitling the holders to subscribe for any securities specified in clause (i);

            (iii) units in a collective investment fund within the meaning of the Collective Investment Funds (Jersey) Law 1988; and

            (iv)   other securities of any description;

     (b) references to title to securities include any legal, equitable or other interest in securities; and

     (c) references to a transfer of title include a transfer by way of security.](30)

                                     PART X

_______________________________

(30) Inserted by Companies (Amendment No. 4) (Jersey) Law, 1998 (Volume 1998, pages 501 to 503).

                                  CLASS RIGHTS

                                   ARTICLE 52

                           VARIATION OF CLASS RIGHTS

     (1) The provisions of this Article are concerned with the variation of the rights attached to a class of shares in a company whose share capital is divided into shares of different classes.

     (2) If provision for the variation of the rights attached to a class of shares is made in the memorandum or articles, or by the terms of issue of the shares, those rights may only be varied in accordance with those provisions.

     (3) If provision is not so made the rights may be varied if, but only if-

     (a) the holders of two-thirds in nominal value of the shares of the class consent in writing to the variation; or

     (b) a special resolution passed at a separate meeting of the holders of that class sanctions the variation.

     (4) Any alteration of a provision in the memorandum, or articles for the variation of the rights attached to a class of shares, or the insertion of any such provision into the memorandum or articles is itself to be treated as a variation of those rights.

     (5) In this Article, in Article 53 and (except where the context otherwise requires) in any provision for the variation of the rights attached to a class of shares contained in the memorandum or articles, or in the terms of issue of the shares, references to the variation of those rights are to be read as including references to their abrogation.

                                   ARTICLE 53

                   SHAREHOLDERS' RIGHT TO OBJECT TO VARIATION

     (1) If the rights attached to any class of shares are varied in a manner referred to in Article 52 the holders of not less in the aggregate than one-tenth in nominal value of shares of the class (being persons who did not consent to, or vote in favour of a resolution for, the variation) may apply to the court to have the variation cancelled and, if such an application is made, the variation has no effect unless and until it is confirmed by the court.

     (2) The application to the court must be made within 28 days after the date on which the consent was given or the resolution was passed and may be made on behalf of the shareholders entitled to make it by one or more of them as they may appoint in writing.

     (3) Notice, signed by or on behalf of the applicants that an application to the court has been made under this Article shall be given by or on behalf of the applicants to the registrar within 7 days after it is made.

     (4) The court after being satisfied that paragraph (3) has been complied with, and after hearing the applicant and any other persons who appear to the court to be interested in the application, may, if satisfied having regard to all the circumstances, that the variation would unfairly prejudice the shareholders of the class, disallow the variation and shall, if not so satisfied, confirm it.

     (5) The company shall, within 14 days after the making of an order by the court under this Article deliver the relevant Act of the court to the registrar; and if default is made in complying with this provision, the company is guilty of an offence.

                                   ARTICLE 54

                 REGISTRATION OF PARTICULARS OF SPECIAL RIGHTS

     (1) If a public company allots shares with rights which are not stated in its memorandum or articles, or in a resolution or agreement a copy of which is required by Article 100 to be delivered to the registrar, the company shall deliver to the registrar within one month from allotting the shares, a statement containing particulars of those rights.

     (2) Paragraph (1) does not apply if the shares are in all respects uniform with shares previously allotted; and shares are not for this purpose to be treated as different from shares previously allotted by reason only that the former do not carry the same rights to dividends as the latter during the 12 months immediately following the former's allotment.

     (3) Where the rights attached to shares of a public company are varied otherwise than by an amendment of the company's memorandum or articles or by a resolution or agreement subject to Article 100, the company shall within one month from the date on which the variation is made deliver to the registrar a statement containing particulars of the variation.

     (4) Where a public company, otherwise than by an amendment, resolution or agreement mentioned in paragraph (3), assigns a name or other designation, or a new name or other designation, to a class of its shares, it shall within one month from doing so deliver to the registrar a notice giving particulars of the name or designation so assigned.

     (5) If a company fails to comply with this Article, the company and every officer of it who is in default is guilty of an offence.

                                    PART XI

                       REDEMPTION AND PURCHASE OF SHARES

                                   ARTICLE 55

                        POWER TO ISSUE REDEEMABLE SHARES

     (1) Subject to the provisions of this Article, and Articles 56 to 58, a company may, if authorized to do so by its articles-

     (a)    issue; or

     (b)    convert existing non-redeemable shares, whether issued or not, into,

shares which are to be redeemed, or are liable to be redeemed, at the option of the company or the shareholder.

     (2) No redeemable shares may be issued at a time when there are no issued shares of the company which are not redeemable, and no existing issued non-redeemable shares shall be converted into redeemable shares, if, as a result there are no issued shares of the company which are not redeemable.

     (3) Shares may be redeemed only when they are fully paid and only from the following sources

     (a)    in the case of the nominal value of the shares-

            (i) from profits out of which a company may make a distribution under sub-paragraph (a) of paragraph (2) of Article 114, or

            (ii) from profits out of which a company may make a distribution under sub-paragraph (b) of paragraph (2) of Article 114, but subject to the proviso to that sub-paragraph, or,

            (iii) from the proceeds of a fresh issue of shares made for the purposes of the redemption,

            or from a combination of any of the foregoing;

     (b)    in the case of any premium paid on redemption-

            (i)    from a share premium account, or

            (ii)   from the sources mentioned in sub-paragraph (a), or

            (iii) with the sanction of a special resolution, and subject to the proviso to paragraph (3) of Article 114, from the sources mentioned in that paragraph,

            or from a combination of any of the foregoing.

     (4) A special resolution passed for the purposes of clause (iii) of sub-paragraph (b) of paragraph (3) may have effect in relation to a particular redemption of shares or generally but shall not be capable of sanctioning any redemption effected more than 18 months after the resolution is passed.

     (5) If shares are redeemed wholly out of a company's profits there shall be transferred out of profits out of which the company may make a distribution under Article 114 to a reserve to be called the capital redemption reserve a sum equal to the nominal value of the shares redeemed.

     (6) If shares are redeemed wholly or partly out of the proceeds of a fresh issue and the aggregate amount of those proceeds is less than the aggregate nominal value of the shares redeemed, the amount of the difference shall be transferred out of profits out of which the company may make a distribution under Article 114 to the capital redemption reserve.

     (7) The provisions of Article 61 shall, except as provided by this Article, apply as if the capital redemption reserve were paid up share capital of the company except that the reserve may be applied in paying up unissued shares to be allotted as fully paid bonus shares.

     (8) Upon the redemption of shares under this Article, the amount of the company's issued share capital shall be diminished by the nominal value of those shares but the redemption shall not be taken as reducing the authorized share capital of the company.

     (9) Where pursuant to this Article a company is about to redeem shares, it may issue shares up to the nominal amount of the shares to be redeemed as if those shares had never been issued.

     (10) Any preference shares issued by a company before Article 223 comes into force which could but for the repeal of Article 5 of the Companies (Supplementary Provisions) (Jersey) Law 1968(31) have been redeemed under that Article shall be subject to redemption either in accordance with that Article or in accordance with the provisions of this Law.

     (11) Any capital redemption reserve fund established before Article 223 comes into force for the purposes of Article 5 of the Companies (Supplementary Provisions) (Jersey) Law 1968(32), shall be known as the company's capital redemption reserve and shall be treated as if it had been established for the purposes of this Article, and any existing enactment or in the articles of any company or in any other instrument to a company's capital redemption reserve fund shall be construed as a reference to the company's capital redemption reserve fund shall be construed as a reference to the company's capital redemption reserve.

                                   ARTICLE 56

_______________________________

(31) Volume 1968-1969, page 112.
(32) Volume 1968-1969, page 112.

                      FINANCIAL REQUIREMENTS ON REDEMPTION

     A company shall not make a payment from share premium account or unrealized profits to redeem redeemable shares unless the directors reasonably believe that, immediately after the payment has been made-

     (a) the company will be able to discharge its liabilities as they fall due; and

     (b) the value of the company's assets will be not less (in the case of a payment from share premium account) than the aggregate of its liabilities or (in the case of a payment from unrealized profits) than the aggregate of-

            (i)    its liabilities,

            (ii)   the nominal amount of its issued shares,

            (iii) any amount standing to the credit of its share premium account, and

            (iv) any amount standing to the credit of its capital redemption reserve including any part of that reserve attributable to the redemption.

                                 ARTICLE 57(33)

                    POWER OF COMPANY TO PURCHASE OWN SHARES

(1)  A company may purchase its own shares (including any redeemable shares).

(2) A purchase under this Article shall, unless the company is a wholly-owned subsidiary, be sanctioned by a special resolution.

(3) If the shares are to be purchased otherwise than on a stock exchange, they shall not carry the right to vote on the resolution authorizing the purchase.

(4) If the shares are to be purchased, on a stock exchange the resolution authorizing the purchase shall specify-

     (a)    the maximum number of shares to be purchased;

     (b)    the maximum and minimum prices which may be paid; and

     (c) a date, not being later than 18 months after the passing of the resolution, on which the authority to purchase is to expire.

     (5) Article 55 and 56 apply to the purchase by a company under this Article of its own shares as they apply to the redemption of redeemable shares.

     (6) A company may not under this Article purchase its shares if as a result of the purchase there would no longer be a member of the company holding shares other than redeemable shares.

                                   ARTICLE 58

           FINANCIAL ASSISTANCE BY COMPANY FOR PURCHASE OF OWN SHARES

     (1) Subject as provided in this Article, it is not lawful for a company to give financial assistance directly or indirectly for the purpose of, or in connexion with, the acquisition made or to be made by any person of any shares in the company or where the company is a subsidiary, in any holding company of it.

_______________________________

(33) Note should be had to the Companies (Purchase of Own Shares) (Jersey) Regulations 1992, No. 8333.

     (2)    This Article does not prohibit-

     (a)    assistance given in the ordinary course of the company's business;
            or

     (b) assistance given by means of any distribution of the company's assets to its members, lawfully made; or

     (c) the provision by a company in good faith in the interests of the company of assistance for the purposes of an employees' share scheme; or

     (d) the making by a company of loans to persons (other than directors) employed in good faith by the company with a view to enabling those persons to acquire fully paid shares in the company or its holding company to be held by them by way of beneficial ownership.

     (3) This Article does not prohibit a company from giving financial assistance if-

     (a) the giving of the assistance is sanctioned by a prior special resolution of the company proposing to give it and, where the company is a wholly owned subsidiary, by prior special resolution of any holding company of it which is not itself a wholly-owned subsidiary; and

     (b) the directors of the company reasonably believe that, immediately after the assistance has been given the company will be able to discharge its liabilities as they fall due and the value of the company's assets will be not less than the aggregate of

            (i)    its liabilities,

            (ii)   the nominal amount of its issued shares.

            (iii) any amount standing to the credit of its share premium account, and

            (iv) any amount standing to the credit of its capital redemption reserve.

     (4) For the purposes of this Article, an employees' share scheme is a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of-

     (a) the bona fide employees or former employees of the company, the company's subsidiary or holding company or a subsidiary of the company's holding company; or

     (b) the wives, husbands, widows, widowers or minor children or minor step-children of such employees or former employees.

     (5) If a company gives financial assistance in contravention of this Article the company and any officer of it who is in default is guilty of an offence.

                                   ARTICLE 59

     POWER OF STATES TO EXTEND OR MODIFY THE PROVISIONS OF ARTICLES 55 TO 58

     (1) The States may by Regulations enable private companies to redeem or purchase their own shares out of capital, specifying the conditions under which this may be done.

     (2) The States may by Regulations extend or modify the provisions of Articles 55 to 58 with respect to any of the following matters-

     (a) the circumstances and the manner in which a company may redeem or purchase its own shares or give financial assistance for the acquisition of its own shares or shares in its holding company;

     (b) the transactions which are or are not to be treated as giving financial assistance for those purposes; and

     (c) the authority required for a purchase or redemption by a company of its own shares.

                                    PART XII

                              REDUCTION OF CAPITAL

                                   ARTICLE 60

                              FORFEITURE OF SHARES

     A company, if authorized by its articles, may cause to forfeited any of its shares issued otherwise than fully paid for failure to pay any sum due and payable thereon.

                                   ARTICLE 61

               SPECIAL RESOLUTION FOR REDUCTION OF SHARE CAPITAL

     (1) Subject to confirmation by the court, a company may by special resolution reduce its share capital in any way.

     (2) In particular, and without prejudice to paragraph (1), the company may-

     (a) extinguish or reduce the liability on any of its shares in respect of share capital not paid up; or

     (b) with or without extinguishing or reducing liability on any of its shares, cancel any paid up share capital which is lost or unrepresented by available assets; or

     (c) with or without extinguishing or reducing liability on any of its shares, pay off any paid up share capital which is in excess of the company's wants,

and the company may, if and so far as is necessary, alter its memorandum by reducing the amount of its share capital and of its shares accordingly.

     [(2A) Notwithstanding paragraph (1), a reduction of share capital shall not be subject to confirmation by the court if-

     (a) the reduction does not extinguish or reduce the liability on any share in respect of capital which is not paid up; and

     (b)    the reduction does not reduce the net assets of the company,

and the amount of the reduction is credited to a capital redemption reserve which may be applied only in paying up unissued shares which are to be allotted to members as fully paid bonus shares.](34)

     (3) A special resolution under this Article is in this Law referred to as "a resolution for reducing share capital".

_______________________________

(34) Inserted by the Companies (Amendment No. 5) (Jersey) Law, 1999 (Volume 1999, pages 108 and 109).

                                   ARTICLE 62

                 APPLICATION TO COURT FOR ORDER OF CONFIRMATION

     (1) Where a company has passed a resolution for reducing share capital, it may apply to the court for an order confirming the reduction.

     (2)    If the proposed reduction of share capital involves either -

     (a)    a diminution of liability in respect of unpaid share capital; or

     (b)    the payment to a shareholder of any paid-up share capital,

and in any other case if the court so directs, the next three paragraphs have effect, but subject throughout to paragraph (6).

     (3) Every creditor of the company who at the date fixed by the court is entitled to a debt or claim which if that date were the commencement of the winding up of the company, would be admissible in proof against the company is entitled to object to the reduction of capital.

     (4) The court shall settle a list of creditors entitled to object and for that purpose -

     (a) shall ascertain, as far as possible, without requiring an application from any creditor, the names of those creditors and the nature and amount of their debts or claims; and

     (b) may publish notices fixing a day or days within which creditors not entered on the list are to claim to be so entered or are to be excluded from the right of objecting to the reduction of capital.

     (5) If a creditor entered on the list whose debt or claim is not discharged or has not determined does not consent to the reduction, the court may dispense with the consent of that creditor, on the company securing payment of his debt or claim appropriating (as the court may direct) the following amount -

     (a) if the company admits the full amount of the debt or claim or, though not admitting it, is willing to provide for it, then the full amount of the debt or claim;

     (b) if the company does not admit, and is not willing to provide for, the full amount of the debt or claim, or if the amount is contingent or not ascertained, then an amount fixed by the court after an enquiry and adjudication.

     (6) If a proposed reduction of share capital involves either the diminution of a liability in respect of unpaid share capital or the payment to shareholder of paid up share capital, the court may, if having regard to any special circumstances of the case it thinks proper to do so, direct that paragraphs (3) to (5) shall not apply as regards any class or any classes of creditors.

                                   ARTICLE 63

                        COURT ORDER CONFIRMING REDUCTION

     (1) The court, if satisfied with respect to every creditor of the company who under Article 62 is entitled to object to the reduction of capital that either -

     (a)    his consent to the reduction has been obtained; or

     (b) his debt or claim has been discharged or has determined, or has been secured,

may make an order confirming the reduction on such terms and conditions as it thinks fit.

     (2) Where the court so orders, it may also make an order requiring the company to publish (as the court directs) the reasons for reduction of capital or such other information in regard to it as the court thinks expedient with a view to giving proper information to the public and (if the court thinks fit) the causes which led to the reduction.

                                   ARTICLE 64

                  REGISTRATION OF ACT AND MINUTE OF REDUCTION

     (1) The registrar, on delivery to him of an Act of the court confirming the reduction of a company's share capital, and of a minute (approved by the court) showing, with respect to the company's authorized share capital and its issued share capital as altered by the Act -

     (a)    the amount of the share capital;

     (b) the number of shares into which it is to be divided, and the amount of each share; and

     (c) the amount (if any) at the date of the registration deemed to be paid up on each share which has been issued,

shall register the Act and minute.

     (2) On the registration of the Act and minute the resolution for reducing the share capital as confirmed by the Act shall take effect.

     (3) The registrar shall certify the registration of the Act and minute and the certificate

     (a)    shall be signed by the registrar and sealed with his seal;

     (b) is conclusive evidence that all the requirements of this Law with respect to the reduction of share capital have been complied with, and the company's share capital is as stated in the minute.

     (4) The minute when registered is deemed to be substituted for the corresponding part of the company's memorandum.

                                   ARTICLE 65

                     LIABILITY OF MEMBERS ON REDUCED SHARES

     (1) Where a company's share capital is reduced, a member of the company (past or present) is not liable in respect of any share to a call or contribution exceeding in amount the difference (if any) between the amount of the share as fixed by the minute and the amount paid on the share or the reduced amount (if any) which is deemed to have been paid on it.

     (2)    Paragraphs (3) and (4) apply if -

     (a) a creditor, entitled in respect of a debt or claim to object to the reduction of share capital, by reason of his ignorance of the proceedings for reduction of share capital, or of their nature and effect with respect to his claim, is not entered on the list of creditors; and

     (b) after the reduction of capital, the company is unable to pay the amount of his debt or claim.

     (3) Every person who was a member of the company at the date of the registration of the Act and minute is then liable to contribute for the payment of the debt or claim in question an amount not exceeding that which he would have been liable to contribute if the company had commenced to be wound up on the day before that date.

     (4) If the company is wound up under this Law, or a declaration is made under the Desastre Law, the court, on the application of the creditor in question and proof of ignorance referred to in sub-paragraph (a) of paragraph
(2) may settle accordingly a list of persons so liable to contribute, and make and enforce calls and orders on the contributories settled on the list, as if they were ordinary contributories in a winding up.

     (5) Nothing in this Article affects the rights of the contributories among themselves.

                                   ARTICLE 66

                 PENALTY FOR CONCEALING NAME OF CREDITOR, ETC.

     If an officer of the company-

     (a) wilfully conceals the name of a creditor entitled to object to the reduction of capital; or

     (b) wilfully misrepresents the nature or amount of the debt or claim of a creditor; or

     (c)   aids, abets or is privy to any such concealment or misrepresentation,

he is guilty of an offence.

                                   PART XIII

                                 ADMINISTRATION

                                   ARTICLE 67

                               REGISTERED OFFICE

     (1) A company shall at all times have a registered office in the Island to which all communications and notices may be addressed.

     (2) On incorporation the situation of the company's registered office shall be that specified in the statement sent to the registrar under Article 7.

     (3) The company may change the situation of its registered office from time to time by giving notice to the registrar.

     (4) The change shall take effect upon the notice being registered by the registrar, but until the end of the period of 14 days beginning with the date on which it is registered a person may validly serve any document on the company at its previous registered office.

     (5)    For the purposes of any duty of a company-

     (a) to keep at its registered office, or make available for public inspection there, any document; or

     (b)    to mention the address of its registered office in any document,

a company which has given notice to the registrar of a change in the situation of its registered office may act on the change as from such date, not more than 14 days after the notice is given, as it may determine.

     (6) Where a company unavoidably ceases to perform at its registered office any such duty as is mentioned in sub-paragraph (a) of paragraph (5) in circumstances in which it was not practicable to give prior notice to the registrar of a change in the situation of its registered office, but-

     (a) resumes performance of that duty at other premises as soon as practicable; and

     (b) gives notice accordingly to the registrar of a change in the situation of its registered office within 14 days of doing so,

it shall not be treated as having failed to comply with that duty.

     (7) In proceedings for an offence of failing to comply with any such duty as is mentioned in paragraph (5), it is for the person charged to show that by reason of the matters referred to in that paragraph or paragraph (6) no offence was committed.

                                   ARTICLE 68

            COMPANY'S NAME TO BE DISPLAYED OUTSIDE REGISTERED OFFICE

     (1) The name of a company shall be displayed on the outside of its registered office in a conspicuous position which is accessible to the public during business hours and in letters easily legible.

     (2)    If the name of a company is not displayed as required in paragraph
(1), the company is guilty of an offence.

                                   ARTICLE 69

              COMPANY'S NAME TO APPEAR IN ITS CORRESPONDENCE, ETC.

     (1)    The name of a company shall appear in legible characters in all its-

     (a)    business letters, statements of account, invoices and order forms;

     (b)    notices and other official publications; and

     (c) negotiable instruments and letters of credit purporting to be signed by or on behalf of the company.

     (2) If a company fails to comply with paragraph (1) it is guilty of an offence.

                                   ARTICLE 70

                      PARTICULARS IN CORRESPONDENCE, ETC.

     (1) The address of the registered office of a company shall appear in legible characters in all its business letters and order forms.

     (2) If there is on the stationery used for any such letters, or on the company's order forms, a reference to the amount of share capital, the reference shall be to paid up share capital.

     (3) If a company fails to comply with paragraph (1) or (2) it is guilty of an offence.

                                 ARTICLE 71(35)

                                 ANNUAL RETURN

_______________________________

(35) Note should be had to the Companies (General Provisions) (Jersey) Order 1992, No. 8324), the Companies (General Provisions) (Amendment) (Jersey) Order 1992, No. 8390, the Companies (General Provisions) (Amendment No. 2) (Jersey) Order 1995, No. 8782, the Companies (General Provisions) (Amendment No. 3) (Jersey) Order 1995, No. 8868 and the Companies (General Provisions) (Amendment No. 4) (Jersey) Order 1998, No. 9262.

     (1) Every company (other than a company in a creditors winding up or a company which is the subject of a declaration under the Desastre Law) shall before the end of February in every year after the year in which it is incorporated deliver to the registrar a return stating-

     (a)    in respect of each class of shares in the company either-

            (i) the name and address of each member who on 1st January in that year held not less than one per cent in nominal value of all the issued shares of that class and the number of shares of that class so held by him, together with the number of members each of whom on that date held less than one per cent in nominal value of all the issued shares of that class and the total number of shares comprised in those holdings; or

            (ii) the name and address of every member who on 1st January in that year held any shares of that class and the number of shares of that class held by him;

     (b) in the case of a company which at the date of the return is a public company or a subsidiary of a public company the particulars with respect to the persons who at that date are directors of the company which are required by Article 84 to be kept in the register kept under Article 83.

     (2) The return shall contain such information as may be prescribed and the prescribed declarations and verifications and be accompanied by the prescribed filing fee.

     (3) The registrar shall not provide to any person a copy of a return made under this Article by a public company unless that person has delivered to the registrar a declaration under Article 46 in respect of it.

     (4) If a return required by this Article is not delivered to the registrar-

     (a) by the end of February in any year, there shall be payable when the return is delivered a prescribed late filing fee not exceeding four times the prescribed filing fee;

     (b) by the end of June in any year, the company is guilty of an offence and in addition to liability for the prescribed late filing fee is liable to a default fine not exceeding one half of the prescribed filing fee for each day during which the default continues.

                                   ARTICLE 72

                              SERVICE OF DOCUMENTS

     A document may be served on a company -

     (a) by leaving it at, or sending it by post to, the registered office of the company; or

     (b)    in accordance with paragraph (4) of Article 67; or

     (c) in the case of an existing company if no office is registered, by sending it by post-

            (i) in the case of a public company which is in compliance with the requirements of Article 83 to any person who is shown on the register kept in accordance with that Article as a director or secretary of the company at the address entered in that register;

            (ii) in any other case to any person shown as a member of the company in the register of members or in the latest annual return delivered to the registrar under Article 71 at his address entered in that register or, as the case may be, in that return; and

            (iii) where no annual return has been delivered to the registrar in compliance with Article 71 to any person whose name appears as a subscriber in the company's memorandum at his address shown in the memorandum.

                                    PART XIV

                            DIRECTORS AND SECRETARY

                                   ARTICLE 73

                                   DIRECTORS

     (1) A private company shall have at least one director and a public company shall have at least two directors.

     (2)    No person shall be a director who-

     (a)    is a minor; or

     (b)    is an interdict; or

     (c) is disqualified for being a director under this or any other enactment; or

     (d)    is a body corporate.

     (3) Sub-paragraph (d) of paragraph (2) shall not apply to an existing company until the expiration of six months from the date on which this Article comes into force.

                                   ARTICLE 74

                              DUTIES OF DIRECTORS

     (1) A director, in exercising his powers and discharging his duties, shall-

     (a) act honestly and in good faith with a view to the best interests of the company; and

     (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     (2) Without prejudice to the operation of any rule of law empowering the members, or any of them, to authorize or ratify a breach of this Article, no act or omission of a director shall be treated as a breach of paragraph (1) if-

     (a) all of the members of the company authorize or ratify the act or omission; and

     (b) after the act or omission the company is able discharge its liabilities as they fall due and the value of the company's assets is not less than its liabilities.

                                   ARTICLE 75

                    DUTY OF DIRECTORS TO DISCLOSE INTERESTS

     (1) A director of a company who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the company or by a subsidiary of the company which to a material extent conflicts or may conflict with the interests of the company and of which he is aware, shall disclose to the company the nature and extent of his interest.

     (2) The disclosure under paragraph (1) shall be made as soon as practicable after the director becomes aware of the circumstances which gave rise to his duty to make it.

     (3) A notice in writing given to the company by a director that he is to be regarded as interested in a transaction with a specified person is sufficient disclosure of his interest in any such transaction entered into after the notice is given.

     (4) Nothing in this Article prejudices the operation of any rule of law restricting directors of a company from having an interest in transactions with a company.

                                   ARTICLE 76

               CONSEQUENCES OF FAILURE TO COMPLY WITH ARTICLE 75

     (1) Subject to paragraphs (2) and (3), where a director fails to disclose an interest of his under Article 75 the company or a member of the company may apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit or gain realised, and the court may so order or make such other order as it thinks fit.

     (2) A transaction is not voidable, and a director is not accountable, under paragraph (1) where, notwithstanding a failure to comply with Article 75 -

     (a)    the transaction is confirmed by special resolution; and

     (b) the nature and extent of the director's interest in the transaction were disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

     (3) Without prejudice to its power to order that a director account for any profit or gain realised, the court shall not set aside a transaction unless it is satisfied that -

     (a) the interests of third parties who have acted in good faith thereunder would not thereby be unfairly prejudiced; and

     (b) the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

                                   ARTICLE 77

                   INDEMNITY OF OFFICERS AND FORMER OFFICERS

     (1) Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify him against, any liability which by law would otherwise attach to him by reason of the fact that he is or was an officer of the company shall be void.

     (2) Paragraph (1) does not apply to a provision for exempting a person from or indemnifying him against -

     (a) any liabilities incurred in defending any proceedings (whether civil or criminal) -

            (i) in which judgment is given in his favour or he is acquitted, or

            (ii) which are discontinued otherwise than for some benefit conferred by him or on his behalf or some detriment suffered by him, or

            (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he was substantially successful on the merits in his resistance to the proceedings; or

     (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company; or

     (c)    any liability incurred in connexion with an application made under
            Article 212 in which relief is granted to him by the court; or

     (d) any liability against which the company normally maintains insurance for persons other than directors.

     (3) Nothing in this Article shall deprive a person of any exemption or indemnity to which he was lawfully entitled in respect of anything done or omitted by him before the coming into force of this Article.

     (4) This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.

                                   ARTICLE 78

                            DISQUALIFICATION ORDERS

     (1) Where it appears to the Committee[, the Commission](36) or the Attorney General that it is expedient in the public interest that any person should not, without the leave of the court, be a director of, or in any way whether directly or indirectly be concerned or take part in the management of, a company, the Committee[, the Commission] or the Attorney General, as the case may be, may apply to the court for an order to that effect to be made against that person.

     (2) The court may make an order against a person where, on an application under this Article, the court is satisfied that his conduct in relation to a company makes him unfit to be concerned in the management of a company.

     (3) An order under paragraph (2) shall be for such period not exceeding five years as the court thinks fit.

     (4)    A person who acts in contravention of an order made under this
Article is guilty of an offence.

                                   ARTICLE 79

  PERSONAL RESPONSIBILITY FOR LIABILITIES WHERE PERSON ACTS WHILE DISQUALIFIED

     (1) A person who acts in contravention of an order made under Article 78 is personally responsible for such liabilities of the company as are incurred at a time when that person was, in contravention of the order, involved in the management of the company

     (2) Where a person is personally responsible under paragraph (1) for liabilities of a company he is jointly and severally liable in respect of those liabilities with the company and any other person who, whether under this Article or otherwise, is so liable.

     (3) For the purposes of this Article, a person is involved in the management of a company if he is a director of the company or if he is concerned, whether directly or indirectly, or takes part in, the management of the company.

                                   ARTICLE 80

                          VALIDITY OF ACTS OF DIRECTOR

     The acts of a director are valid notwithstanding any defect that may afterwards be found in

_______________________________

(36) Words inserted by the Financial Services Commission (Jersey) Law 1998, (Volume 1998, page 269).

his appointment or qualification.

                                   ARTICLE 81

                                   SECRETARY

     (1)    Every company shall have a secretary.

     (2)    A sole director shall not also be a secretary.

     (3) Anything required or authorized to be done by or to the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to an assistant or deputy secretary or, if there is no assistant or deputy secretary capable of acting, by or to an officer of the company authorized generally or specially in that behalf by the directors.

     (4) No company shall have as secretary to the company a body corporate the sole director of which is a sole director of the company.

                                   ARTICLE 82

                          QUALIFICATIONS OF SECRETARY

     (1) It is the duty of the directors of a public company to take all reasonable steps to secure that the secretary (or each joint secretary) of the company is a person who appears to them to have the requisite knowledge and experience to discharge the functions of secretary of the company and who -

     (a) on the coming into force of this Article was the secretary or assistant or deputy secretary of the company; or

     (b)    is a member of any of the professional bodies specified in paragraph
            (2); or

     (c)    is an advocate or solicitor of the Royal Court; or

     (d) is a person who, by virtue of holding or having held any other position or being a member of any other body, appears to the directors to be capable of discharging those functions.

     (2) The professional bodies referred to in sub-paragraph (b) of paragraph (1) are -

     (a)    the Institute of Chartered Accountants in England and Wales;

     (b)    the Institute of Chartered Accountants of Scotland;

     (c)    the Chartered Association of Certified Accountants;

     (d)    the Institute of Chartered Accountants in Ireland;

     (e)    the Institute of Chartered Secretaries and Administrators;

     [(f)   the Chartered Institute of Management Accountants;](37)

     (g)    the Chartered Institute of Public Finance and Accountancy.

     (3)    the Committee may by Order amend paragraph (2).

                                   ARTICLE 83

_______________________________

(37) Inserted by the Companies (Qualifications of Secretary) (Jersey) Order 1992, No. 8326.

                     REGISTER OF DIRECTORS AND SECRETARIES

     (1) Every company shall keep at its registered office a register of its directors and secretary; and the register shall with respect to the particulars to be contained in it comply with Articles 84 and 85.

     (2) The register shall during business hours (subject to such reasonable restrictions as the company may by its articles or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of the registrar and of a member or director of the company without charge and, in the case of a public company or a company which is subsidiary of a public company, of any other person on payment of such sum (if any), not exceeding the prescribed maximum, as the company may require.

     (3) The registrar shall not disclose or make use of any information obtained by him as a result of the exercise of the right conferred upon him by paragraph (2) except for the purpose of enabling any provision of this Law or any obligation owed to the company by an officer or secretary of the company to be enforced.

     (4) If an inspection required under this Article is refused, or if there is a failure to comply with paragraph (1), the company and every officer of it who is in default is guilty of an offence.

     (5) In the case of a refusal of inspection of the register, the court may by order compel an immediate inspection of it.

                                   ARTICLE 84

                            PARTICULARS OF DIRECTORS

     (1) Subject to the provisions of this Article, the register kept by a company under Article 83 shall contain the following particulars with respect to each director -

     (a)    his present forenames and surname;

     (b)    any former forenames or surname;

     (c)    his business or usual residential address;

     (d)    his nationality;

     (e)    his business occupation (if any);

     (f)    his date of birth; and

     (g) the date on which he became a director and, where appropriate, the date on which he ceased to be a director.

     (2)    In paragraph (1) and in Article 85 -

     (a) "surname", in the case of a peer or a person usually known by a title different from his surname, means that title; and

     (b)    the reference to a former forename or surname does not include -

            (i) in the case of a peer or a person usually known by a British title different from his surname, the name by which he was known previous to the adoption of or succession to the title, or

            (ii) in the case of any person, a former forename or surname where that name or surname was changed or disused before the person bearing the name attained the age of 20, or has been changed or discussed for a period of not less than 20 years.

                                   ARTICLE 85

                           PARTICULARS OF SECRETARIES

     The register to be kept by a company under Article 83 shall contain the following particulars with regard to the secretary, or, where there are joint secretaries, with respect to each of them -

     (a) in the case of an individual, his present forenames and surname, any former forenames or surname and his usual residential address;

     (b) in the case of a body corporate or a Scottish firm, its corporate or firm name, the place where it is incorporated and its registered or principle office and

     (c) in either case, the date on which he or it became the secretary and, where appropriate, the date on which he or it ceased to be the secretary.

                                    PART XV

                                    MEETINGS

                                   ARTICLE 86

                           PARTICIPATION IN MEETINGS

     (1) Subject to the articles of a company, if a member is by any means in communication with one or more other members so that each member participating in the communication can hear what is said by any other of them, each member so participating in the communication is deemed to be present at a meeting with the other members so participating

     (2) Paragraph (1) applies to the participation in such communication by directors or by members of a committee of directors as it applies to the particpation of members of a company

                                   ARTICLE 87

                             ANNUAL GENERAL MEETING

     (1) Paragraphs (2) and (3) shall have effect subject to paragraphs (4) to (7).

     (2) Every company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notice calling it; but so long as a company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

     (3) In the case of a public company, not more than 18 months, and in the case of a private company, not more than 22 months shall elapse between the date of one annual general meeting and the date of the next.

     (4) If all members of a private company agree in writing that an annual general meeting shall be dispensed with, then so long as the agreement has effect, it shall not be necessary for that company to hold an annual general meeting.

     (5) In any year in which an annual general meeting would be required to be held but for such an agreement and in which no such meeting has been held, any member of the company may by written notice to the company given not later than three months before the end of the year require the holding of an annual general meeting in that year.

     (6) Notwithstanding anything contained in any such agreement, it shall cease to have effect-

     (a) if any person who becomes a member of the company while the agreement is in force does not within two months of becoming a member accede to the agreement; or

     (b) if any member of the company gives written notice to the company determining the agreement; or

     (c)    if the company ceases to be a private company.

     (7) If such an agreement ceases to have effect, whether pursuant to paragraph (6) or otherwise, and an annual general meeting has not previously been held in the year in which the cessation takes place, the directors shall forthwith call an annual general meeting to be held within three months after the agreement ceases to have effect.

     (8) If a public company fails to comply with paragraph (2) or (3), it and every director of it in default is guilty of an offence.

                                   ARTICLE 88

                  COMMITTEE'S POWER TO CALL MEETING IN DEFAULT

     (1) If default is made in holding a meeting in accordance with Article 87, the [Commission](38) may, on the application of any officer, secretary or member of the company, call or direct the calling of, a general meeting of the company and give such ancillary or consequential directions as the [Commission] thinks expedient, including directions modifying or supplementing, in relation to the calling, holding and conduct of the meeting, the operation of the company's articles.

     (2) The directions that may be given under paragraph (1) include a direction that one member of the company present in person or by proxy shall be deemed to constitute a meeting.

     (3) If default is made in complying with directions given under paragraph (1), the company and any officer or secretary of it who is in default is guilty of an offence.

     (4) A general meeting held under this Article shall, subject to any directions of the [Commission], be deemed to be an annual general meeting of the company; but, where a meeting so held is not held in the year in which the default in holding the Company's annual general meeting occurred, the meeting so held shall not be treated as the annual general meeting for the year in which it is held, unless at that meeting the company resolves that it shall be so treated.

     (5) Where a company so resolves, a copy of the resolution shall, within 21 days after it is passed, be forwarded to the registrar and recorded by him; and if default is made in complying with this paragraph, the company is guilty of an offence.

                                   ARTICLE 89

                            REQUISITION OF MEETINGS

     (1) The directors of a company shall, notwithstanding anything in the company's articles, on a members' requisition forthwith proceed to call a general meeting or, as the case may be, a meeting of the holders of a class of shares to be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition.

     (2) A members' requisition is a requisition of members of the company holding at the date of the deposit of the requisition not less than one-tenth in nominal value of the shares which

_______________________________

(38) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

at that date carry the right of voting at the meeting requisitioned.

     (3) The requisition shall state the objects of the meeting, and shall be signed by or on behalf of the requisitionists and deposited at the registered office of the company, and may consist of several documents in similar form each signed by or on behalf of one or more requisitionists.

     (4) If the directors do not within 21 days from the date of the deposit of the requisition proceed duly to call a meeting to be held within two months of that date, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves call a meeting, but a meeting so called shall not be held after three months from that date.

     (5) A meeting called under this Article by requisitionists shall be called in the same manner, as nearly as possible, as that in which meetings are to be called by directors.

     (6) Reasonable expenses incurred by the requisitionists by reason of the failure of the directors to call a meeting shall be repaid to the requisitionists by the company, and sums so repaid shall be retained by the company out of sums due or to become due from the company by way of fees or other remunerations in respect of their services to the directors who were in default.

     (7) In the case of a meeting at which a resolution is to be proposed as a special resolution the directors are deemed not to have duly called the meeting if they do not give the notice required for special resolutions by
Article 90.

                                   ARTICLE 90

                        DEFINITION OF SPECIAL RESOLUTION

     (1) A resolution is a special resolution when it has been passed by a majority of not less than two-thirds of members who (being entitled to do so) vote in person, or by proxy, at a general meeting of the company or at a separate meeting of the holders of a class of shares in the company of which in either case not less than 21 days' notice, specifying the intention to propose the resolution as a special resolution, has been duly given.

     (2) If it is so agreed by a majority in number of the members having the right to attend and vote at such a meeting upon the resolution, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than 21 days' notice has been given.

     (3) At a meeting at which a special resolution is proposed, a declaration by the chairman that the resolution is carried is, unless a poll is demanded, conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

     (4) In computing the majority on a poll demanded on the question that a special resolution be passed, reference is to be had to the number of votes cast for and against the resolution.

     (5) For the purposes of this Article, notice of a meeting shall be deemed to be duly given and the meeting duly held, when the notice is given and the meeting held in the manner provided by this Law or the company's articles.

     (6) References in this Law to a special resolution are, unless otherwise expressly provided, references to a special resolution passed at a general meeting of the company.

                                   ARTICLE 91

                               NOTICE OF MEETINGS

     (1) A provision of a company's articles is void insofar as it provides for the calling of a meeting of the company or of the holders of any class of shares in the company (other than an adjourned meeting) by a shorter notice than
-

     (a) in the case of the annual general meeting, 21 days' notice in writing; and

     (b) in the case of a meeting, other than an annual general meeting or a meeting for the passing of a special resolution, 14 days' notice in writing.

     (2) Save insofar as the articles of a company make other provision in that behalf (not being a provision avoided by paragraph (1), any such meeting of the company (other than an adjourned meeting) may be called -

     (a) in the case of the annual general meeting, by 21 days' notice in writing; and

     (b) in the case of a meeting, other than an annual general meeting or a meeting for the passing of a special resolution, by 14 days' notice in writing.

     (3) Notwithstanding that a meeting is called by shorter notice than that specified in paragraph (2) or in the company's articles (as the case may be), it is deemed to have been duly called if it so agreed -

     (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

     (b) otherwise, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote at the meeting.

                                   ARTICLE 92

                  GENERAL PROVISIONS AS TO MEETINGS AND VOTES

     Insofar as the memorandum or the articles of the company do not make other provision in that behalf, the following provisions apply to any meeting of the company or of the holders of any class of shares in the company -

     (a) notice of any such meeting shall be given to every member entitled to receive it by delivering or posting it to his registered address;

     (b) members holding not less than one-tenth in nominal value of the shares carrying a right to vote thereat may call any such meeting;

     (c) at any meeting of the company two members personally present shall be a quorum;

     (d) at any meeting, other than an adjourned meeting, of the holders of any class of shares, the quorum shall be persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class and at any such adjourned meeting, one person holding shares of the class or his proxy shall be a quorum;

     (e) any member elected by the members present at any such meeting may be chairman; and

     (f) on a show of hands, every member present in person at any such meeting has one vote and on a poll, every member has one vote for every share held by him and, in the case of stock, one vote for each share from which the holding of stock arose.

                                   ARTICLE 93

                  REPRESENTATION OF BODY CORPORATE AT MEETINGS

     (1) A body corporate, whether or not a company within the meaning of this Law, may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of a company, or of the holders of a class of shares of a company, or of creditors of a company which it is entitled to attend.

     (2) A person so authorized is entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member or creditor of the company.

                                   ARTICLE 94

                        POWER OF COURT TO ORDER MEETINGS

     (1) If for any reason it is impracticable to call a meeting of a company, or of the holders of a class of shares in a company, in a manner in which those meetings may be called, or to conduct the meeting in the manner specified in the articles or this Law, the court may, either of its own motion or on the application -

     (a)    of a director of the company; or

     (b) of a member of the company who would be entitled to vote at the meeting, order a meeting to be called, held and conducted in any manner the court thinks fit.

     (2) Where such an order is made, the court may give such ancillary or consequential directions as it thinks expedient; and these may include a direction that one member of the company present in person or by proxy be deemed to constitute a meeting.

                                   ARTICLE 95

                             RESOLUTIONS IN WRITING

     (1) Anything that may be done by a resolution (including a special resolution but excluding a resolution removing an auditor) passed at a meeting of a company or at a meeting of the holders of a class of shares in a company may, subject to the memorandum and articles, be done by a resolution in writing signed by or on behalf of each member who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting.

     (2) A resolution in writing may consist of several instruments in the same form each signed by or on behalf of one or more members.

     (3) A resolution under this Article shall be deemed to be passed when the instrument, or the last of several instruments, is last signed or on such later date as is specified in the resolution.

     (4) Any document attached to a resolution in writing under this Article shall be deemed to have been laid before a meeting of the members signing the resolution.

     (5) Articles 98 and 100 apply to a resolution in writing under this Article as if it had been passed at a meeting.

     (6) Nothing in this Article affects or limits any rule of law relating to the effectiveness of the assent of members, or any class of members, of a company given to any document, act or matter otherwise than at a meeting of them.

                                   ARTICLE 96

                                    PROXIES

     (1) A member of a company entitled to attend and vote at a meeting of it is entitled to appoint another person (whether a member or not) as his proxy to attend and vote instead of him; and in the case of a private company a proxy appointed to attend and vote instead of a member has also the same right as the member to speak at the meeting; but, unless the articles otherwise provide, a proxy is not entitled to vote except on a poll.

     (2) In every notice calling a meeting of the company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy or, where that is allowed, one or more proxies to attend and vote instead of him, and that a proxy need not also be a member.

     (3) In the event of failure to comply with paragraph (2) as respects any meeting, every officer of the company who is in default is guilty of an offence.

     (4) A provision contained in a company's articles is void in so far as it would have the effect of requiring the instrument appointing a proxy, or any other document necessary to show the validity of, or otherwise relating to, the appointment of a proxy, to be received by the company or any other person more than 48 hours before a meeting or adjourned meeting in order that the appointment may be effective.

     (5) If for the purpose of a meeting of a company invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the company's expense to some only of the members entitled to be given notice of the meeting and to vote at it by proxy, then every officer of the company who knowingly and wilfully authorizes or permits their issue in that manner is guilty of an offence; but an officer is not so liable by reason only of the issue to a member at his request in writing of a form of appointment naming the proxy, or a list of persons willing to act as proxy, if the form or list is available on request in writing to every member entitled to vote at the meeting by proxy.

     (6) This Article applies to meetings of the holders of any class of shares as it applies to general meetings.

                                   ARTICLE 97

                                DEMAND FOR POLL

     (1) A provision contained in a company's articles is void in so far as it would have the effect either -

     (a) of excluding the right to demand a poll at a general meeting, or at a meeting of the holders of any class of shares, on a question other than the election of the chairman of the meeting or the adjournment of the meeting; or

     (b) of making ineffective a demand for a poll on any such question which is made either -

            (i) by not less than five members having the right to vote on the question; or

            (ii) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote on the question.

     (2) The instrument appointing a proxy to vote at such a meeting is deemed also to confer authority to demand or join in demanding a poll; and for the purposes of paragraph (1) a demand by a person as proxy for a member is the same as a demand by the member.

     (3) On a poll taken at such a meeting, a member entitled to more than one vote need not, if he votes, (in person or by proxy) use all his votes or cast all the votes he uses in the same way.

                                   ARTICLE 98

                                    MINUTES

     (1) Every company shall cause minutes of all proceedings at general meetings, meetings of the holders of any class of its shares, meetings of its directors and of committees of directors to be entered in books kept for that purpose, and the names of the directors present at each such meeting shall be recorded in the minutes.

     (2) Any such minute, if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next succeeding meeting, is evidence of the proceedings.

     (3) Where minutes have been made in accordance with this Article then, until the contrary is proved, the meeting is deemed duly held and convened, and all proceedings which took place at the meeting to have duly taken place.

     (4) If a company fails to comply with paragraph (1), the company and every officer of it who is in default is guilty of an offence.

                                   ARTICLE 99

                           INSPECTION OF MINUTE BOOKS

     (1) The books containing the minutes of a general meeting or of a meeting of the holders of a class of shares held after this Article comes into force shall be kept at the company's registered office, and shall during business hours be open to the inspection of a member without charge.

     (2) A member may require, on submission to the company of a written request and on payment of such sum (if any), not exceeding the prescribed maximum, as the company may require, a copy of any such minutes and the company shall, within seven days after the receipt of the request and the payment, cause the copy so required to be made available at the registered office of the company for collection during business hours.

     (3) If an inspection required under this Article is refused or if a copy required under this Article is not sent within the proper time, the company is guilty of an offence.

     (4) In the case of a refusal or default, the court may make an order compelling an immediate inspection of the books in respect of all proceedings of general meetings, or meetings of the holders of a class of shares or directing that the copies required be furnished to the persons requiring them.

                                  ARTICLE 100

                             FILING OF RESOLUTIONS

     (1) A printed copy of every resolution or agreement to which this Article applies shall, within 21 days after it is passed or made, be forwarded to the registrar and recorded by him.

     (2) A printed copy of every such resolution or agreement for the time being in force shall be embodied in or annexed to every copy of the memorandum or articles issued after the passing of the resolution or the making of the agreement; and a printed copy of every such resolution or agreement shall be forwarded to a member at his request on payment of such sum (if any), not exceeding the prescribed maximum, as the company may require.

     (3)    This Article applies to -

     (a)    special resolutions;

     (b) resolutions or agreements which have been agreed to by all the members of a company but which, if not so agreed to, would not have been effective for their purpose unless they had been passed as special resolutions;

     (c) resolutions or agreements which have been agreed to by all the holders of some class of shares but which, if not so agreed to, would not have been effective for their purpose unless they had been passed or agreed to by some particular majority or otherwise in some particular manner, and all resolutions or agreements which effectively bind all the holders of any class of shares though not agreed to by all those holders, which are passed, agreed to or entered into after this Article comes into force.

     (4) If a copy of a resolution or agreement is not delivered to the registrar as required by paragraph (1) there shall be payable by the company when the copy is delivered a prescribed late filing fee.

     (5) If a company fails to comply with paragraph (2), it is guilty of an offence.

     (6) Save as otherwise provided by this Law, a resolution or agreement to which this Article applies has effect notwithstanding that a copy is not delivered to the registrar as required by paragraph (1).

                                  ARTICLE 101

                     RESOLUTION PASSED AT ADJOURNED MEETING

     Where a resolution is passed at an adjourned meeting of -

     (a)    a company; or

     (b)    the holders of any class of shares in a company; or

     (c)    the directors or a committee of directors of a company,

the resolution is for all purposes to be treated as having been passed on the date on which it was in fact passed, and is not to be deemed passed on any earlier date.

                                    PART XVI

                               ACCOUNTS AND AUDIT

                                  ARTICLE 102

                               ACCOUNTING RECORDS

     Every company shall keep accounting records which are sufficient to show and explain its transactions and are such as to -

     (a) disclose with reasonable accuracy, at any time, the financial position of the company at that time; and

     (b) enable the directors to ensure that any accounts prepared by the company under this Part comply with the requirements of this Law.

                                  ARTICLE 103

                              RETENTION OF RECORDS

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

     (1) A company's accounting records shall be kept at such place as the directors think fit and shall at all times be open to inspection by the company's officers and the secretary.

     (2) If accounting records of a public company are kept at a place outside the Island, returns with respect to the business dealt with in the accounting records so kept shall be sent to, and kept in, the Island, shall at all times be open to such inspection, and shall be such as to -

     (a) disclose with reasonable accuracy the financial position of the business in question at intervals of not more than six months; and

     (b) enable the directors to ensure that any accounts prepared by the company under this Part comply with the requirements of this Law.

     (3) Subject to Article 194, accounting records which a company is required by Article 102 to keep shall be preserved by it for 10 years from the date on which they are made.

                                  ARTICLE 104

                                    ACCOUNTS

     (1) The directors of every company shall prepare accounts for a period of not more than 18 months beginning on the date the company was incorporated or, if the company has previously prepared a profit and loss account, beginning at the end of the period covered by the most recent account:

Provided that an existing company which has not prepared a profit and loss account for a period ending within 12 months before the date on which this Article comes into force shall not be required to prepare accounts for a period beginning earlier than that date.

     (2) The accounts shall be prepared in accordance with generally accepted accounting principles and show a true and fair view of the profit or loss of the company for the period and of the state of the company's affairs at the end of the period and comply with any other requirements of this Law.

     (3) A company's accounts shall be approved by the directors and signed on their behalf by one of them.

     (4) In the case of a public company, within seven months, and in the case of a private company, within 10 months, after the end of the financial period, the accounts for that period shall be -

     (a) prepared, and where it is required under this Law, examined and reported upon by auditors; and

     (b) subject in the case of a private company to paragraph (5), laid before a general meeting together with a copy of the auditors' report (if any).

     (5) If at the end of any financial period of a company, an agreement under paragraph (4) of Article 87 dispensing with the holding of an annual general meeting has effect -

     (a) the company shall not be obliged to lay the accounts for that period or a copy of any auditors' report before a general meeting; but

     (b) if any member of the company, not later than 11 months after the end of that period, by written notice given to the company so requires, those accounts and a copy of any auditors' report thereon shall be laid before a general meeting which shall be held within 28 days after the receipt of the notice by the company, or after approval of the accounts by the directors, whichever shall last occur.

     (6) In this Part, references to "accounts" are to those prepared in accordance with this

Article.

                                  ARTICLE 105

                               COPIES OF ACCOUNTS

     (1) Any member of a company who has not previously been furnished with a copy of the company's latest accounts is entitled, on written request made by him to the company and without charge, to be furnished with a copy of those accounts together, where the accounts have been audited, with a copy of the auditors' report.

     (2) If default is made in complying with such a request within seven days after its making, the company and every officer of it who is in default is guilty of an offence.

                                  ARTICLE 106

                       DELIVERY OF ACCOUNTS TO REGISTRAR

     (1) In respect of each financial period the directors of a public company -

     (a) shall deliver to the registrar a copy of the accounts for the period signed on behalf of the directors by one of them together with a copy of the report thereon by the auditors; and

     (b) if any document so delivered is in a language other than English, shall annex to the copy of that document a translation of it into English, certified to be a correct translation.

     (2) The documents referred to in paragraph (1) shall be delivered to the registrar within seven months after the end of the financial period to which they relate.

     (3) Where for special reasons the [Commission](39) sees fit, it may by notice in writing extend a period mentioned in paragraph (1), (4) or (5) of
Article 104 or in paragraph (2) of this Article by such period as is specified in the notice.

                                  ARTICLE 107

               FAILURE TO COMPLY WITH ARTICLES 102 TO 104 OR 106

     If a company fails to comply with the provisions of Articles 102, 103, 104 or 106, [it] and (in the case of a public company) every officer of it who is in default is guilty of an offence.

                                  ARTICLE 108

                    POWER TO MAKE REGULATIONS AS TO ACCOUNTS

     (1) The States may by Regulations extend or modify the provisions of this Part.

     (2) Without prejudice to the generality of the foregoing, such Regulations may provide for -

     (a) the inclusion in accounts of group accounts dealing with the affairs of a company and its subsidiaries;

     (b) the inclusion in accounts of a report by the directors dealing with such matters as may be specified;

_______________________________

(39) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, (Volume 1998, page 269).

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     (c)    the accounting principles to be applied in the preparation of accounts;

     (d) the appointment, remuneration, removal, resignation, rights and duties of auditors, and different provisions may be made for different cases or classes of case.

     (3) Such Regulations may further provide for the imposition of fines in respect of offences under the Regulations.

                                  ARTICLE 109

                      APPOINTMENT AND REMOVAL OF AUDITORS

     (1)    Where -

     (a)    a company is a public company; or

     (b)    the articles of the company so require; or

     (c)    a resolution of the company in general meeting so requires,

the company shall appoint auditors who shall examine and report in accordance with this Law upon the accounts prepared pursuant to Article 104.

     (2) Subject to paragraphs (4) and (5), a company which is required by this Article to appoint auditors shall at each annual general meeting appoint auditors to hold office from the conclusion of that meeting to the conclusion of the next annual general meeting.

     (3) The directors or (failing the directors) the company in general meeting may, at any time before the first annual general meeting, appoint auditors who shall hold office to the conclusion of that meeting.

     (4) If a private company required by this Article to appoint auditors dispenses with the holding of an annual general meeting pursuant to paragraph
(4) of Article 87 any auditors then in office shall continue to act and be deemed to be re-appointed for each succeeding financial period until the conclusion of the next annual general meeting or until the company in general meeting resolves that the appointment of the auditors be brought to an end.

     (5) If a private company which has dispensed as aforesaid with the holding of an annual general meeting becomes bound to appoint auditors and there are no auditors in office, the directors shall appoint auditors who shall continue to act until the conclusion of the next annual general meeting.

     (6) The directors or the company in general meeting may fill any casual vacancy in the office of auditors and fix their remuneration.

     (7) A company may be resolution at any time remove an auditor notwithstanding anything in any agreement between it and him.

     (8) Nothing in this Article is to be taken as depriving a person removed under it of compensation or damages payable to him in respect of the termination of his appointment as auditor.

     (9) If a company fails to comply with paragraph (1), the company and every officer of it who is in default is guilty of an offence.

                                  ARTICLE 110

                                AUDITORS' REPORT

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     (1)    This Article, and Articles 111 and 113, apply only to a company which is required to appoint auditors pursuant to Article 109.

     (2) A company's auditors shall make a report to the company's members on the accounts examined by them.

     (3) The auditors' report shall state whether in their opinion the accounts have been properly prepared in accordance with this Law and in particular whether a true and fair view is given.

                                  ARTICLE 111

                          AUDITORS' DUTIES AND POWERS

     (1) A company's auditors shall, in preparing their report, carry out such investigations as will enable them to form an opinion as to the following matters -

     (a) whether proper accounting records have been kept by the company and proper returns adequate for their audit have been received from branches not visited by them;

     (b) whether the company's accounts are in agreement with the accounting records and returns.

     (2) If the auditors are of the opinion that proper accounting records have not been kept, or that proper returns adequate for their audit have not been received from branches not visited by them, or if the accounts are not in agreement with the accounting records and returns, the auditors shall state that fact in their report.

     (3) The auditors have a right of access at all times to the company's records, and are entitled to require from the company's officers and the secretary such information and explanations as they think necessary for the performance of their duties as auditors.

     (4) Every auditor is entitled to receive notice of, and attend, any meeting of shareholders and to be heard on any part of the business of the meeting which concerns the auditors.

     (5) If the auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report.

     (6) An auditor of a company may resign his office by depositing a notice in writing to that effect together with a statement under paragraph (7) at the company's registered office; and any such notice operates to bring his term of office to an end on the date on which the notice is deposited, or on such later date as may be specified in it.

     (7) When an auditor ceases for any reason to hold office he shall deposit at the company's registered office -

     (a) a statement to the effect that there are no circumstances connected with his ceasing to hold office which he considers should be brought to the notice of the members or creditors of the company; or

     (b)    a statement of any circumstances as are mentioned above.

     (8) Where a statement under paragraph (7) falls within sub-paragraph (b) of that paragraph, the company shall within 14 days send a copy of the statement to every member of the company and to every person entitled to receive notice of general meetings.

     (9) If a person ceasing to hold office as auditor fails to comply with paragraph (7) he is guilty of an offence.

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

     (10) If a company fails to comply with paragraph (8) the company and every officer of it who is in default is guilty of an offence.

                                  ARTICLE 112

                          FALSE STATEMENTS TO AUDITORS

     Where Article 109 requires a company to appoint auditors, an officer and the secretary of a company is guilty of an offence if he knowingly or recklessly makes to the company's auditors a statement (whether written or oral) which -

     (a) conveys or purports to convey any information or explanation which the auditors require, or are entitled to require, as auditors of the company; and

     (b)    is misleading, false or deceptive in a material particular.

                                ARTICLE 113(40)

                    QUALIFICATION FOR APPOINTMENT AS AUDITOR

     (1) A person is not qualified for appointment as auditor of a company under Article 109 unless -

     (a)    he is a member of -

            (i) the Institute of Chartered Accountants in England and Wales, or

            (ii)   the Institute of Chartered Accountants of Scotland, or

            (iii)  the Chartered Association of Certified Accountants, or

            (iv)   the Institute of Chartered Accountants in Ireland,

and is eligible for appointment under the rules of whichever of the foregoing bodies he is a member; or

     (b) he is for the time being authorized by the [Commission](41) to be so appointed.

     (2)    None of the following persons is so qualified -

     (a) a secretary or an officer or servant of the company or a partner or employee of such a person; or

     (b)    a person against whom an order under Article 78 is in force.

     (3) A person is also not so qualified if he is, under paragraph (2), disqualified for appointment as auditor of any other body corporate which is that company's subsidiary or holding company or a subsidiary of that company's holding company, or would be so disqualified if the body corporate were a company.

     (4) No person appointed under Article 109 shall act as auditor of a company at a time when he knows that he is disqualified for appointment to that office; and if an auditor of a company to his knowledge becomes so disqualified during his term of office he shall thereupon vacate his office and give notice in writing to the company that he has vacated it by reason of that disqualification.

_______________________________

(40) Note should be taken of the Companies (Qualifications of Auditor) (Jersey) Order 1996, No. 8941 and the Companies (Qualifications of Auditor) (Amendment) (Jersey) Order 1998, No. 9263.
(41) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, (Volume 1998, page 269).

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

     (5) Notwithstanding paragraph (1) [but subject to paragraph (5A)](42), a partnership is so qualified if, but only if, all the partners are so qualified.

     [(5A) A partnership which does not meet the requirements of paragraph (5) may be a person qualified for appointment as auditor of a company subject to such conditions as are specified in an Order made under paragraph (7).

     (5B) A body corporate may be a person qualified for appointment as auditor of a company subject to such conditions as are specified in an Order made under paragraph (7)](43)

     (6) A person who acts as auditor in contravention of paragraph (4), or fails without reasonable excuse to give notice of vacating his office as required by that paragraph, is guilty of an offence.

     (7)    The Committee may by Order -

     (a) amend sub-paragraph (a) of paragraph (1) by adding, deleting or substituting bodies therein;

     (b) amend paragraph (2) by adding, deleting, substituting or qualifying descriptions of persons therein; and

     (c) amend this Article so as to allow, subject to such conditions as are specified in the Order -

            (i)    a body corporate, or

            (ii) a partnership which does not meet the requirements of paragraph (5),

            to be a person qualified for appointment as auditor of a company.

     (8) Paragraphs (4) and (6) shall not apply to an existing company until the expiration of six months from the date on which this Article comes into force.

                                   PART XVII

                                 DISTRIBUTIONS

                                  ARTICLE 114

                         RESTRICTIONS ON DISTRIBUTIONS

     (1) A company shall not make a distribution except in accordance with this Article.

     (2)    A company may make a distribution at any time -

     (a)    out of its realised profits less its realised losses;

     (b) out of its realised revenue profits less its revenue losses, whether realised or unrealised, provided the directors reasonably believe that, immediately after the distribution has been made -

            (i) the company will be able to discharge its liabilities as they fall due, and

            (ii) the value of the company's assets will not be less than the amount of its liabilities.

_______________________________

(42) Inserted by the Companies (Qualifications of Auditor) (Jersey) Order 1996, No. 8941.
(43)(43)

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

     (3) A company may, with the sanction of a special resolution, make a distribution out of its unrealised profits less its losses, whether realised or unrealised, provided the directors reasonably believe that immediately after the distribution has been made -

     (a) the company will be able to discharge its liabilities as they fall due; and

     (b) the value of the company's assets will not be less than the aggregate of -

            (i)    its liabilities,

            (ii)   the nominal amount of its issued shares,

            (iii) any amount standing to the credit of its share premium account, and

            (iv) any amount standing to the credit of its capital redemption reserve.

     [(3A) Notwithstanding any other provisions of this Law, a company to which this paragraph applies may make a distribution at any time provided the directors reasonably believe that immediately after the distribution has been made -

     (a) the company will be able to discharge its liabilities as they fall due; and

     (b) the value of the company's assets will not be less than the amount of its liabilities and a distribution made in accordance with this paragraph shall be debited to the capital or revenue profit and loss account.](44)

     (4)    In this Part -

     (a) "distribution" means every description of distribution of a company's assets to its members in their characters of members, whether in cash or otherwise, except distribution by way of -

            (i)    an issue of shares as fully or partly paid bonus shares,

            (ii) the redemption or purchase of any of the company's shares out of the proceeds of a fresh issue of shares or share premium account,

            (iii) the reduction of share capital by extinguishing or reducing the liability of any of the members on any of the company's shares in respect of share capital not paid up, or by paying off paid up share capital, and

            (iv) a distribution of assets to members of the company on its winding up.

     (b) references to profits of any description are to accumulated profits of that description made at any time so far as not previously utilised by distribution or capitalization;

     (c) references to losses of any description are to accumulated losses of that description made at any time so far as not previously written off in a reduction or reorganisation of capital duly made;

     (d) references to profits and losses of any description are to profits and losses of that description ascertained in accordance with generally accepted accounting principles;

     (e)    "capitalization" means -

            (i) applying profits in wholly or partly paying up unissued shares in the

_______________________________

(44) The sub-paragraph inserted by the Companies (Amendment) (Jersey) Law, 1992 (Volume 1992-1993, page 63.

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

                   company to be allotted to members as fully or partly paid bonus shares, or

            (ii)   transferring the profits to capital redemption reserve.

     (5) A company shall not apply an unrealised profit in paying up debentures.

     (6) Where the directors of a company are, after making all reasonable enquiries, unable to determine whether a particular profit made before the provisions of this Article came into force is realised or unrealised, they may treat it as realised; and where, after making such enquiries, they are unable to determine whether a particular loss so made is realised or unrealised, they may treat the loss as unrealised.

     [(7)   Paragraph (3A) applies to a company which-

     (a)    is an open-ended investment company; and

     (b) holds a permit as a functionary of Group I of Part 11 of the Schedule to the Collective Investment Funds (Jersey) Law 1988.](45)

                                  ARTICLE 115

                     CONSEQUENCES OF UNLAWFUL DISTRIBUTION

     Where a distribution, or part of a distribution, made by a company to one of its members is made in contravention of Article 114 and, at the time of the distribution, he knows or has reasonable grounds for believing that it is so made, he is liable to repay it, or that part of it, to the company or, in the case of a distribution made otherwise than in cash, to pay the company a sum equal to the value of the distribution, or that part, at that time.

                                   PART XVIII

                         AMALGAMATIONS AND ARRANGEMENTS

                                  ARTICLE 116

                                TAKEOVER OFFERS

     (1) In this Part, "a takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

     (2) In paragraph (1), "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

     (3) The terms offered in relation to any shares shall for the purposes of this Article be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by paragraph (4).

     (4)    A variation is permitted by this paragraph where -

     (a) the law of a country or territory outside the Island precludes the acceptance of an offer in the form or any of the forms specified or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

_______________________________

(45) Sub-paragraph inserted by Companies (Amendment) (Jersey) Law, 1992 (Volume 1992-1993, page 63).

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

     (b) the variation is such that the persons by whom the acceptance of an offer in that form is precluded are able to accept an offer otherwise than in that form but of substantially equivalent value.

     (5) The reference in paragraph (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder for nothing other than a promise by the offeror to make the offer.

     (6) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part as the making of a fresh offer and references in this Part to the date of the offer shall accordingly be construed as references to the date of which the original offer was made.

     (7) In this Part "the offeror" means, subject to Article 122, the person making a takeover offer and "the company" means the company whose shares are the subject of the offer.

                                  ARTICLE 117

               RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

     (1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine- tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (3) No notice shall be given under paragraph (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that paragraph before the end of the period of four months beginning with the date of the offer, and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

     (4) When the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a declaration by him that the conditions for the giving of the notice are satisfied.

     (5) Where the offeror is a body corporate (whether or not a company within the meaning of this Law) the declaration shall be signed by a director.

     (6) Any person who fails to send a copy of a notice or a declaration as required by paragraph (4) or makes such a declaration for the purposes of that paragraph knowing it to be false or without having reasonable grounds for believing it to be true is guilty of an offence.

     (7) If a person is charged with any offence for failing to send a copy of a notice as required by paragraph (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that paragraph.

     (8) Where during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then if -

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

     (a) the value of that for which they are acquired or contracted to be acquired ("the acquisition value") does not at that time exceed the value of that which is receivable by an acceptor under the terms of the offer; or

     (b) those terms are subsequently revised so that when the revision is announced the acquisition value, at the time mentioned in sub-paragraph (a), no longer exceeds the value of that which is receivable by an acceptor under those terms, the offeror shall be treated for the purposes of this Article as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

                                  ARTICLE 118

                       EFFECT OF NOTICE UNDER ARTICLE 117

     (1) The following provisions shall, subject to Article 121, have effect where a notice is given in respect of any shares under Article 117.

     (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

     (3) Where the terms of an offer are such as to give the holder of any shares a choice of payment for his shares the notice shall give particulars of the choice and state -

     (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

     (b) which payment specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid,

and the terms of the offer mentioned in paragraph (2) shall be determined accordingly.

     (4) Paragraph (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the payment chosen by the holder of the shares -

     (a)    is not cash and the offeror is no longer able to make that payment;
            or

     (b) was to have been made by a third party who is no longer bound or able to make that payment,

the payment shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen payment.

     (5) At the end of six weeks from the date of the notice the offeror shall forthwith -

     (a)    send a copy of the notice to the company, and

     (b) make payment to the company for the shares to which the notice relates.

     (6) The copy of the notice sent to the company under sub-paragraph (a) of paragraph (5) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

     (7) Where the payment referred to in sub-paragraph (b) of paragraph (5) is to be made in shares or securities to be allotted by the offeror the reference in that paragraph to the making of

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

payment shall be construed as a reference to the allotment of the shares or securities to the company.

     (8)    Any sum received by a company under sub-paragraph (b) of paragraph
(5) and any other payment received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other payment was received.

     (9)    Any sum received by a company under sub-paragraph (b) of paragraph
(5) and any dividend or other sum accruing from any other payment received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

     (10) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any sum or other payment held on trust by virtue of paragraph (8) cannot be found and 10 years have elapsed since the sum or other payment was received or the company is wound up, the sum or other payment (together with any interest, dividend or other benefit that has accrued from it) shall be paid to the Viscount.

     (11) The expenses of any such enquiry as is mentioned in paragraph (10) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

                                  ARTICLE 119

           RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

     (1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted -

     (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

     (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company,

the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted -

     (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

     (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (3) Within one month of the time specified in paragraph (1) or, as the case may be, paragraph (2) the offeror shall give any shareholder who has not accepted the offer notice of the rights that are exercisable by him under that paragraph; and if the notice is given before the end of the period mentioned in that paragraph it shall state that the offer is still open for acceptance.

     (4) A notice under paragraph (3) may specify a period for the exercise of the rights, conferred by this Article and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which

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

the offer can be accepted.

     (5) Paragraph (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under Article 117.

     (6) If the offeror fails to comply with paragraph (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, is guilty of an offence.

     (7) If an offeror other than a company is charged with an offence for failing to comply with paragraph (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that paragraph.

                                  ARTICLE 120

                    EFFECT OF REQUIREMENT UNDER ARTICLE 119

     (1) The following provisions shall subject to Article 121, have effect where a shareholder exercises his rights in respect of any shares under Article 119.

     (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

     (3) Where the terms of an offer are such as to give the holder of shares a choice of payment for his shares the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under paragraph (3) of Article 119 -

     (a) shall give particulars of the choice and of the rights conferred by this paragraph; and

     (b) may state which payment specified in the offer is to be taken as applying in default of his indicating a choice,

and the terms of the offer mentioned in paragraph (2) shall be determined accordingly.

     (4) Paragraph (3) applies whether or not any time limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the payment chosen by the holder of the shares -

     (a)    is not cash and the offeror is no longer able to make that payment;
            or

     (b) was to have been made by a third party who is no longer bound or able to make that payment,

the payment shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen payment.

                                  ARTICLE 121

                           APPLICATIONS TO THE COURT

     (1) Where a notice is given under Article 117 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given -

     (a) order that the offeror shall not be entitled and bound to acquire the shares; or

     (b)    specify terms of acquisition different from those of the offer.

     (2) If an application to the court under paragraph (1) is pending at the end of the period mentioned in paragraph (5) of Article 118 that paragraph shall not have effect until the application

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has been disposed of.

     (3) Where the holder of any shares exercises his rights under Article 119 the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

     (4) No order for costs or expenses shall be made against a shareholder making an application under paragraph (1) or (3) unless the court considers -

     (a)    that the application was unnecessary, improper or vexatious; or

     (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

     (5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under paragraph (1) or (2) of Article 117 the court may, on the application of the offeror, make an order authorizing him to give notices under that Article if satisfied -

     (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

     (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in sub-paragraph (a), amount to not less than the minimum specified in that Article; and

     (c)    that the terms offered are fair and reasonable;

but the court shall not make an order under this paragraph unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

                                  ARTICLE 122

                                  JOINT OFFERS

     (1) A takeover offer may be made by two or more persons jointly and in that event this Part has effect with the following modifications.

     (2) The conditions for the exercise of the rights conferred by Articles 117 and 119 shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and subject to the following provisions, the rights and obligations of the offeror under those Articles and Articles 118 and 120 shall be respectively joint rights and joint and several obligations of the joint offerors.

     (3) It shall be a sufficient compliance with any provision of those Articles requiring or authorizing a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the declaration required by paragraph (4) of Article 117 shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

     (4) In Article 116, paragraph (7) of Article 123 references to the offeror shall be construed as references to the joint offerors or any of them.

     (5) In paragraph (6) of Article 118 references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

     (6) In sub-paragraph (a) of paragraph (4) of Article 118 and sub-paragraph (a) of

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

paragraph (4) of Article 120 references to the offeror being no longer able to make the relevant payment shall be construed as references to none of the joint offerors being able to do so.

     (7) In Article 121 references to the offeror shall be construed as references to the joint offerors except that any application under paragraph (3) or (5) may be made by any of them and the reference in sub-paragraph (a) of paragraph (5) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

                                  ARTICLE 123

                                   ASSOCIATES

     (1) The requirement in paragraph (1) of Article 116 that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to paragraph (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part to the shares to which a takeover offer relates.

     (2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in sub-paragraph (a) or (b) of paragraph (8) of Article 117 is satisfied as respects those shares they shall be treated for the purpose of that Article as shares to which the offer relates.

     (3) In sub-paragraph (b) of paragraph (1) and sub-paragraph (b) of paragraph (2) of Article 119 the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

     (4)    In this Article, "associate", in relation to an offeror, means -

     (a)    a nominee of the offeror;

     (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

     (c)    a body corporate in which the offeror is substantially interested.

     (5) For the purposes of sub-paragraph (b) of paragraph (4) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

     (6) For the purposes of sub-paragraph (c) of paragraph (4) an offeror has a substantial interest in a body corporate if -

     (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

     (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

     (7) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

                                  ARTICLE 124

                             CONVERTIBLE SECURITIES

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

     (1) For the purposes of this Part, securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

     (2) Paragraph (1) shall not be construed as requiring any securities to be treated -

     (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

     (b) as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

                                  ARTICLE 125

           POWER OF COMPANY TO COMPROMISE WITH CREDITORS AND MEMBERS

     (1) Where a compromise or arrangement is proposed between a company and its creditors, or a class of them, or between the company and its members, or a class of them, the court may on the application of the company or a creditor or member of it or, in the case of a company being wound up, of the liquidator, order a meeting of the creditors or class of creditors, or of the members of the company or class of members (as the case may be), to be called in a manner as the court directs.

     (2) If a majority in number representing three-quarters in value of the creditors or class of creditors, or members or class of members, present and voting either in person or by proxy at the meeting, agree to a compromise or arrangement, the compromise or arrangement, if sanctioned by the court, is binding on all creditors or the class of creditors or on the members or class of members, and also on the company or, in the case of a company in the course of being wound up, on the liquidator and contributories of the company.

     (3) The court's order under paragraph (2) has no effect until the relevant Act of the court has been delivered to the registrar for registration; and the relevant Act of the court shall be annexed to every copy of the company's memorandum issued after the order has been made.

     (4) If a company fails to comply with paragraph (3), it is guilty of an offence.

     (5) In this Article and Article 126, "arrangement" includes a reorganisation of the company's share capital by the consolidation of shares of different classes or by the division of shares into shares of different classes, or by both of those methods.

                                  ARTICLE 126

                 INFORMATION AS TO COMPROMISE TO BE CIRCULATED

     (1) This Article applies where a meeting of creditors or a class of creditors, or of members or a class of members, is called under Article 125.

     (2) With the notice calling the meeting which is given to a creditor or member there shall be included a statement explaining the effect of the compromise or arrangement and in particular stating any material interests of the directors of the company (whether as directors or as members or as creditors of the company or otherwise) and the effect on those interests of the compromise or arrangement, in so far as it is different from the effect on the same interests of other persons.

     (3) In every notice calling the meeting which is given by advertisement there shall be included either a statement mentioned in paragraph (2) or a notification of the place at which, and the manner in which, creditors or members entitled to attend the meeting may obtain copies of the statement.

     (4) Where the compromise or arrangement affects the rights of debenture holders of the company, the statement shall give the same explanation as respects the trustees of a deed for securing the issue of the debentures as it is required to give as respects the company's directors.

     (5) Where a notice given by advertisement includes a notification that copies of a statement explaining the effect of the compromise or arrangement proposed can be obtained by creditors or members entitled to attend the meeting, every such creditor or member shall, on making application in the manner indicated by the notice, be furnished by the company free of charge with a copy of the statement.

     (6) If a company fails to comply with a requirement of this Article the company and every officer of it who is in default is guilty of an offence; and for this purpose a trustee of a deed for securing the issue of debentures of the company is deemed an officer of it; but a person is not liable under this paragraph if he shows that the default was due to the refusal of another person, being a director or trustee for debenture holders, to supply the necessary particulars of his interests.

     (7) A director of the company, and a trustee for its debenture holders, shall give notice to the company of such matters relating to himself as may be necessary for the purposes of this Article; and a person who defaults in complying with this paragraph is guilty of an offence.

                                  ARTICLE 127

       PROVISIONS FOR FACILITATING COMPANY RECONSTRUCTION OR AMALGAMATION

     (1)    This Article applies where application is made to the court under
Article 125 for the sanctioning of a compromise or arrangement proposed between a company and any persons mentioned in that Article.

     (2)    If it is shown -

     (a) that the compromise or arrangement has been proposed for the purposes of, or in connexion with, a scheme for the reconstruction of a company or companies, or the amalgamation of two or more companies; and

     (b) that under the scheme the whole or part of the undertaking or the property of a company concerned in the scheme ("a transferor company") is to be transferred to another company ("the transferee company"), the court may, either by the order sanctioning the compromise or arrangement or by a subsequent order, make provision for all or any of the following matters -

     (i) the transfer to the transferee company of the whole or part of the undertaking and of the property or liabilities of a transferor company,

     (ii) the allotting or appropriation by the transferee company of shares, debentures, policies or other similar interests in that company which under the compromise or arrangement are to be allotted or appropriated by the company to or for any person,

     (iii) the continuation by or against the transferee company of legal proceedings pending by or against a transferor company,

     (iv)   the dissolution, without winding up, of a transferor company,

     (v) the provision to be made for persons who, within a time and in a manner which the court directs, dissent from the compromise or arrangement,

     (vi) such incidental consequential and supplemental matters as are necessary to secure that the reconstruction or amalgamation is fully and effectively carried out.

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

     (3) If an order under this Article provides for the transfer of property or liabilities, then

     (a) that property is by virtue of the order transferred to, and vests in, the transferee company, and

     (b) those liabilities are, by virtue of the order, transferred to and become liabilities of that company,

and property (if the order so directs) vests freed from any hypothec, security interest or other charge which is by virtue of the compromise or arrangement to cease to have effect.

     (4) Where an order is made under this Article, every company in relation to which the order is made shall cause the relevant Act of the court to be delivered to the registrar for registration within 14 days after the making of the order; and in the event of failure to comply with this paragraph, the company is guilty of an offence.

     (5) In this Article, "property" includes property, rights and powers of every description and "liabilities" includes duties.

                                    PART XIX

                                 INVESTIGATIONS

                                  ARTICLE 128

                     APPOINTMENT OF INSPECTORS BY COMMITTEE

     (1) The Committee [or the Commission](46), on being satisfied that there is good reason to do so, may appoint one or more competent inspectors to investigate the affairs of a company and to report on them as the Committee [or the Commission] may direct.

     (2) The appointment may be made on the application of the registrar, the company or a member, officer or creditor of the company.

     (3) The Committee [or the Commission] may, before appointing inspectors, require the applicant, other than the registrar, to give security, to an amount not exceeding [pound]5,000 or such other sum as may be prescribed for payment of the costs of the investigation.

     (4)    This Article applies whether or not the company is being wound up.

     [(5)   In any case where the Committee or the Commission may exercise a discretion under this Article, the decision of the Committee shall prevail.](47)

                                  ARTICLE 129

                              POWERS OF INSPECTORS

     (1) If inspectors appointed under Article 128 to investigate the affairs of a company think it necessary for the purposes of their investigation to investigate also the affairs of another body corporate which is or at any relevant time has been the company's subsidiary or holding company, or a subsidiary of its holding company or a holding company of its subsidiary, they shall have power to do so; and they shall report on the affairs of the other body corporate so far as they think that the results of their investigation of its affairs are relevant to the investigation of the affairs of the first mentioned company.

     (2) Inspectors so appointed may at any time in the course of their investigation, without

_______________________________

(46) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.
(47) Sub-paragraph inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.

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

the necessity of making an interim report, inform the Committee [or the Commission as the case may be](48) and the Attorney-General of matters coming to their knowledge as a result of the investigation tending to show that an offence has been committed.

                                  ARTICLE 130

                PRODUCTION OF RECORDS AND EVIDENCE TO INSPECTORS

     (1) If inspectors appointed under Article 128 consider that any person is or may be in possession of information relating to a matter which they believe to be relevant to the investigation, they may require him -

     (a) to produce and make available to them all records in his custody or power relating to that matter;

     (b)    at reasonable times and on reasonable notice, to attend before them;
            and

     (c) otherwise to give them all assistance in connexion with the investigation which he is reasonably able to give,

and it is that person's duty to comply with the requirement.

     (2) Inspectors may for the purposes of the investigation examine on oath any such person as is mentioned in paragraph (1), and may administer an oath accordingly.

     (3) An answer given by a person to a question put to him in exercise of the powers conferred by this Article may be used in evidence against him.

                                  ARTICLE 131

            POWER OF INSPECTORS TO CALL FOR DIRECTORS' BANK ACCOUNTS

     If inspectors appointed under Article 128 have reasonable grounds for believing that a director, or past director, of the company or other body corporate whose affairs they are investigating maintains or has maintained a bank account of any description, whether alone or jointly with another person and whether in the Island or elsewhere, into or out of which there has been paid money which has been in any way connected with an act or omission, or series of acts or omissions, which constitutes misconduct (whether fraudulent or not) on the part of that director towards the company or other body corporate or its members, the inspectors may require the director to produce and make available to them all records in the director's possession or under his control relating to that bank account.

                                  ARTICLE 132

                              AUTHORITY FOR SEARCH

     (1) Inspectors appointed under Article 128 may for the purpose of an investigation under that Article apply to the Bailiff for a warrant under this
Article in relation to specified premises.

     (2) If the Bailiff is satisfied that the conditions in paragraph (3) are fulfilled he may issue a warrant authorizing a police officer and any other person named in the warrant to enter the specified premises (using such force as is reasonably necessary for the purpose) and to search them.

     (3)    The conditions referred to in paragraph (2) are -

     (a) that there are reasonable grounds for suspecting that there is on the premises material (whether or not it can be particularised) which is likely to be of substantial

_______________________________

(48) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.

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

            value (whether by itself or together with other material) to the investigation for the purpose of which the application is made; and

     (b) that the investigation for the purposes of which the application is made might be seriously prejudiced unless immediate entry can be secured to the premises.

     (4) Where a person has entered premises in the execution of a warrant issued under this Article, he may seize and retain any material, other than items subject to legal professional privilege, which is likely to be of substantial value (whether by itself or together with other material) to the investigation for the purpose of which the warrant was issued.

     (5) In this Article, "premises" includes any place and, in particular, includes -

     (a)    any vehicle, vessel, aircraft or hovercraft;

     (b)    any offshore installation; and

     (c)    any tent or movable structure.

                                  ARTICLE 133

                                  OBSTRUCTION

     Any person who wilfully obstructs any person acting in the execution of a warrant issued under Article 132 is guilty of an offence.

                                  ARTICLE 134

                     FAILURE TO CO-OPERATE WITH INSPECTORS

     (1)    If any person -

     (a)    fails to comply with a requirement under Article 130 or 131; or

     (b) refuses to answer any question put to him by the inspectors for the purpose of the investigation,

the inspectors may certify the refusal in writing to the court.

     (2) The court may thereupon inquire into the case and, after hearing any witness who may be produced against or on behalf of the alleged offender and any statement in defence, the court may punish the offender as if he bad been guilty of contempt of the court.

                                  ARTICLE 135

                              INSPECTORS' REPORTS

[(1) The inspectors may, and if so directed by the Committee or the Commission shall, -

     (a)    make interim reports; and

     (b)    on conclusion of their investigation make a final report,

to the Committee or the Commission as the case may be.](49)

     (2)    The Committee [or the Commission](50) may -

_______________________________

(49) Substitution by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(50) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

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

     (a) forward a copy of any report made by the inspectors to the company's registered office;

     (b)    furnish a copy on request and on payment of the prescribed fee to -

            (i) any member of the company or other body corporate which is the subject of the report,

            (ii)   any person whose conduct is referred to in the report,

            (iii)  the auditors of the company or that body corporate,

            (iv)   the applicants for the investigation,

            (v) any other person whose financial interests appear to the Committee [or the Commission] to be affected by the matters dealt with in the report, whether as a creditor of the company or body corporate, or otherwise; and

     (c)    cause the report to be printed and published.

                                  ARTICLE 136

          POWER TO BRING CIVIL PROCEEDINGS ON BEHALF OF BODY CORPORATE

     (1) If, from any report made or information obtained under this Part, it appears to the Committee [or the Commission](51) that civil proceedings ought in the public interest to be brought by a body corporate, the Committee [or the Commission] may itself bring those proceedings in the name and on behalf of the body corporate.

     (2) The Committee [or the Commission] shall at the expense of the States [or the Commission as appropriate](52) indemnify the body corporate against any costs or expenses incurred by it in or in connexion with proceedings brought under this Article.

     [(3)   In any case where the Committee or the Commission may exercise a discretion under this Article, the decision of the Committee shall prevail.](53)

                                  ARTICLE 137

                 EXPENSES OF INVESTIGATING A COMPANY'S AFFAIRS

     (1) The expenses of and incidental to an investigation by inspectors shall be defrayed in the first instance by the Committee [or the Commission](54), but the following are liable to make repayment to the Committee [or the Commission] to the extent specified -

     (a)    a person who -

            (i) is convicted in proceedings on a prosecution instituted as a result of the investigation, or

            (ii) is ordered to pay the whole or any part of the proceedings brought under Article 136,

     may in the same proceedings be ordered to pay those expenses to the extent specified in the order;

_______________________________

(51) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.
(52) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(53) Sub-paragraph inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, pages 270 and 271.
(54) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

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

     (b)    a body corporate in whose name proceedings are brought under that
            Article is liable to the amount or value of any sums or property recovered by it as a result of those proceedings;

     (c) a body corporate which has been the subject of the investigation is liable except so far as the Committee [or the Commission] otherwise directs; and

     (d) the applicant or applicants for the investigation (other than the registrar), is or are liable to the extent (if any) which the Committee [or the Commission] may direct.

     (2) For the purposes of this Article, costs or expenses incurred by the Committee [or the Commission] in or in connexion with proceedings brought under
Article 136 (including expenses incurred under paragraph (2) of it) are to be treated as expenses of the investigation giving rise to the proceedings.

     (3) A liability to repay the Committee [or the Commission] imposed by sub-paragraph (a) or (b) of paragraph (1) is (subject to satisfaction of its right to repayment) a liability also to indemnify all persons against liability under sub-paragraph (c) or (d) of that paragraph; and a liability imposed by sub-paragraph (a) is (subject as mentioned above) a liability also to indemnify all persons against liability under sub-paragraph (b).

     (4) A person liable under paragraph (1) is entitled to a contribution from any other person liable under the same paragraph according to the amount of their respective liabilities under it.

     (5) Expenses to be defrayed by the Committee [or the Commission] under this Article shall, so far as not recovered under it, be paid out of money provided by the States [or the Commission as appropriate](55).

     (6) There shall be treated as expenses of the investigation, in particular, such reasonable sums as the Committee [or the Commission] may determine in respect of general staff costs and overheads.

                                  ARTICLE 138

                       INSPECTORS' REPORT TO BE EVIDENCE

     (1) A copy of a report of inspectors certified by the Committee [or the Commission](56) to be a true copy, is admissible in legal proceedings as evidence of the opinion of the inspectors in relation to a matter contained in the report.

     (2) A document purporting to be a certificate mentioned in paragraph (1) shall be received in evidence and be deemed to be such a certificate unless the contrary is proved.

                                  ARTICLE 139

                             PRIVILEGED INFORMATION

     Nothing in this Part requires the disclosure or production[, to the Commission or to the Committee or to an inspector appointed by the Committee or the Commission](57) -

     (a) by a person of information or records which he would in an action in the court be entitled to refuse to disclose or produce on the grounds of legal professional privilege in proceedings in the court except, if he is a lawyer, the name and address of his client;

_______________________________

(55) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(56) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(57) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 271.

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

     (b) by a company's bankers (as such) of information or records relating to the affairs of any of their customers other than the company or other body corporate under investigation.

                                  ARTICLE 140

                      INVESTIGATION OF EXTERNAL COMPANIES

     This Part applies to external companies and to bodies corporate which have at any time been external companies as if they were companies under this Law, but subject to such adaptations and modifications as may be specified in Regulations made by the States.

                                    PART XX

                                UNFAIR PREJUDICE

                                  ARTICLE 141

                       POWER FOR MEMBER TO APPLY TO COURT

     (1)    A member of a company may apply to the court for an order under
Article 143 on the ground that the company's affairs are being or have been conducted in a manner which is unfairly prejudicial to the interests of its members generally or of some part of its members (including at least himself) or that an actual or proposed act or omission of the company (including an act or omission on its behalf) is or would be so prejudicial.

     (2) The provisions of this Article and Articles 142 and 143 apply to a person who is not a member of a company but to whom shares in the company have been transferred or transmitted by operation of law, as those provisions apply to a member of the company; and references to a member or members are to be construed accordingly.

                                  ARTICLE 142

                     POWER FOR COMMITTEE TO APPLY TO COURT

     (1)    If in the case of a company -

     (a)    the Committee [or the Commission](58) has received a report under
            Article 135; and

     (b) it appears to the Committee [or the Commission] that the company's affairs are being or have been conducted in a manner which is unfairly prejudicial to the interests of its members generally or of some part of its members, or that an actual or proposed act or omission of the company (including an act or omission on its behalf) is or would be so prejudicial, the Committee [or the Commission] may apply to the court for an order under
Article 143.

     [(2)   In any case where the Committee or the Commission may exercise a discretion under this Article, the decision of the Committee shall prevail.](59)

                                  ARTICLE 143

                                POWERS OF COURT

     (1) If the court is satisfied that an application under Article 141 or 142 is well founded, it may make such order as it thinks fit for giving relief in respect of the matters complained of.

_______________________________

(58) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(59) Sub-paragraph inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 271.

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

     (2) Without prejudice to the generality of paragraph (1), the court's order may -

     (a)    regulate the conduct of the company's affairs in the future;

     (b) require the company to refrain from doing or continuing an act complained of by the applicant or to do an act which the applicant has complained it has omitted to do;

     (c) authorize civil proceedings to be brought in the name and on behalf of the company by such person or persons and on such terms as the court may direct;

     (d) provide for the purchase of the shares of any members of the company by other members or by the company itself and, in the case of a purchase by the company itself, the reduction of the company's capital accordingly.

     (3) If an order under this Article requires the company not to make any, or any specified, alterations in the memorandum or articles, the company shall not then without leave of the court make such alterations in breach of that requirement.

     (4) An alteration in the company's memorandum or articles made by virtue of an order under this Article is of the same effect as if duly made by resolution of the company, and the provisions of this Law apply to the memorandum or articles as so altered accordingly.

     (5) The Act of the court recording the making of an order under this Article altering, or giving leave to alter, a company's memorandum or articles shall, within 14 days from the making of the order or such longer period as the court may allow, be delivered by the company to the registrar for registration, and if a company fails to comply with this paragraph, the company is guilty of an offence.

                                    PART XXI

                            WINDING UP OF COMPANIES

            [CHAPTER 1 - WINDING UP OF COMPANIES OF LIMITED DURATION

                                  ARTICLE 144

                PROCEDURE - WINDING UP OF LIMITED LIFE COMPANIES

     (1)    Where a limited life company is to be wound up and dissolved upon -

     (a)    the expiration of a fixed period of time; or

     (b)    the happening of some other event.

specified in the memorandum or articles, and the period expires or the other event happens, the company shall thereupon be deemed to pass a special resolution for its winding up summarily.

     (2) Within 21 days thereafter, a notice of the resolution so deemed to be passed shall be delivered to the registrar.

     (3) If a statement of solvency is made in accordance with paragraph (2) of Article 146 within 28 days after the event referred to in paragraph (1), and is delivered to the registrar within 21 days after it is made, the limited life company shall continue to be wound up summarily in accordance with Chapter 2 of this Part.

     (4) If a statement of solvency is not delivered to the registrar in accordance with paragraph (3), the limited life company shall be wound up in a creditors winding up in accordance with Chapter 4 of this Part and for that purpose Article 151 shall apply as though the opinion referred to in that Article had been recorded at the expiration of 28 days after the happening of the

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event referred to in paragraph (1).

                                  ARTICLE 144A

         PROCEDURE - WINDING UP OF OTHER COMPANIES OF LIMITED DURATION

     (1) Where a company (other than a limited life company) is to be wound up and dissolved upon the expiration of a fixed period of time specified in its memorandum or articles, and the period expires, the company shall deliver to the registrar within 21 days after that period has expired a notice stating -

     (a)    that the period has expired; and

     (b)    the date of expiration.

     (2) If a company fails to comply with paragraph (1), any director, member or creditor of the company may, at any time after the expiration of the period of 21 days referred to in paragraph (1), deliver such a notice to the registrar.

     (3) Where a notice is delivered to the registrar in accordance with paragraph (2), the director, member or creditor shall at the same time deliver a copy of the notice to the company.

     (4)    If a statement of solvency in accordance with paragraph (2) of
Article 146 -

     (a) has been made within 28 days before and is delivered to the registrar with a notice delivered in accordance with paragraph (1); or

     (b) has been made and is delivered to the registrar within 28 days after a notice is delivered in accordance with paragraph (2),

the company shall be wound up summarily in accordance with Chapter 2 of this Part.

     (5) If, notice having been delivered in accordance with paragraph (1) or paragraph (2), a statement of solvency is not made and delivered to the registrar as provided in paragraph (4), the company shall be wound up in a creditors' winding up in accordance with Chapter 4 of this Part and for that purpose the company shall be deemed to pass a resolution for a creditors' winding up -

     (a) where notice is delivered in accordance with paragraph (1), upon delivery of the notice to the registrar; and

     (b) where notice is delivered in accordance with paragraph (2), upon the expiration of 28 days after the copy of the notice is delivered to the company.](60)

                         CHAPTER 2 - SUMMARY WINDING UP

                                  ARTICLE 145

                          APPLICATION OF THIS CHAPTER

     This Chapter applies to the winding up of a company which has no liabilities or which is able to discharge its liabilities in full within six months after the commencement of the winding up and such a winding up is a summary winding up.

                                  ARTICLE 146

                                   PROCEDURE

_______________________________

(60) Substitution by Companies (Amendment No. 3) Jersey Law, 1997 (Volume 1997, page 689).

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     [(1)   A company may be wound up under this Chapter -

     (a)    in accordance with Article 144;

     (b)    in accordance with Article 144A; or

     (c)    in the following manner, namely -

            (i) by making a statement of solvency in accordance with paragraph (2);

            (ii) by passing, within 28 days after the statement has been signed by each of the directors of the company, a special resolution that the company be wound up summarily; and

            (iii) by delivering to the registrar, within 21 days after the resolution has been passed, a copy of it in accordance with
                   Article 100 together with the statement](61)

     (2) A statement of solvency shall be signed by each of the directors and state that, having made full inquiry into the company's affairs, each of them is satisfied -

     (a)    that the company has no assets and no liabilities; or

     (b)    that the company has assets and no liabilities; or

     (c) that the company will be able to discharge its liabilities in full within six months after the commencement of the winding up,

as the case may be.

                  *     *     *     *     *     *     *(62)

                                  ARTICLE 147

                      [COMMENCEMENT OF SUMMARY WINDING UP

     A summary winding up under which assets of the company are to be distributed commences

     (a) where a limited life company has under paragraph (1) of Article 144 been deemed to pass a special resolution for winding up, upon its being deemed to have done so;

     (b) where a company (other than a limited life company) whose existence is limited by a period of time is wound up pursuant to Article 144A, upon the delivery to the registrar of a notice in accordance with either of paragraphs (1) and (2) of that Article and the statement of solvency under Article 146; and

     (c) in any other case, on the passing of the special resolution for summary winding up.](63)

                                  ARTICLE 148

_______________________________

(61) Substituted by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, page 690).
(62) Sub-paragraph (3) deleted by Companies (Amendment No. 3) (Jersey) Law 1997 (Volume 1997, page 690).
(63) Substitution by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, page 690).

                          EFFECT ON STATUS OF COMPANY

     After the commencement of a summary winding up of a company which has assets the corporate state and capacity of the company continue until the company is dissolved but, from the commencement of the winding up, its powers shall be exercised only so far as may be required for the realization of the assets of the company, the discharge of any liabilities of the company and the distribution of its assets in accordance with Article 150.

                                  ARTICLE 149

                           APPOINTMENT OF LIQUIDATOR

     (1) [On or after the date of commencement of a summary winding up of a company, it](64) may by special resolution appoint a person to be liquidator for the purposes of the winding up.

     (2) On the appointment of a liquidator all the powers of the directors cease except so far as the resolution appointing the liquidator or any subsequent special resolution otherwise provides and, subject to any such resolution and to Article 150, all those powers shall thereafter be exercisable by the liquidator.

     (3) Article 83 applies to a liquidator appointed under this Article as it applies to a director.

                                  ARTICLE 150

                     APPLICATION OF ASSETS AND DISSOLUTION

     (1)    On the registration by the registrar of a statement delivered under
Article 146 that the company has no assets and no liabilities the company is dissolved.

     (2) On the registration by the registrar of a statement so delivered that the company has assets and no liabilities the company shall forthwith proceed to distribute its assets among its members according to their rights or otherwise as provided by the memorandum or articles.

     (3) On the registration by the registrar of a statement so delivered that the company will be able to discharge its liabilities in full within six months after the commencement of the winding up the assets of the company shall be applied in satisfaction of the company's liabilities and, subject to that application, shall be distributed as aforesaid.

     (4) As soon as the company has completed the distribution of its assets in accordance with paragraph (2) or (3), it shall deliver to the registrar a statement signed by each of the directors or, if the distribution has been completed by a liquidator appointed under Article 149, by the liquidator, that each director or (as the case may be) the liquidator, having made full inquiry into the company's affairs, is satisfied that the company has no assets and no liabilities and, upon the registration of the statement, the company is dissolved.

                                  ARTICLE 151

                              EFFECT OF INSOLVENCY

     (1) This Article applies where after the commencement of a summary winding up the directors (or, if there is a liquidator, the liquidator) form the opinion that the company has liabilities which it will be unable to discharge in full within six months after the commencement of the winding up.

     (2) When that opinion is formed it shall be recorded in the minutes of a meeting of the directors or, as the case may be, by the liquidator.

_______________________________

(64) Substitution by Companies (Amendment No.3) (Jersey) Law, 1997 (Volume 1997, pages 690 and 691).

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

     (3)    The directors (or, if there is a liquidator, the liquidator) shall -

     (a) by not less than 14 days' notice given by post, call a meeting of the creditors of the company to be held in the Island within 28 days after that opinion was recorded and the company shall in the notice nominate a person to be liquidator for the purpose of a creditors' winding up;

     (b) when that notice is given to the creditors, deliver a copy of it to the registrar;

     (c) not less than 10 days before the day for which the meeting is called, give notice of the meeting by advertisement in the Jersey Gazette;

     (d) during the period before the creditors' meeting is held, furnish any creditor free of charge with such information concerning the affairs of the company as he may reasonably request; and

     (e) make out a statement as to the affairs of the company and lay that statement before the creditors' meeting.

     (4) The statement as to the affairs of the company shall be verified by affidavit by some or all of the directors or (if there is a liquidator) by the liquidator.

     (5) If there is a liquidator, he shall preside at the creditors' meeting and, if there is no liquidator, a director nominated by the directors shall preside.

     (6) As from the day on which the creditors' meeting under this Article is held the winding up becomes a creditors' winding up and this Law has effect as if that meeting was the meeting of creditors mentioned in Article 160.

     (7) If the directors or, as the case may be, the liquidator without reasonable excuse fail to comply with their obligations under the Article or if a director, or, as the case may be, the liquidator fails to comply with paragraph (5) so far as requiring him to preside at the creditors' meeting, the directors or the director or the liquidator, (as the case may be) is guilty of an offence.

     (8) A director or liquidator who signs a statement delivered to the registrar under Article 146 or 150 without having reasonable grounds for stating that the company has no liabilities or that it will be able to discharge its liabilities in full within six months after the commencement of the winding up is guilty of an offence.

                                  ARTICLE 152

                     LIABILITY OF PAST DIRECTORS AND OTHERS

     (1)    This Article applies where -

     (a)    a company is dissolved under Article 150;

     (b)    an order is made under Article 213 declaring the dissolution void;

     (c) when that order is made the company's assets (if any) are not sufficient for the discharge of all the liabilities admissible to proof against the company in a creditors' winding up; and

     (d) the company's assets (if any) at the time of its dissolution were not sufficient for the discharge of all such liabilities at that time.

     (2) Any person to whom any assets were distributed under Article 150 and any director or liquidator who signed a statement delivered to the registrar under Article 146 or 150 that the company had no liabilities (except a person who shows that he had reasonable grounds for being satisfied when he signed the statement that the company had no liabilities) are, so as to enable the

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

insufficiency referred to in sub-paragraph (d) of paragraph (1) to be met, liable to contribute to the following extent to the company's assets.

     (3) A person to whom any such distribution was made is liable to contribute an amount not exceeding the amount or value of the assets which were distributed to him and the directors and any such liquidator are jointly and severally liable with that person to contribute that amount.

     (4) A person who is liable to contribute, or who has contributed, any amount to the assets under this Article may apply to the court for an order directing any person jointly and severally liable with him in respect of that amount to pay him such amount as the court thinks fair and reasonable.

                                  ARTICLE 153

                           REMUNERATION OF LIQUIDATOR

     A liquidator appointed under Article 149 shall be entitled to receive from the company such remuneration as is agreed between him and the company before his appointment or as is subsequently approved by the company in general meeting or by the court.

                                  ARTICLE 154

                         CESSER OF OFFICE BY LIQUIDATOR

     A liquidator appointed under Article 149 may be removed from office by a special resolution of the company and shall vacate office if he ceases to be qualified to hold that office.

                                 [ARTICLE 154A

                       TERMINATION OF SUMMARY WINDING UP

     (1)    Where -

     (a)    the summary winding up of a company has commenced;

     (b) the company has not received any contribution from any present or past member pursuant to Article 192;

     (c) the company has not for the purposes of the winding up distributed any of its assets among its members;

     (d)    the company is able to discharge its liabilities as they fall due;
            and

     (e) termination of the winding up has been approved by a special resolution of the company,

the documents described in paragraph (2) of this Article may be delivered to the registrar and thereupon the winding up shall forthwith terminate.

     (2)    The documents to be delivered to the registrar pursuant to paragraph
(1) are -

     (a) a certificate signed by all the directors of the company stating that the company -

            (i)    has received no such contribution;

            (ii)   has made no such distribution; and

            (iii)  is able to discharge its liabilities as they fall due; and

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

     (b) a copy of the special resolution approving the termination of the winding up.

     (3)    Upon the termination of a winding up pursuant to paragraph (1) -

     (a) any liquidator appointed for the purpose of the winding up shall cease to hold office; and

     (b) the company and all other persons shall be in the same position, subject to paragraph (4), as if the winding up had not commenced.

     (4) The termination of the winding up pursuant to paragraph (1) shall not affect the validity of anything duly done by any liquidator, director or other person, or by operation of law, before its termination.

     (5) A director who signs a certificate delivered to the registrar pursuant to paragraph (1) without having reasonable grounds for believing that the statements in it are true is guilty of an offence.](65)

              CHAPTER 3 - WINDING UP ON JUST AND EQUITABLE GROUNDS

                                  ARTICLE 155

                           POWER FOR COURT TO WIND UP

     (1) A company may be wound up by the court if the court is of the opinion that it is just and equitable that the company should be wound up.

     [(2)   An application to the court under this Article may be made by -

     (a)    the company, or by a director or any member of the company; or

     (b)    the [Commission](66), in the case of a company which -

            (i) holds or has held a permit under the Insurance Business (Jersey) Law 1983(67) or the Collective Investment Funds (Jersey) Law 1988(68); or

            (ii) is or was registered under the Banking Business (Jersey) Law 1991(69) [or the Financial Services (Jersey) Law 1998](70)

     (3) If the court orders a company to be wound up under this Article it may -

     (a)    appoint a liquidator,

     (b)    direct the manner in which the winding-up is to be conducted; and

     (c) make such orders as it sees fit to ensure that the winding-up is conducted in an orderly manner.](71)

     (4) The Act of the court ordering the winding up of a company shall, within 14 days

_______________________________

(65) Article inserted by Companies (Amendment No.3) (Jersey) Law, 1997 (Volume 1997, pages 691 and 692).
(66) The word "Commission inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.
(67) Volume 1990-1991, page 1023.
(68) Volume 1988-1989, page 133, Volume 1990-1991, page 1091, and R & O 8081.
(69) Volume 1990-1991, page 477, and Volume 1992-1993, page 93, 94 and 95.
(70) Words inserted by the Financial Services (Jersey) Law, 1998 (formerly the Investment Business (Jersey) Law 1998) (Volume 2001) and substituted by the Financial Services (Extension) (Jersey) Law 2000 (Volume 2000, page 713).
(71) The substitution of sub-paragraphs (2) and (3) by Companies (Amendment No.
2) (Jersey) Law 1995 (Volume 1994-1995, pages 351 and 352.

after the making of the order, be delivered by the company to the registrar and recorded by him.

     (5) If the company fails to comply with paragraph (4) it and every officer of it in default is guilty of an offence.

                       CHAPTER 4 - CREDITORS' WINDING UP

                                  ARTICLE 156

                          APPLICATION OF THIS CHAPTER

     (1) This Chapter applies to the winding up of a company otherwise than under Chapter 1, 2 or 3 of this Part.

     (2)    A winding up under this Chapter is a creditors' winding up.

                                  ARTICLE 157

                                   PROCEDURE

     A company, not being one in respect of which a declaration has been made (and not recalled) under the Desastre Law, may be wound up under this Chapter if the company so resolves by special resolution.

                                  ARTICLE 158

                              NOTICE OF WINDING UP

     (1) When a company has passed a resolution for a creditors' winding up, it shall, within 14 days of the passing of the resolution, give notice of the resolution by advertisement in the Jersey Gazette.

     (2) In the event of failure to comply with this Article, the company and every officer of it who is in default is guilty of an offence.

                                  ARTICLE 159

               COMMENCEMENT AND EFFECTS OF CREDITORS' WINDING UP

     (1) A creditors' winding up is deemed to commence when the resolution for winding up is passed or, where Article 151 applies, when the winding up becomes a creditors' winding up; and the company shall from the commencement of the winding up cease to carry on its business, except so far as may be required for its beneficial winding up.

     (2) The corporate state and capacity of the company continue until the company is dissolved.

     (3) A transfer of shares, not being a transfer made to or with the sanction of the liquidator, and an alteration in the status of the company's members made after the commencement of the winding up is void.

     (4) After the commencement of the winding up no action shall be taken or proceeded with against the company except by leave of the court and subject to such terms as the court may impose.

                                  ARTICLE 160

                 MEETING OF CREDITORS IN CREDITORS' WINDING UP

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

     (1)    The company shall -

     (a) not less than 14 days before the day on which there is to be held the company meeting at which the resolution for a creditors' winding up is to be proposed give by post to its creditors notice calling a meeting of creditors to be held in the Island on the same day as, and immediately following the conclusion of, the company meeting and nominating a person to be liquidator for the purposes of a creditors' winding up;

     (b) give notice of the creditors' meeting by advertisement in the Jersey Gazette not less than 10 days before the day for which that meeting has been called;

     (c) during the period before the creditors' meeting furnish creditors free of charge with such information concerning the company's affairs as they may reasonably require.

     (2)    The directors shall -

     (a) make out a statement as to the affairs of the company, verified by affidavit by some or all of the directors;

     (b)    lay that statement before the creditors' meeting; and

     (c)    appoint a director to preside at that meeting,

and the director so appointed shall attend the meeting and preside over it.

     (3)    If -

     (a)    the company without reasonable excuse fails to comply with paragraph
            (1);

     (b) the directors without reasonable excuse fail to comply with paragraph (2); or

     (c)    a director without reasonable excuse fails to comply with paragraph
            (2), so far as requiring him to attend and preside at the creditors' meeting,

the company, the directors or the director (as the case may be) is guilty of an offence.

                                  ARTICLE 161

                           APPOINTMENT OF LIQUIDATOR

     (1) The creditors and the company at their respective meetings mentioned in Article 160 may nominate a person to be liquidator for the purpose of the winding up.

     (2) Where a creditors' meeting is called in accordance with Article 151, the person nominated to be liquidator in the notice calling the meeting shall be deemed, for the purposes of this Article, to have been nominated as aforesaid by the company.

     (3) The person nominated by the creditors, or if no person is nominated by the creditors, the person nominated, or deemed to have been nominated, by the company is appointed liquidator with effect from the conclusion of the creditors' meeting.

     (4) In the case of different persons being nominated, a director, member or creditor of the company may, within seven days after the date on which the nomination was made by the creditors, apply to the court for an order either -

     (a) directing that the person nominated as liquidator by the company shall be liquidator instead of or jointly with the person nominated by the creditors; or

     (b) appointing some other person to be liquidator instead of the person nominated by

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

            the creditors.

     (5) A liquidator appointed under this Article shall within 14 days after his appointment give notice thereof signed by him to the registrar and to the creditors.

     (6) A liquidator who fails to comply with paragraph (5) is guilty of an offence.

     (7) Article 83 applies to a liquidator appointed under this Article as it applies to a director.

                                  ARTICLE 162

                      APPOINTMENT OF LIQUIDATION COMMITTEE

     (1) A creditors' meeting may appoint a liquidation committee consisting of not more than five persons to exercise the functions conferred on it by or under this Law.

     (2) If a committee is appointed, the company may, in general meeting, appoint such number of persons not exceeding five as they think fit to act as members of the committee.

     (3) The creditors may resolve that all or any of the persons so appointed by the company ought not to be members of the committee; and if the creditors so resolve -

     (a) the persons mentioned in the resolution are not then, unless the court otherwise directs, qualified to act as members of the committee; and

     (b) on an application to the court under this provision the court may appoint other persons to act as such members in place of the persons mentioned in the resolution.

                                  ARTICLE 163

            REMUNERATION OF LIQUIDATOR, CESSER OF DIRECTORS' POWERS,
                      AND VACANCY IN OFFICE OF LIQUIDATOR

     (1) A liquidator in a creditors' winding up is entitled to receive such remuneration as is agreed between him and the liquidation committee or, if there is no committee, between him and the creditors or, failing any such agreement, as is fixed by the court.

     (2) On the appointment of a liquidator in a creditors' winding up, all the powers of the directors cease, except so far as the liquidation committee (or, if there is no committee, the creditors) sanction their continuance.

     (3)    The creditors may at any time remove a liquidator.

     (4) If a vacancy occurs, by death, resignation or otherwise, in the office of a liquidator (other than a liquidator appointed by the court) the creditors may fill the vacancy.

                                  ARTICLE 164

                            NO LIQUIDATOR APPOINTED

     (1) This Article applies where a creditors' winding up has commenced but no liquidator has been appointed.

     (2) During the period before the appointment of a liquidator, the powers of the directors shall not be exercised except -

     (a)    with the sanction of the court;

     (b)    to secure compliance with Article 160; or

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     (c)    to protect the company's assets.

     (3) If the directors, without reasonable excuse, fail to comply with this Article, they are guilty of an offence.

                                  ARTICLE 165

                         COSTS OF CREDITORS' WINDING UP

     All costs, charges and expenses properly incurred in a creditors' winding up, including the remuneration of the liquidator, are payable out of the company's assets in priority to all other claims.

                                  ARTICLE 166

                 APPLICATION OF THE LAW RELATING TO "DESASTRE"

     (1) Subject to this Article and Article 165, in a creditors' winding up the same rules prevail with regard to the respective rights of secured and unsecured creditors, to debts provable, to the time and manner of proving debts, to the admission and rejection of proofs of debts, to the order of payment of debts and to setting off debts as are in force for the time being with respect to persons against whom a declaration has been made under the Desastre Law with the substitution of references to the liquidator for references to the Viscount.

     (2) Any surplus remaining after payment of the debts proved in the winding up, before being applied for any other purpose, shall be applied in paying interest on those debts which bore interest prior to the commencement of the winding up in respect of the period during which they have been outstanding since the commencement of the winding up and at the rate of interest applicable apart from the winding up.

                                  ARTICLE 167

                     ARRANGEMENT WHEN BINDING ON CREDITORS

     (1) An arrangement entered into between a company immediately preceding the commencement of, or in the course of, a creditors' winding up and its creditors is (subject to the right of appeal under this Article) binding -

     (a)    on the company, if sanctioned by a special resolution; and

     (b) on the creditors, if acceded to by three-quarters in number and value of them.

     (2) A creditor or contributory may, within three weeks from the completion of the arrangement, appeal to the court against it; and the court may thereupon, as it thinks just, amend, vary or confirm the arrangement.

                                  ARTICLE 168

                       MEETINGS OF COMPANY AND CREDITORS

     (1) If a creditors' winding up continues for more than 12 months, the liquidator shall call a general meeting of the company and a meeting of the creditors to be held at the first convenient date within three months after the end of the first 12 months from the commencement of the winding up, and of each succeeding 12 months, or such longer period as the [Commission](72) may allow, and shall lay before the meetings an account of his acts and dealings and of the conduct of the winding up during the preceding 12 months.

_______________________________

(72) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

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

     (2) If the liquidator fails to comply with this Article, he is guilty of an offence.

                                  ARTICLE 169

                         FINAL MEETING AND DISSOLUTION

     (1) As soon as the affairs of a company in a creditors' winding up are fully wound up, the liquidator shall make up an account of the winding up, showing how it has been conducted and the company's property has been disposed of, and thereupon shall call a general meeting of the company and a meeting of the creditors for the purpose of laying the account before the meetings and giving an explanation of it.

     (2) Each such meeting shall be called by not less than 21 days' notice sent by post, accompanied by a copy of the liquidator's account.

     (3) Within seven days after the date of the meetings (or, if they are not held on the same date, after the date of the later one) the liquidator shall make a return to the registrar of the holding of the meetings and of their dates and in the case of a public company a copy of the account.

     (4) If the copy is not delivered or the return is not made in accordance with paragraph (3), the liquidator is guilty of an offence.

     (5) If a quorum is not present at either such meeting, the liquidator shall, in lieu of the return required by paragraph (3), deliver a return that the meeting was duly called and that no quorum was present; and when that return is made the provisions of that paragraph as to the making of the return are, in respect of that meeting, deemed complied with.

     (6) The registrar on receiving the account and, in respect of each such meeting, either of the returns mentioned above, shall forthwith register them, and at the end of three months from the registration of the return the company is deemed to be dissolved; but the court may, on the application of the liquidator or of another person who appears to the court to be interested, make an order deferring the date at which the dissolution of the company is to take effect for such time as the court thinks fit.

     (7)    The person on whose application an order of the court under this
Article is made shall, within 14 days after the making of the order, deliver to the registrar the relevant Act of the court for registration; and if that person fails to do so he is guilty of an offence.

     (8) If the liquidator fails to call a general meeting of the company or a meeting of the creditors as required by this Article he is guilty of an offence.

                                  ARTICLE 170

                        POWERS AND DUTIES OF LIQUIDATOR

     (1) The liquidator in a creditors' winding up may, with the sanction of the court or the liquidation committee (or, if there is no such committee, a meeting of the creditors) -

     (a)    pay a class of creditors in full;

     (b)    compromise any claim by or against the company.

     (2) The liquidator may, without sanction, exercise any other power of the company as may be required for its beneficial winding up.

     (3)    The liquidator may -

     (a) settle a list of contributories (and the list of contributories is prima facie evidence of the persons named in it to be contributories);

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     (b)    make calls;

     (c) summon general meetings of the company for the purpose of obtaining its sanction by special resolution or for any other purpose he may think fit.

     (4) The liquidator shall pay the company's debts and adjust the rights of the contributories among themselves.

     (5) The appointment or nomination of more than one person as liquidator shall declare whether any act to be done is to be done by all or any one or more of them, and in default, any such act may be done by two or more of them.

                                  ARTICLE 171

                       POWER TO DISCLAIM ONEROUS PROPERTY

     (1) Subject to this Article, the liquidator in a creditors' winding up may, within six months after the commencement of the winding up, by the giving of notice, signed by him and referring to this Article and Article 172, to each person who is interested in or under any liability in respect of the property disclaimed, disclaim any onerous movable property, or any onerous immovable property situated outside the Island, and may do so notwithstanding that he has taken possession of it, endeavoured to sell it or otherwise exercised rights of ownership in relation to it.

     (2)    For the purposes of this Article -

     (a)    onerous movable property is any -

            (i)    unprofitable contract, and

            (ii) other movable property of the company which is unsaleable or not readily saleable or is such that it may give rise to a liability to pay money or perform any other onerous act;

     (b) onerous immovable property is any immovable property of the company situated outside the Island and having the characteristics mentioned in clause (ii) of paragraph (a).

     (3)    A disclaimer under this Article -

     (a) shall operate so as to determine, as from the date of the disclaimer, the rights, interests and liabilities of the company in or in respect of the property disclaimed; but

     (b) shall not, except so far as is necessary for the purpose of releasing the company from liability, affect the rights or liabilities of any other person.

     (4) A person sustaining loss or damage in consequence of the operation of a disclaimer under this Article shall be deemed to be a creditor of the company to the extent of the loss or damage and accordingly may prove for the loss or damage in the winding up.

                                  ARTICLE 172

               POWERS OF COURT IN RESPECT OF DISCLAIMED PROPERTY

     (1) This Article applies where the liquidator of a company has disclaimed property under Article 171.

     (2)    An application may be made to the court under this Article by -

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     (a)    a person who claims an interest in the disclaimed property, or

     (b) a person who is under a liability in respect of the disclaimed property, not being a liability discharged by the disclaimer.

     (3) Subject to paragraph (4), the court may, on an application under this Article, make an order on such terms as it thinks fit for the vesting of the disclaimed property in, or for its delivery to -

     (a)    a person entitled to it or a trustee for such a person; or

     (b) a person subject to a liability mentioned in sub-paragraph (b) of paragraph (2) or a trustee for such a person.

     (4) The court shall not make an order by virtue of sub-paragraph (b) of paragraph (3) except where it appears to the court that it would be just to do so for the purpose of compensating the person subject to the liability in respect of the disclaimer.

     (5) The effect of an order under this Article shall be taken into account in assessing for the purpose of paragraph (4) of Article 171 the extent of loss or damage sustained by a person in consequence of the disclaimer.

                                  ARTICLE 173

                      UNENFORCEABILITY OF LIENS ON RECORDS

     (1) Subject to paragraph (2), in a creditors' winding up a lien or other right to retain possession of any records of a company shall be unenforceable to the extent that its enforcement would deny possession of those records to the liquidator.

     (2) Paragraph (1) does not apply to a lien on documents which give a title to property and are held as such.

                                  ARTICLE 174

                 REFERENCE OF QUESTIONS AND POWERS TO THE COURT

     (1) The liquidator or a contributory or creditor may apply to the court to determine a question arising in a creditors' winding up, or to exercise all or any of the powers which the court or the Viscount might exercise if a declaration had been made in relation to the company under the Desastre Law.

     (2) The court, if satisfied that the determination of the question or the required exercise of power will be just and beneficial, may accede wholly or partially to the applications on such terms and conditions as it thinks fit or may make such other order on the application as it thinks just.

     (3) An Act of the court recording the making of an order under this Article staying the proceedings in the winding up shall, within 14 days after the making of the order, be delivered by the company, or otherwise as may be ordered by the court, to the registrar, who shall enter it in his records relating to the company.

     (4) If a company fails to comply with paragraph (3) it is guilty of an offence.

                                  ARTICLE 175

               APPOINTMENT OR REMOVAL OF LIQUIDATOR BY THE COURT

     (1) If for any reason there is, in a creditors' winding up, no liquidator acting, the court

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may appoint a liquidator.

     (2) The court may, on reason being given, remove a liquidator in a creditors' winding up and appoint another.

                                  ARTICLE 176

                 TRANSACTIONS AT AN UNDERVALUE AND PREFERENCES

     (1)    Subject to this Article, where a company has at a relevant time -

     (a)    entered into a transaction with any person at an undervalue; or

     (b)    given a preference to any person,

the liquidator in a creditors' winding up may apply to the court for such order as the court thinks fit for restoring the position to what it would have been if the company had not entered into that transaction or given that preference, as the case may be.

     (2) For the purposes of this Article, a company enters into a transaction with a person at an undervalue if the company -

     (a) makes a gift to that person or it otherwise enters into a transaction with that person on terms for which there is no "cause"; or

     (b) enters into a transaction with that person for a "cause" the value of which, in money or money's worth, is significantly less than the value, in money or money's worth, of the "cause" provided by the company.

     (3) For the purposes of this Article, a company gives a preference to a person if -

     (a) that person is one of the company's creditors or a surety or guarantor for any of the company's debts or other liabilities; and

     (b)    the company -

            (i)    does anything, or

            (ii)   suffers anything to be done,

     which has the effect of putting that person into a position which in the event of the company going into insolvent liquidation will be better than the position he would have been in if that thing had not been done.

     (4) The court shall not make an order under this Article in respect of a preference given to any person unless the company which gave it was influenced in deciding to give it by a desire to produce in relation to that person the effect referred to in sub-paragraph (b) of paragraph (3).

     (5) Subject to paragraph (6), the time at which a company enters into a transaction at an undervalue or gives a preference is a relevant time if the transaction is entered into or the preference given -

     (a) in the case of a transaction at an undervalue, at a time in the period of five years ending with the date of commencement of the winding up;

     (b) in the case of a preference which is not a transaction at an undervalue, at a time in the period of one year ending with that date.

     (6) Subject to paragraph (7), where a company enters into a transaction at an undervalue or gives a preference at a time mentioned in sub-paragraph (a) or (b) of paragraph (5), that time is

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

not a relevant time unless the company -

     (a)    is at that time unable to pay its debts as they fall due; or

     (b) becomes unable to pay its debts as they fall due in consequence of the transaction or preference.

     (7) Paragraph (6) shall not apply to a transaction at an undervalue which takes place less than two years before the date of commencement of the winding up.

     (8) This Article shall not apply to a transaction entered into or a preference given before the Article comes into force.

     (9) In this Article, "cause" has the meaning assigned to it by the customary law of the Island.

                                  ARTICLE 177

                 RESPONSIBILITY OF PERSONS FOR WRONGFUL TRADING

     (1) Subject to paragraph (3), if in the course of a creditors' winding up it appears that paragraph (2) applies in relation to a person who is or has been a director of the company, the court on the application of the liquidator may, if it thinks it proper to do so, order that that person be personally responsible, without any limitation of liability, for all or any of the debts or other liabilities of the, company arising after the time referred to in paragraph (2).

     (2)    This paragraph applies in relation to a person if -

     (a) at some time before the date of commencement of the winding up of the company that person -

            (i) knew that there was no reasonable prospect that the company would avoid a creditors' winding up, or

            (ii) on the facts known to him was reckless as to whether the company would avoid such a winding-up; and

     (b)    that person was a director of the company at that time.

     (3) The court shall not make an order under paragraph (1) with respect to any person if it is satisfied that after either condition specified in sub-paragraph (a) of paragraph (2) was first satisfied in relation to him that person took reasonable steps with a view to minimising the potential loss to the company's creditors.

     (4) On the hearing of an application under this Article, the liquidator may himself give evidence or call witnesses.

                                  ARTICLE 178

                     RESPONSIBILITY FOR FRAUDULENT TRADING

     (1) If, in the course of a creditors' winding up or where the court has made a declaration under the Desastre Law in relation to a company, it appears that any business of the company has been carried on with intent to defraud creditors of the company or creditors of another person, or for a fraudulent purpose, the court may, on the application of the liquidator or, where such a declaration has been made, on the application of the Viscount, order that persons who were knowingly parties to the carrying on of the business in that manner are to be liable to make such contributions to the company's assets as the court thinks proper.

     (2) On the hearing of the application the liquidator or the Viscount may himself give

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

evidence or call witnesses.

     (3) Where the court makes an order under this Article or Article 177, it may give such further directions as it thinks proper for giving effect to the order.

     (4) Where the court makes an order under this Article or Article 177 in relation to a person who is a creditor of the company, it may direct that the whole or part of a debt owed by the company to that person and any interest thereon shall rank in priority after all other debts owed by the company and after any interest on those debts.

     (5) This Article and Article 177 have effect notwithstanding that the person concerned may be criminally liable in respect of matters on the ground of which the order under paragraph (1) is to be made.

                                  ARTICLE 179

                        EXTORTIONATE CREDIT TRANSACTIONS

     (1) This Article applies in a creditors' winding up where the company is, or has been, a party to a transaction for, or involving, the provision of credit to the company.

     (2) Subject to paragraph (5), the court may, on the application of the liquidator, make an order with respect to the transaction if the transaction is or was extortionate and was entered into in the period of three years ending with the commencement of the winding up.

     (3) For the purposes of this Article, a transaction is extortionate if, having regard to the risk accepted by the person providing the credit -

     (a) the terms of it are or were such as to require grossly exorbitant payments to be made (whether unconditionally or in certain contingencies) in respect of the provision of the credit; or

     (b) it otherwise grossly contravened ordinary principles of fair dealing,

and it shall be presumed, unless the contrary is proved, that a transaction with respect to which an application is made under this Article is or, as the case may be, was extortionate.

     (4) An order under this Article with respect to a transaction may contain one or more of the following as the court thinks fit -

     (a) provision setting aside the whole or part of an obligation created by the transaction;

     (b) provision otherwise varying the terms of the transaction or varying the terms on which a security for the purposes of the transaction is held;

     (c) provision requiring a person who is or was a party to the transaction to pay to the liquidator sums paid to that person, by virtue of the transaction, by the company;

     (d) provision requiring a person to surrender to the liquidator property held by him as security for the purposes of the transaction;

     (e)    provision directing accounts to be taken between any persons.

     (5) This Article shall not apply to a transaction entered into before the Article comes into force.

                                  ARTICLE 180

                        DELIVERY AND SEIZURE OF PROPERTY

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

     (1) Where a person has in his possession or control property or records to which a company appears in a creditors' winding up to be entitled, the court may require that person forthwith (or within a period which the court may direct) to pay, deliver, convey, surrender or transfer the property or records to the liquidator.

     (2)    Where -

     (a) the liquidator seizes or disposes of property which is not property of the company; and

     (b) at the time of seizure or disposal the liquidator believes, and has reasonable grounds for believing, that he is entitled (whether in pursuance of an order of the court or otherwise) to seize or dispose of that property, the liquidator shall not be liable to any person in respect of loss or damage resulting from the seizure or disposal except in so far as that loss or damage is caused by the negligence of the liquidator, and shall have a lien on the property, or the proceeds of its sale, for expenses incurred in connexion with the seizure or disposal.

                                  ARTICLE 181

            LIABILITY IN RESPECT OF PURCHASE OR REDEMPTION OF SHARES

     (1) This Article applies when a company is being wound up in a creditors' winding up and -

     (a) it has under Article 55 or 57 or Regulations made under Article 59 made a payment out of share premium account in respect of the redemption or purchase of any of its own shares (in this Article referred to as "the relevant payment"); and

     (b) the aggregate amount of the company's assets and the amounts paid by way of contribution to its assets (apart from this Article) is not sufficient for payment of its liabilities and the expenses of the winding up.

     (2) If the winding up commenced within one year of the date on which the relevant payment was made, then -

     (a)    the person from whom the shares were redeemed or purchased; or

     (b) the directors at the time the payment was authorized except a director who shows that, on reasonable grounds, he held the belief referred to in Article 56,

are, so as to enable that insufficiency to be met, liable to contribute to the following extent to the company's assets.

     (3) A person from whom any of the shares were redeemed or purchased is liable to contribute an amount not exceeding so much of the relevant payment as was made by the company in respect of his shares; and the directors are jointly and severally liable with that person to contribute that amount.

     (4) A person who has contributed an amount to the assets in pursuance of this Article may apply to the court for an order directing any other person jointly and severally liable in respect of that amount to pay him an amount as the court thinks just and equitable.

     (5) Article 192 does not apply in relation to liability accruing by virtue of this Article.

     (6) The States may by Regulations make such modifications to this Article as appear to be reasonably necessary in consequence of any Regulations made under Article 59.

                                  ARTICLE 182

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

                    RESOLUTIONS PASSED AT ADJOURNED MEETINGS

     Where a resolution is passed at an adjourned meeting of a company's creditors, the resolution is treated for all purposes as having been passed on the date on which it was in fact passed, and not as having been passed on any earlier date.

                                  ARTICLE 183

                       DUTY TO CO-OPERATE WITH LIQUIDATOR

     (1)    In a creditors' winding up each of the person mentioned in paragraph
(2) shall -

     (a) give the liquidator information concerning the company and its promotion, formation, business, dealings, affairs or property which the liquidator may at any time after the commencement of the winding up reasonably require; and

     (b) attend on the liquidator at reasonable times and on reasonable notice when requested to do so.

     (2)    The persons referred to in paragraph (1) are -

     (a)    those who are, or have at any time been, officers of the company,

     (b) those who have taken part in the formation of the company at any time within one year before the commencement of the winding up;

     (c) those who are in the employment of the company, or have been in its employment within that year, and are in the liquidator's opinion capable of giving information which he requires; and

     (d) those who are, or have within that year been, officers of, or in the employment of, another company which is, or within that year was, an officer of the company in question.

     (3) For the purposes of paragraph (2) "employment" includes employment under a contract for services ("contrat de louage d'ouvrage").

     (4) If a person without reasonable excuse fails to comply with an obligation imposed by this Article, he is guilty of an offence.

     (5) Sub-paragraph (d) of paragraph (2) shall cease to have effect on the expiration of 18 months from the date on which Article 73 comes into force.

                                  ARTICLE 184

                LIQUIDATOR TO REPORT POSSIBLE CRIMINAL OFFENCES

     (1) If it appears to the liquidator in the course of a creditors' winding up that any person has been guilty of an offence in relation to the company for which he is criminally liable, he shall -

     (a)    forthwith report the matter to the Attorney-General; and

     (b) furnish the Attorney-General with information and give him access to, and facilities for inspecting and taking copies of, documents (being information or documents in the possession or under the control of the liquidator and relating to the matter in question) as the Attorney-General requires.

     (2) Where a report is made to him under paragraph (1), the Attorney-General may refer

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

the matter to the Committee [or the Commission](73) for further enquiry; and the Committee [or the Commission] -

     (a)    shall thereupon investigate the matter; and

     (b) for the purpose of the investigation may exercise any of the powers which are exercisable by inspectors appointed under Article 128 to investigate a company's affairs.

     (3) If it appears to the court in the course of a creditors' winding up that any person has been guilty as mentioned in paragraph (1), and that no report with respect to the matter has been made by the liquidator to the Attorney-General under that paragraph, the court may (on the application of a person interested in the winding up or of its own motion) direct the liquidator to make such a report; and on a report being made accordingly this Article shall have effect as though the report had been made in pursuance of paragraph (1).

                                  ARTICLE 185

                     OBLIGATIONS ARISING UNDER ARTICLE 184

     (1) For the purpose of an investigation by the Committee [or the Commission](74) under paragraph (2) of Article 184, an obligation imposed on a person by a provision of this Law to produce documents or give information to, or otherwise to assist, inspectors appointed as mentioned in that paragraph is to be regarded as an obligation similarly to assist the Committee [or the Commission] in its investigation.

     (2) An answer given by a person to a question put to him in exercise of the powers conferred by paragraph (2) of Article may be used in evidence against him.

     (3) Where criminal proceedings are instituted by the Attorney-General following a report or reference under Article 184, the liquidator and every officer and agent of the company past and present (other than the defendant) shall give the Attorney-General any assistance in connexion with the prosecution which he is reasonably able to give; and for this purpose "agent" includes a banker, advocate or solicitor of the company and a person employed by the company as auditor, whether or not that person is an officer of the company.

     (4) If a person fails or neglects to give assistance as required by paragraph (3), the court may, on the application of the Attorney-General, direct the person to comply with that paragraph; and if the application is made with respect to a liquidator, the court may (unless it appears that the failure or neglect to comply was due to the liquidator not having in his hands sufficient assets of the company to enable him to do so) direct that the costs shall be borne by the liquidator personally.

                 CHAPTER 5 - PROVISIONS OF GENERAL APPLICATION

                                  ARTICLE 186

                       DISTRIBUTION OF COMPANY'S PROPERTY

     Subject to the provisions of any enactment as to preferential payments, a company's property shall on winding up be realised and applied in satisfaction of the company's liabilities pari passu and, subject to that application, shall (unless the memorandum or articles otherwise provide) be distributed among the members according to their rights and interests in the company.

                                  ARTICLE 187

             ENFORCEMENT OF LIQUIDATOR'S DUTY TO MAKE RETURNS, ETC.

_______________________________

(73) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.
(74) Words inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 270.

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

     (1) If, in a winding up, a director or a liquidator who has defaulted in delivering a document or in giving any notice which he is by law required to deliver or give fails to make good the default within 14 days after the service on him of a notice requiring him to do so the court has the following powers.

     (2) On an application made by a creditor or contributory of the company, or by the registrar, the court may make an order directing the director or the liquidator to make good the default within the time specified in the order.

     (3) The court's order may provide that costs of and incidental to the application shall be borne, in whole or in part, by the director or the liquidator personally.

     (4) Nothing in paragraph (1) prejudices the operation of any enactment imposing penalties on a director or a liquidator in respect of a default mentioned therein.

                                ARTICLE 188(75)

                          QUALIFICATIONS OF LIQUIDATOR

     (1) A person who is not an individual is not qualified to act as a liquidator.

     (2) The Committee may prescribe the qualifications required for any person to act as a liquidator.

     (3) An appointment made in contravention of this Article or any Order made under it is void; a person who acts as liquidator when not qualified to do so is guilty of an offence.

     (4) A liquidator shall vacate office if he ceases to be a person qualified to act as a liquidator.

                                  ARTICLE 189

             CORRUPT INDUCEMENT AFFECTING APPOINTMENT AS LIQUIDATOR

     A person who gives or agrees or offers to give to a member or creditor of a company any valuable benefit with a view to securing his own appointment or nomination, or to securing or preventing the appointment or nomination of some person other than himself, as the company's liquidator, is guilty of an offence.

                                  ARTICLE 190

                NOTIFICATION BY LIQUIDATOR OF RESIGNATION, ETC.

     (1) A liquidator who resigns, is removed or for any other reason vacates office shall within 14 days after the resignation, removal or vacation of office give notice thereof, signed by him, to the registrar and in the case of a creditors' winding up (except where the removal is pursuant to paragraph (3) of Article 163) to the creditors.

     (2) If a liquidator fails to comply with paragraph (1) he is guilty of an offence.

_______________________________

(75) Note should be had to the Companies (General Provisions) (Jersey) Order 1992, No. 8324), the Companies (General Provisions) (Amendment) (Jersey) Order 1992, No. 8390, the Companies (General Provisions) (Amendment No.2) (Jersey) Order 1995, No. 8782, the Companies (General Provisions) (Amendment No.3) (Jersey) Order 1995, No. 8868 and the Companies (General Provisions) (Amendment No.4) (Jersey) Order 1998, No. 9262.

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

                                  ARTICLE 191

                  NOTIFICATION THAT COMPANY IS IN LIQUIDATION

     (1) When a company is being wound up, every invoice, order for goods or services or business letter issued by or on behalf of the company, or a liquidator of the company, being a document on or in which the name of the company appears, shall contain a statement that the company is in liquidation.

     (2) In the event of failure to comply with this Article, the company and every office of it who is in default is guilty of an offence.

                                  ARTICLE 192

            LIABILITY AS CONTRIBUTORIES OF PRESENT AND PAST MEMBERS

     (1) When a company is wound up, every present and past member is liable to contribute to its assets to an amount sufficient for payment of its liabilities, and the expenses of the winding up, and for the adjustment of the rights of the contributories among themselves; but, without prejudice to
Article 181 -

     (a) a member, past or present, is not liable under this paragraph to contribute in respect of any shares allotted before this Article comes into force;

     (b) a past member is not liable to contribute if he has ceased to be a member for one year or more before the commencement of the winding up;

     (c) a past member is not liable to contribute in respect of a liability of the company contracted after he ceased to be a member;

     (d) a past member is not liable to contribute unless it appears to the court that the existing members are unable to satisfy the contributions required to be made by them in pursuance of this Law or the Laws repealed by Article 223;

     (e) no contribution is required from a past or present member exceeding the amount (if any) unpaid on the shares in respect of which he is liable;

     (f) a sum due to a member of the company (in his character of a member) by way of dividends, profits or otherwise is not deemed to be a liability of the company, payable to that member in a case of competition between himself and any other creditor not a member of the company, but any such sum may be taken into account for the purpose of the final adjustment of the rights of the contributories among themselves.

     (2)    The liability imposed on contributories by the Laws repealed by
Article 223 shall continue to apply in respect of shares allotted before this Article comes into force.

                                  ARTICLE 193

                  BAR AGAINST OTHER PROCEEDINGS IN BANKRUPTCY

     The winding up of a company under this Law bars the right to take any other proceedings in bankruptcy except the right of a creditor or the company to apply for a declaration under the Desastre Law.

                                  ARTICLE 194

                              DISPOSAL OF RECORDS

     (1) When a company has been wound up and is about to be dissolved, its records and

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those of liquidator may be disposed of as follows:-

     (a) in the case of a summary winding up, in the way that the company by special resolution directs; and

     (b) in the case of a creditors' winding up, in the way that the liquidation committee or, if there is no such committee, the company's creditors, may direct.

     (2) After 10 years from the company's dissolution no responsibility rests on the company, a liquidator, or a person to whom the custody of the records has been committed, by reason of any record not being forthcoming to a person claiming to be interested in it.

     (3) The [Commission](76) may direct that for such period as it thinks proper (but not exceeding 10 years from the company's dissolution), the records of a company which has been wound up shall not be destroyed.

     (4) If a person acts in contravention of a direction made for the purposes of this Article, he is guilty of an offence.

                                   PART XXII

                               EXTERNAL COMPANIES

                                  ARTICLE 195

                  POWER TO MAKE REGULATIONS AS TO REGISTRATION
                      AND REGULATION OF EXTERNAL COMPANIES

     (1)    This Article applies to external companies.

     (2) The States may by Regulations make provisions with respect to any of the following matters-

     (a)    the delivery to the registrar by an external company of-

            (i) notice that it has become or ceased to be an external company,

            (ii) particulars of its name, place and date of incorporation and its registered number in that place,

            (iii) the address of its registered office or principal place of business, and

            (iv) an address in the Island at which a document may be served on it;

     (b) requiring an external company to change the name under which it carries on business in the Island, or which it uses in connexion with an address in the Island for the purposes of its business; and

     (c)    the manner in which a document may be served on an external company.

     (3) Regulations under this Article may provide for the payment of annual and other fees and for the imposition of fines and daily default fines for breaches of the Regulations.

     (4) If a person passes off or represents an external company as incorporated in the Island he is guilty of an offence.

_______________________________

(76) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

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

                                   PART XXIII

                                   REGISTRAR

                                  ARTICLE 196

                          REGISTRAR AND OTHER OFFICERS

     (1) For the purposes of the registration of companies under this Law, there shall be appointed an officer known as the registrar of companies and such other officers as may be necessary to assist the registrar in the exercise of his functions under this Law.

     (2) Any functions of the registrar under this Law may, to the extent authorized by him, be exercised by any officer on [the staff of the Commission.

     (3) An officer appointed under this Article shall be an officer of the Commission.](77)

                                  ARTICLE 197

                                REGISTRAR'S SEAL

     The [Commission](78) may direct a seal or seals to be prepared for the authentication of documents required for or in connexion with the registration of companies.

                                  ARTICLE 198

                               REGISTERED NUMBERS

     (1) The registrar shall allocate to every company a number, which shall be known as the company's registered number.

     (2) Companies' registered numbers shall be in such form, consisting of one or more sequences of figures or letters as the registrar may from time to time determine.

     (3) The registrar may upon adopting a new form of registered number make such changes of existing registered numbers as appear to him necessary.

                                  ARTICLE 199

           SIZE, DURABILITY, ETC. OF DOCUMENTS DELIVERED TO REGISTRAR

     (1) For the purpose of securing that documents delivered to the registrar are of standard size, durable and easily legible, the Committee may prescribe requirements (whether as to size, weight, quality or colour of paper, size, type or colouring of lettering, or otherwise) as the Committee may consider appropriate; and different requirements may be prescribed for different documents or classes of documents.

     (2) If a document is delivered to the registrar (whether an original document or a copy) which in the registrar's opinion does not comply with the prescribed requirements applicable to it, the registrar may serve on a person by whom the document was delivered (or, if there are two or more such persons, on any of them) a notice stating his opinion to that effect and indicating the requirements so prescribed with which in his opinion the document does not comply.

     (3) Where the registrar serves a notice under paragraph (2), then for the purposes of any enactment which enables a penalty to be imposed in respect of an omission to deliver to the

_______________________________

(77) Words and subsection inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 271.
(78) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

registrar a document required to be delivered under that provision (and, in particular, for the purposes of any such enactment whereby such a penalty may be imposed by reference to each day during which the omission continues).

     (a) a duty imposed by that provision to deliver a document to the registrar is to be treated as not having been discharged by the delivery of that document; but

     (b) no account is to be taken of days falling within the period beginning with the day on which the document was delivered to the registrar and ending with the fourteenth day after the date of service of the notice under paragraph (2).

                                  ARTICLE 200

                 FORM OF DOCUMENTS TO BE DELIVERED TO REGISTRAR

     (1) Where any Article of this Law requires a document to be delivered to the registrar, but the form of the document has not been prescribed, it shall be sufficient compliance with that requirement if-

     (a) the document is delivered in a form which is acceptable to the registrar, or

     (b) the information in question is delivered in material other than a document, being material which is acceptable to the registrar,

and the document or information, as the case may be, is accompanied by the prescribed fee, if any.

     (2) In this Article and Article 201, any reference to delivering a document includes, in the case of a notice, giving it.

                                 ARTICLE 201(79)

                                 FEES AND FORMS

     (1) The Committee may by Order require the payment to the registrar of such fees as may be prescribed in respect of-

     (a) the performance by the registrar of such functions under this Law as may be specified in the Order, including the receipt by him of any document under this Law which is required to be delivered to him; and

     (b) the inspection of documents or other material held by him under this Law.

     (2) The registrar may charge a fee for any services provided by him otherwise than in pursuance of an obligation imposed on him by this Law.

     (3) Where a fee is provided for or charged under this Article for the performance of an act or duty by the registrar, no action need be taken by him until the fee is paid, and where the fee is payable on the receipt by him of a document required to be delivered to him he shall be deemed not to have received it until the fee is paid.

     (4) The Committee may prescribe forms to be used for any of the purposes of this Law and the manner in which any document to be delivered to the registrar is to be authenticated.

     (5) Unless otherwise provided by or under this Law, any document delivered to the registrar by a company pursuant to this Law shall be signed by an officer or the secretary of the

_______________________________

(79) Note should be taken of the Companies (Fees) (Jersey) Order 1992, No. 8325, the Companies (Fees) (Amendment) (Jersey) Order 1995, No. 8850, the Companies
(Fees) (Amendment No. 2) (Jersey) Order 1998, No. 9261, the Companies (Fees) (Amendment No. 3) (Jersey) Order 1999, No. 9465 and the Companies (Fees) (Amendment No. 4) (Jersey) Order 1999, No. 73/2000.

company.

     (6) Fees paid to the registrar shall form part of the [income of the Commission](80).

                                 [ARTICLE 201A

                        KEEPING OF RECORDS BY REGISTRAR

     (1) The information that is contained in a document delivered to the registrar under this Law or to the Judicial Greffier under the Laws repealed by
Article 223 and kept by the registrar may be recorded and kept by the registrar in any form-

     (a)    which is approved by the [Commission](81);

     (b)    which is capable of being inspected; and

     (c)    of which a copy can be produced in legible form.

     (2) The keeping by the registrar of a record of a document in accordance with paragraph (1) shall be sufficient compliance with any duty that he has to keep a document.

                                  ARTICLE 202

             INSPECTION AND PRODUCTION OF RECORDS KEPT BY REGISTRAR

     (1)    A person may inspect a record kept by the registrar.

     (2)    A person may require-

     (a)    a certificate of the incorporation of the company; or

     (b) a certified or uncertified copy of a record, kept by the registrar, which the person is entitled to inspect or of any part of such a record.

     (3) A certificate given under paragraph (2) shall be signed by the registrar and sealed with his seal.

     (4) A copy, certified in writing by the registrar in the manner described in paragraph (3) to be an accurate copy-

     (a)    of a record kept by the registrar; or

     (b)    of any part of such a record,

shall be admissible in evidence in all legal proceedings as of equal validity with the original record and as evidence of any fact stated in it of which direct oral evidence would be admissible.

     (5) Where a document purports on its face to be a copy of a record or part of a record, certified in either case in accordance with paragraphs (3) and
(4), it shall be unnecessary for the purposes of paragraph (4) to prove the official position or handwriting of the registrar.

     (6) The rights conferred by paragraphs (1) and (2) are subject to the following limitations-

     (a) the right of inspection does not extend to an original document of which a record is kept in accordance with paragraph (1) of Article 201A;

_______________________________

(80) Words inserted by the Financial Services Commission (Jersey) Law 1998. Volume 1998, page 271.
(81) The word "Commission" inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 269.

     (b) in relation to documents delivered to the registrar with a prospectus pursuant to a requirement of an Order made under Article 29, the rights shall be exercisable only during the period or with the permission specified in the Order; and

     (c) the rights conferred by paragraph (2) are subject to paragraphs (3) of Article 71:](82)

                                  ARTICLE 203

                 ENFORCEMENT OF COMPANY'S DUTY TO MAKE RETURNS

     (1) If a company, having failed to comply with a provision of this Law which requires it to deliver to the registrar any document, or to give notice to him of any matter, does not make good the failure within 14 days after the service of a notice on the company requiring it to do so, the court may, on an application made to it by a member or creditor of the company or by the registrar, make an order directing the company and any officer of it to make good the failure within a time specified in the order.

     (2) The court's order may provide that all costs of and incidental to the application shall be borne by the company or by any officers of it responsible for the failure.

     (3) Nothing in this Article prejudices the operation of any Article imposing penalties on a company or its officers in respect of a failure mentioned above.

                                  ARTICLE 204

                            [DESTRUCTION OF RECORDS

     The registrar may destroy any record kept by him-

     (a) where it is an original document and the registrar has recorded and kept the information in it in accordance with paragraph (1) of
            Article 201A;

     (b) where it has been kept for over 10 years and is or was comprised in or annexed or attached to the accounts or annual returns of a company; or

     (c) where it relates only to a company that has been dissolved (whether under this Law or otherwise) more than ten years previously.](83)

                                  ARTICLE 205

               REGISTRAR MAY STRIKE DEFUNCT COMPANY OFF REGISTER

     (1) If the registrar has reason to believe that a company is not carrying on business or in operation, he may send to the company by post a letter inquiring whether the company is carrying on business or in operation.

     (2) If the registrar receives an answer to the effect that the company is not carrying on business or in operation, or does not within one month after sending the letter receive an answer, he may publish in the Jersey Gazette, and send to the company by post, a notice that at the end of three months from the date of that notice the name of the company mentioned in it will, unless reason is shown to the contrary, be struck off the register and the company will be dissolved.

     (3) If, where a company is being wound up in a creditors' winding up, the registrar has reason to believe either that no liquidator is acting, or that the affairs of the company are fully

_______________________________

(82) Substitution of Articles 201A and 202 by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, pages 693 and 694).
(83) Substitution by Companies (Amendment No. 3) (Jersey) Law, 1997 (Volume 1997, pages 694 and 695).

wound up, and the returns required to be made by the liquidator have not been made for a period of six consecutive months, the registrar shall publish in the Jersey Gazette and send to the company or the liquidator (if any) a notice similar to that provided for in paragraph (2).

     (4) If the registrar has reason to believe that a company which is being wound up summarily has, for a period of six months failed to comply with paragraph (4) of Article 150, he shall publish in the Jersey Gazette and send to the company or the liquidator (if any) a notice similar to that provided for in paragraph (2).

     (5) At the end of the period mentioned in the notice the registrar may, unless reason to the contrary is previously shown by the company or a member, creditor or liquidator of it, strike its name off the register, and shall publish notice of this in the Jersey Gazette; and on the striking off the company is dissolved; but the liability (if any) of every director and member of the company continues and may be enforced as if the company had not been dissolved.

     (6) A notice to be sent under this Article to a liquidator may be addressed to him at his last known place of business.

                                 [ARTICLE 205A

          REGISTRAR MAY STRIKE COMPANY OFF REGISTER AT END OF DURATION

     (1)    Where in the case of a company (other than a limited life company)-

     (a) its memorandum specifies or its articles specify a period of time for the duration of the company;

     (b)    that period has expired; and

     (c)    a notice in accordance with either of paragraphs (1) and (2) of
            Article 144A has not been delivered to the registrar,

the registrar may proceed in accordance with paragraph (2).

     (2) Where the registrar is entitled to proceed in accordance with this paragraph, he may publish in the Jersey Gazette, and send to the company by post, a notice that at the end of three months from the date of that notice the name of the company mentioned in it will, unless reason is shown to the contrary, be struck off the register and the company will be dissolved.

     (3) At the end of the period mentioned in the notice the registrar may, unless reason to the contrary is previously shown by the company or a member, creditor or liquidator of it, strike its name off the register, and shall publish notice of this in the Jersey Gazette; and on the striking off the company is dissolved; but the liability (if any) of every director and member of the company continues and may be enforced as if the company had not been dissolved.](84)

                                   PART XXIV

                       MISCELLANEOUS AND FINAL PROVISIONS

                                  ARTICLE 206

                           FORM OF COMPANY'S RECORDS

     (1) The records, which a company is required by this Law to keep, may be kept in the form of a bound or loose-leaf book, or photographic film, or may be entered or recorded by a system of mechanical or electronic data processing or any other information storage device that is capable of reproducing any required information in intelligible written form within a reasonable time.

_______________________________

(84)

     (2)    A company shall take reasonable precautions-

     (a)    to prevent loss or destruction of;

     (b)    to prevent falsification of entries in; and

     (c)    to facilitate detection and correction of inaccuracies in,

the records required by this Law to be kept, and a company which fails to comply with the provisions of this paragraph is guilty of an offence.

                                  ARTICLE 207

              EXAMINATION OF RECORDS AND ADMISSIBILITY OF EVIDENCE

     (1) If any record referred to in paragraph (1) of Article 206 is kept otherwise than in intelligible written form, any duty imposed on the company by this Law to allow examination of, or to furnish extracts from, such record shall be treated as a duty to allow examination of, or to furnish a copy of the extract from, the record in intelligible written form.

     (2) The records kept by a company in compliance with this Law shall be admissible in the form in which they are made intelligible under paragraph (1) as prima facie evidence, before and after the dissolution the company, of all facts stated therein.

                                  ARTICLE 208

          PRODUCTION AND INSPECTION OF RECORDS WHERE OFFENCE SUSPECTED

     (1) If, on an application by the Attorney-General, there is shown to be reasonable cause to believe that a person has, while an officer of a company, committed an offence in connexion with the management of the company's affairs and that evidence of the commission of the offence is to be found in any records of or under the control of the company, the court may make an order-

     (a) authorizing a person named in it to inspect the records in question, or any of them, for the purpose of investigating and obtaining evidence of the offence; or

     (b) requiring the secretary of the company or an officer of it named in the order to produce and make available the records (or any of them) to a person named in the order at a place so named.

     (2) Paragraph (1) applies also in relation to records of a person carrying on the business of banking so far as they relate to the company's affairs, as it applies to records of or under the control of the company, except that no order referred to in sub-paragraph (b) of paragraph (1) shall be made by virtue of this paragraph.

     (3) The decision of the court on an application under this Article is not appealable.

                                  ARTICLE 209

                          LEGAL PROFESSIONAL PRIVILEGE

     Where criminal proceedings are instituted by the Attorney General under this Law against any person, nothing in this Law is to be taken to require any person to disclose any information which he is entitled to refuse to disclose on grounds of legal professional privilege in proceedings in the court.

                                  ARTICLE 210

                      RIGHT TO REFUSE TO ANSWER QUESTIONS

     A person may refuse to answer any question put to him pursuant to any provision of this Law if his answer would tend to expose that person, or the spouse of that person, to proceedings under the law of the Island for an offence or for the recovery of any penalty.

                                  ARTICLE 211

                          RELIEF FOR PRIVATE COMPANIES

     The States may, by Regulations, provide that private companies, or private companies satisfying conditions specified in the Regulations, shall be exempt from compliance with any provision of this Law so specified or that any such provision shall apply to such companies with such modifications as may be so specified.

                                  ARTICLE 212

                POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

     (1) If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor it appears to the court that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, the court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If an officer or person mentioned in paragraph (1) has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as it would have had if proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                                  ARTICLE 213

             POWER OF COURT TO DECLARE DISSOLUTION OF COMPANY VOID

     (1) Where a company has been dissolved under this Law, the Desastre Law or the Laws repealed by Article 223, the court may at any time within 10 years of the date of the dissolution, on an application made for the purpose by a liquidator of the company or by any other person appearing to the court to be interested, make an order, on such terms as the court thinks fit, declaring the dissolution to have been void and the court may by the order give such directions and make such provisions as seem just for placing the company and all other persons in the same position as nearly as may be as if the company had not been dissolved.

     (2) Thereupon such proceedings may be taken which might have been taken if the company had not been dissolved.

     (3) The person on whose application the order was made shall within 14 days after the making of the order (or such further time as the court may allow), deliver the relevant Act of the court to the registrar for registration.

     (4) A person who fails to comply with paragraph (3) is guilty of an offence.

                                  ARTICLE 214

                      REGISTRATION IN THE PUBLIC REGISTRY

     The Judicial Greffier shall register in the Public Registry all Acts and orders affecting immovable property made under this Law.

                                  [ARTICLE 215

                             PUNISHMENT OF OFFENCES

     (1) The First Schedule has effect with respect to the way in which offences under this Law are punishable on conviction.

     (2) In relation to an offence under a provision of this Law specified in the first column of the First Schedule (the general nature of the offence being described in the second column)-

     (a) the corresponding entry in the third column shows the maximum punishment by way of fine or imprisonment under this Law that may be imposed on a person convicted of an offence;

     (b) the corresponding entry (if any) in the fourth column shows that a person convicted of the offence is also liable to a daily default fine;

     (c) a reference in the third column to a period of years or months is a reference to a term of imprisonment of that duration; and

     (d) a reference in the third or fourth column to a level is a reference to a fine of that level on the standard scale.(85)

     (3) In sub-paragraph (b) of paragraph (2), liability to a daily default fine means that if-

     (a)    a person has been convicted of the offence;

     (b)    he is convicted of having again committed that offence; and

     (c) on that subsequent occasion the contravention has continued for more than one day.

then in addition to his liability to a fine under sub-paragraph (a) of paragraph
(2) on conviction in respect of that subsequent offence, he is liable to the fine specified in the fourth column of the First Schedule for each day (other than the first day) on which the subsequent offence is proved to have continued.

     (4) For the purpose of any Article of this Law where under or pursuant to this Law an officer of a company or other body corporate who is in default is guilty of an offence, the expression "officer in default" means any officer of the company or body corporate who knowingly and wilfully authorizes or permits the default, refusal or contravention mentioned in the Article.]

                                  ARTICLE 216

                            ACCESSORIES AND ABETTORS

     Any person who knowingly or wilfully aids, abets, counsels, causes, procures or commands the commission of an offence punishable by this Law shall be liable to be dealt with, tried and punished as a principal offender.

                                  ARTICLE 217

                          GENERAL POWERS OF THE COURT

     (1) Where, on the application of the Attorney-General or the registrar, the court is satisfied that any person has failed to comply with any requirement made by or pursuant to this Law, or has committed any breach of duty as an officer of the company, it may order that person to comply with that requirement or, so far as the breach of duty is capable of being made good,

_______________________________

(85) See Criminal Justice (Standard Scale of Fines) (Jersey) Law 1993, Volume 1992-1993, page 437.

make good the breach.

     (2) The court shall not make an order against any person under this Article unless the court has given that person the opportunity of adducing evidence and being heard in relation to the matter to which the application relates.

                                 [ARTICLE 217A

                            LIMITATION OF LIABILITY

     (1) No person or body to whom this Article applies shall be liable in damages for anything done or omitted in the discharge or purported discharge of any functions under this Law or any enactment made, or purportedly made, under this Law unless it is shown that the act or omission was in bad faith.

     (2)    This Article applies to-

     (a)    the States;

     (b) the Committee, any member of the Committee, or any person who is, or is acting as, an officer, servant or agent of the Committee or who is an inspector appointed by the Committee under Article 128 or who is performing any duty or exercising any power on behalf of the Committee; and

     (c) the Commission, any Commissioner or any person who is, or is acting as, an officer, servant or agent of the Commission or who is an inspector appointed by the Commission under Article 128 or who is performing any duty or exercising any power on behalf of the Commission.](86)

                                  ARTICLE 218

                              POWER TO MAKE RULES

     Rules may be made in the manner prescribed by the Royal Court (Jersey) Law 1948(87) relating to the procedure to be followed by the court in giving effect to the provisions of this Law.

                                  ARTICLE 219

                                     ORDERS

     (1) The Committee may by Order make provision for the purpose of carrying this Law into effect and, in particular, but without prejudice to the generality of the foregoing, for prescribing any matter which may be prescribed by this Law.

     [(1A) The Committee shall consult the Commission before making any Order under this Law.](88)

     (2) The Subordinate Legislation (Jersey) Law 1960(89) shall apply to Orders made under this Law.

_______________________________

(86) Article inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, pages 271 and 272.
(87) Tome VII, page 502, Volume 1979-1981, page 195, Volume 1984-1985, pages 175 and 178, and Volume 1990-199, page 113.
(88) Sub-paragraph inserted by the Financial Services Commission (Jersey) Law 1998, Volume 1998, page 272.
(89) Tome VIII, page 849.

                                  ARTICLE 220

                GENERAL PROVISIONS AS TO REGULATIONS AND ORDERS

     (1) Except insofar as this Law otherwise provides, any power conferred thereby to make any Regulations or Order may be exercised-

     (a) either in relation to all cases to which the power extends, or in relation to all those cases subject to specified exceptions, or in relation to any specified cases or classes of case; and

     (b) so as to make in relation to the cases in relation to which it is exercised-

            (i) the full provision to which the power extends or any less provision (whether by way of exception or otherwise), or

            (ii) the same provision for all cases in relation to which the power is exercised or different provisions for different cases or classes of, case, or different provisions as respects the same case or class of case for different purposes of this Law, or

            (iii) any such provision either unconditionally or subject to any specified conditions.

     (2) Without prejudice to any specific provision of this Law, any Regulations or Order under this Law may contain such transitional, consequential, incidental or supplementary provisions as appear to the States or the Committee, as the case may be, to be necessary or expedient for the purposes of the Regulations or Order.

                                 ARTICLE 221(90)

                            TRANSITIONAL PROVISIONS

     (1) The transitional provisions in the Second Schedule shall have effect with regard to the Laws repealed by Article 223 and to existing companies.

     (2) The States may, by Regulations, make provision for any other transitional matter connected with the coming into force of this Law.

                                  ARTICLE 222

                            CONSEQUENTIAL AMENDMENTS

     The enactments specified in the first column of the Third Schedule shall be amended to the extent and in the manner set out in the second column thereof.

                                  ARTICLE 223

                                     REPEAL

     The Companies (Jersey) Laws 1861 to 1968(91) are repealed.

                                  ARTICLE 224

                          SHORT TITLE AND COMMENCEMENT

     (1)    This Law may be cited as the Companies (Jersey) Law 1991.

_______________________________

(90) Note should be had to the Companies (Transitional Provisions) (Repeal) (Jersey) Regulations 1992, No. 8468.
(91) Tomes I-III, page 232, and Volume 1968-1969, page 103.

     (2) This Law shall come into force on such day as the States may by Act appoint and different days may be appointed for different purposes or different provisions of this Law.

                                                        R.S. GRAY

                                               Deputy Greffier of the States.

                               FIRST SCHEDULE(92)

                                 (ARTICLE 215)

                             PUNISHMENT OF OFFENCES

Article of Law     General nature of offence                     Punishment              Daily default
creating                                                                                 fine (where
offence                                                                                  applicable)

12(2)              Company failing to send to one of its
                   members a copy of its memorandum or
                   articles, when so required by the member      Level 3

14(4)              Company failing to deliver to Judicial
                   Greffier copy of altered certificate of
                   incorporation following change of name        Level 3                 Level 2

15(5)              Company failing to change name on
                   direction of registrar                        Level 3                 Level 2

17(4)              Private company failing to deliver to
                   registrar Act of the court relieving
                   company from consequences of increasing the
                   number of its members beyond 30               Level 3                 Level 2

17(4)              Company failing to deliver to registrar copy
                   of direction by [Commission](93) modifying
                   Article 17(1) in its application to the
                   company                                       Level 3                 Level 2

17(5)              Private company issuing a prospectus          2 years or a
                                                                 fine; or both

22(1)              Company failing to have its name engraved
                   on company seal                               Level 3

22(2)              Officer of company etc. using company seal
                   without name engraved on it                   Level 3

29(3)              Failure to comply with Order of the
                   Committee prohibiting the circulation of a
                   prospectus in the Island or the circulation
                   of a prospectus in the Island or elsewhere    2 years or a
                   by a company                                  fine; or both

33                 Circulation of a prospectus with a material
                   statement in it which is untrue or misleading
                   or with the omission from it of the           10 years or a
                   statement of a material fact                   fine; or both

36(2)              Public company failing to deliver to
                   registrar statement disclosing the amount or
                   rate per cent of share commission             Level 3                 Level 2

_______________________________

(92) First Schedule substituted in its entirety by Companies (Amendment No. 3)
(Jersey) Law, 1997 (Volume 1997, pages 698 to 708).
(93) Words inserted by the Financial Services Commission (Jersey) Law 1998
(Volume 1998, pages 272 and 273).

                                      113


41(3)              Company failing to keep a register of
                   members                                       Level 4                 Level 2

44(4)              Company failing to give notice to registrar
                   as to place where register of members is
                   kept                                          Level 4                 Level 2

45(3)              Refusal of inspection of members' register;
                   failure to send copy on requisition           Level 4

46(3)              Misuse of information obtained from
                   members' register                             A fine

47(4)              Company failing to deliver to registrar
                   Act of court ordering rectification of
                   register of members                           Level 3                 Level 2

50(5)              Company default in compliance with Article
                   50(1) (Certificates to be made ready
                   following allotment or transfer of shares)    Level 3                 Level 2

53(5)              Company failing to deliver to registrar Act
                   of court when application made to cancel
                   resolution varying shareholders rights        Level 3                 Level 2

54(5)              Company failing to deliver to registrar
                   statement or notice required by Article 54
                   (particulars of shares carrying special
                   rights)                                       Level 3                 Level 2

58(5)              Company giving financial assistance towards
                   acquisition of its own shares in contravention
                   of Article 58                                 A fine

58(5)              Officer of company contravening Article 58    2 years or a
                                                                 fine; or both

66                 Officer of company concealing name of
                   creditor entitled to object to reduction of
                   capital, or wilfully misrepresenting nature   2 years or a
                   or amount of debt or claim, etc.              fine; or both

68(2)              Company failing to display name outside
                   registered office                             Level 3                 Level 2

69(2)              Company failing to have name on business
                   correspondence, invoices, etc.                Level 3

70(3)              Company failing to comply with Article
                   70(1) or (2) (matters to be stated on
                   business correspondence, etc.)                Level 3

78(4)              Person acting in contravention of             2 years or a
                   disqualification order                        fine; or both

83(4)              Default in complying with Article 83
                   (keeping register of directors and
                   secretaries; refusal of inspection)           Level 3                 Level 2

87(8)              Company default in holding annual
                   general meeting                               Level 4

                                      114


88(3)              Company default in complying with
                   [Commission's] direction to hold company
                   meeting                                       A fine

88(5)              Company failing to register resolution that
                   meeting held under Article 88 is to be its
                   annual general meeting                        Level 3                 Level 2

96(3)              Failure to give notice, to member entitled
                   to vote at company meeting, that he may do
                   so by proxy                                   Level 3

96(5)              Officer of company authorizing or permitting
                   issue of irregular invitations to appoint
                   proxies                                       A fine

98(4)              Company failing to keep minutes of
                   proceedings at company and board meetings,
                   etc.                                          Level 3                 Level 2

99(3)              Refusal of inspection of minutes of general
                   meeting; failure to send copy of minutes on
                   member's request                              Level 3

100(5)             Company failing to include copy of
                   resolution to which Article 100 applies with
                   memorandum or articles; failing to forward
                   copy to member on request                     Level 3

105(2)             Company failing to supply copy of accounts
                   to member on demand                           Level 4                 Level 2

107                Company failing to comply with Article 102
                   (keeping accounting records), 103 (retaining                           For
                   accounting records), 104 (preparing and                                contravention
                   laying accounts) or 106 (failing to deliver                            of Article
                   copy of accounts to registrar)                Level 4                  106, Level 2

107                Officer of public company failing to comply   2 years or a
                   with Article 102, 103, 104 or 106             fine; or both

109(9)             Company failing to appoint auditors when
                   required to do so                             A fine

111(9) Auditor ceasing to hold office failing to deposit statement as required by
                   Article 111(7)                                A fine

111(10)            Company failing to send notice of auditor's
                   resignation to members and to other persons
                   entitled to receive notice of general
                   meetings                                      A fine

112                Company officer or secretary making
                   misleading, false or deceptive statement to   5 years or a
                   auditors                                      fine; or both

113(6)             Person acting as company auditor knowing
                   himself to be disqualified; failing to give
                   notice vacating office when he becomes        2 years or a
                   disqualified                                  fine; or both

                                      115


117(6)             Offeror failing to send to company whose
                   shares are the subject of the offer notice
                   and declaration required by Article 117(4);
                   making false declaration for purposes of      2 years or a
                   Article 117(4)                                fine; or both

119(6)             Offeror failing to give minority shareholder
                   notice or rights exercisable under
                   Article 119(1) or (2)                         A fine

125(4)             Company failing to annex Act of court to
                   memorandum                                    Level 3

126(6)             Company failing to comply with requirements
                   of Article 126 (information to members and
                   creditors about compromise or arrangement)    Level 3

126(7)             Director or trustee for debenture holders
                   failing to give notice to company of such
                   matters relating to himself as are necessary
                   for purposes of Article 126                   A fine

127(4)             Company failing to deliver to registrar Act
                   of court sanctioning compromise or
                   arrangement                                   Level 3                 Level 2

133                Obstruction of person acting in execution     2 years or a
                   of search warrant issued under Article 132    fine; or both

143(5)             Company failing to deliver to registrar Act
                   of court altering, or giving leave to alter,
                   company's memorandum or articles following
                   application by members, [Committee or
                   Commission](94)                               Level 3                 Level 2

151(7)             Director or liquidator failing to comply
                   with obligations under Article 151 (company
                   to discharge liabilities in full within six
                   months of commencement of summary winding
                   up); director or liquidator failing to
                   preside at creditor's meeting                 A fine

151(8)             Director or liquidator of company in summary
                   winding up making statement of solvency
                   without having reasonable grounds for that    2 years or a
                   opinion                                       fine; or both

155A(5)            Director signing certificate for termination
                   of summary winding up without having
                   reasonable grounds for believing contents     2 years or a
                   true                                          fine; or both

155(5)             Company failing to deliver to registrar Act
                   of court ordering company to be wound up on
                   just and equitable grounds                    Level 3                 Level 2

_______________________________

(94) Words inserted by the Financial Services Commission (Jersey) Law 1998,
Volume 1998, page 273.

                                      116


158(2)             Company failing to advertise resolution for
                   creditors' winding up                         Level 3                 Level 2

160(3)             Company or director failing to comply with
                   Article 160 in respect of calling or giving
                   notice of creditors' meeting; directors
                   failing to attend and lay statement before
                   creditors' meeting                            A fine

161(6)             Liquidator failing to give notice of
                   appointment                                   Level 3                 Level 2

164(3)             Directors exercising powers in breach of      6 months or a
                   Article 164, where no liquidator              fine; or both

168(2)             Liquidator failing to call company general
                   meeting and creditors' meeting at end of
                   each year                                     Level 3

169(4)             Liquidator failing to give registrar notice
                   of final meeting                              Level 2                 Level 1

169(7)             Failure to deliver to registrar Act of
                   court deferring dissolution of company        Level 3                 Level 2

169(8)             Liquidator, failing to call final meeting
                   of company or creditors                       Level 3

174(4)             Failure to deliver to registrar Act of court
                   staying proceedings in creditors' winding
                   up                                            Level 3                 Level 2

183(4)             Failure to co-operate with liquidator         6 months or a
                                                                 fine; or both

188(3)             Person acting as liquidator when not          2 years or a
                   qualified to do so                            fine; or both

189                Giving, offering etc. corrupt inducement      2 years or a
                   affecting appointment as liquidator           fine; or both

190(2)             Liquidator failing to give notice of
                   resignation, etc.                             A fine

191(2)             Failing to state on correspondence,
                   etc. that company is in liquidation           A fine

194(4)             Contravening a direction regarding
                   destruction of records of company which
                   has been wound up                             Level 4

195(4)             Person passing off or representing external
                   company as incorporated in the Island         A fine

206(2)             Company failing to take reasonable
                   precautions to prevent loss or
                   falsification of company records              Level 3

213(4)             Failing to deliver to registrar Act of
                   the court declaring dissolution of company
                   void                                          Level 3                 Level 2

                                      117


Second             Failure of existing company to notify than
Schedule,          registrar that it has more 30 members         Level 3                 Level 2
paragraph 8(2)

Second             Failure of existing company to notify
Schedule,          registrar of address of registered office     Level 3                 Level 2
paragraph 9(3)

                                SECOND SCHEDULE

                                 (ARTICLE 221)

                            TRANSITIONAL PROVISIONS

                                 INTERPRETATION

     1.     For the purposes of this Schedule-

     "APPOINTED DAY" means the day on which Article 223 comes into force;

     "THE 1861 LAW" means the "Loi (1861) sur les Societes a Responsabilite Limitee"95;

     "THE FORMER LAWS" means the Laws repealed by Article 223;

     "THE 1968 LAW" means the Companies (Supplementary Provisions) (Jersey) Law 1968(96).

                   COMPANY HAVING NO ARTICLES OF ASSOCIATION

     2. Where, within six months before the appointed day, a memorandum of association of a company has been registered under Article 3 of the 1861 Law, but no articles of association have been presented for registration under
Article 5 of that Law before the appointed day, the memorandum of association shall be null and the company shall not be incorporated under that Law.

               UNCONFIRMED SPECIAL RESOLUTION BY EXISTING COMPANY

     3.     Where-

     (a) within 30 days before the appointed day the shareholders of a company have adopted a resolution in respect of which the conditions specified in paragraphs 1 and 2 of Article 27 of the 1861 Law have been complied with; but

     (b) the resolution has not before the appointed day been confirmed in accordance with paragraph 3 of that Article.

the resolution, if confirmed on or after the appointed day in the manner provided in paragraph 3 of that Article, shall be treated as a special resolution passed under this Law on the date when the resolution is confirmed.

                 WINDING UP AND DISSOLUTION OF EXISTING COMPANY

     4. Where on the appointed day an existing company has been dissolved pursuant to the former Laws but the winding up and liquidation of its affairs have not been completed, the winding up and liquidation shall proceed in the same manner and with the same incidents as if this Law had not been enacted.

                   NOTICES UNDER ARTICLE 38A OF THE 1861 LAW

     5. Where, before the appointed day, the Judicial Greffier has delivered to a company a notice under paragraph (1) of Article 38A of the 1861 Law, the provisions of paragraphs (2),(3),(6) and (7) of that Article shall continue in force after the appointed day for the purposes of giving effect to that notice.

                  REGISTRATION OF DOCUMENTS UNDER FORMER LAWS

_______________________________

(95) Tomes I-III, page 232.
(96) Volume 1968-1969, page 103.

     6. Where, under any provision of the former Laws, an obligation to register a document with, or that it be registered by, the Judicial Greffier is outstanding on the appointed day or where, after the appointed day, such an obligation arises under any provision of the former Laws which continues to have effect by virtue of Article 19 of the Interpretation (Jersey) Law 1954(97), the obligation shall have effect with the substitution of a requirement to deliver the document to the registrar for registration for the requirement to register it with, or that it be registered by, the Judicial Greffier.

                         RECORDS OF EXISTING COMPANIES

     7. On the appointed day all documents and records relating to existing companies held by the court or by the Judicial Greffier pursuant to any of the provisions of the former Laws shall be delivered to the registrar.

                         MEMBERSHIP OF EXISTING COMPANY

     8.     (1)    An existing company which, when Article 16 comes into force, has more than 30 members shall within three months deliver to the registrar a statement of that fact and the registrar shall thereupon issue a certificate of incorporation showing the company to be a public company.

     (2) If a company fails to comply with sub-paragraph (1) it is guilty of an offence.

                       PUBLIC OFFICE OF EXISTING COMPANY

     9.     (1)     When Article 67 comes into force, the public office of an
existing company as notified to the Judicial Greffier for the purposes of
Article 17 of the 1861 Law shall be deemed to be its registered office.

     (2) An existing company which has not so notified the Judicial Greffier of the address of its public office, shall within three months of the coming into force of Article 67-

     (a)    establish a registered office as required by that Article; and

     (b)    notify the registrar of the address of that office.

     (3) If a company fails to comply with sub-paragraph (2) it is guilty of an offence.

                                    OFFENCES

     10.    (I)    An offence committed before the appointed day under any of the provisions of the former Laws may, notwithstanding any repeal by this Law, be prosecuted and punished after that day as if this Law had not been enacted.

     (2) A contravention of any provision of the former Laws committed before the appointed day shall not be visited with any more severe punishment under this Law than would have been applicable under that provision at the time of the contravention; but where an offence for the continuance of which a penalty was provided has been committed under any provision of the former Laws, proceedings may be taken under this Law in respect of the continuance of the offence on and after the appointed day in the like manner as if the offence had been committed under the corresponding provision of this Law.

                    REFERENCES ELSEWHERE TO THE FORMER LAWS

     11     (1)    A reference in any enactment, instrument or document (whether express or implied, and in whatever phraseology) to a provision of the former Laws which is replaced by a corresponding provision of this Law is to be read, where necessary to retain for the enactment,

_______________________________

(97) Tome VIII, page 384.

instrument or document the same force and effect as it would have had but for the enactment of this Law, as, or as including, a reference to the corresponding provision by which it is replaced in this Law.

     (2) The generality of sub-paragraph (1) is not affected by any specific conversion of references made by this Law, nor by the inclusion in any provision of this Law of a reference (whether express or implied, and in whatever phraseology) to the provision of the former Laws which is replaced by a corresponding provision of this Law.

                  SAVING FOR INTERPRETATION (JERSEY) LAW 1954

     12. Nothing in this Schedule shall be taken as prejudicing Article 19 of the Interpretation (Jersey) Law 1954(98) (effect of repeal and re-enactment etc).

_______________________________

(98) Tome VIII, page 384.

                                 THIRD SCHEDULE

                                 (ARTICLE 222)

                  CONSEQUENTIAL AMENDMENTS OF OTHER ENACTMENTS

               Enactment                                           Amendment

Interpretation (Jersey) Law 1954(99)              For sub-paragraph (f) there shall be substituted
Article 13                                        the following sub-paragraph-

                                                  "(f) in the case of a company, the winding up of
                                                  the company by means of a creditors' winding up
                                                  pursuant to the Companies (Jersey) Law 1991;".

Income Tax (Jersey) Law 1961(100)                 In paragraph (1) after the words "Loi (1861) sur
[Article 89                                       les Societes a Responsabilitie Limitee" there shall
                                                  be inserted the words "or the companies (Jersey)
                                                  Law 1991".](102)

Article 123                                       In paragraph (1) after the words "Loi (1861) sur
                                                  les Societes a Responsabilite Limitee" there shall
                                                  be inserted the words "or the Companies (Jersey)
                                                  Law 1991".

Limited Liability Companies (Registration         (a) for paragraph (1) there shall be substituted the
Fees) (Jersey) Law 1967(101)                      following paragraph.
Article 1

                                                  "(1) Every application to the registrar in accordance
                                                  with the provisions of the companies (Jersey) Law 1991
                                                  for the registration of a company and for the
                                                  registration of any increase in the nominal authorized
                                                  capital of such a company shall be accompanied by the
                                                  appropriate fee required by virtue of the provisions
                                                  of this Law.":

                                                  (b) In paragraph (3) for the words "Royal Court" there
                                                  shall be substituted the word "registrar".

_______________________________

(99) Tome VIII, page 382.
(100) Volume 1961-1962, page 279, and Volume 1988-1989, page 383.
(101) Volume 1966-1967, pages 727 and 728.
(102) Amendment inserted by Companies (Amendment) (Jersey) Law, 1992 (Volume 1992-1993, page 64).

                                      122


Insurance Business (Jersey) Law 1983(103)         (a) in paragraph (2) after the words "Loi (1861) sur
Article 3                                         les Societes a Responsabilitie Limitee" there shall be
                                                  inserted the words "or the Companies (Jersey) Law 1991";

                                                  (b) In sub-paragraph (c) of paragraph (4)-

                                                           (i)    for the words "Law or" there shall be
                                                           substituted the word "Law,";

_______________________________

(103) Volume 1982-1983, pages 75 and 77.

                                      123


                                                           (ii) at the end there shall be added the words
                                                           "or the Companies (Jersey) Law 1991".

Company Securities (insider Dealing)              (a) In paragraph (1) -
(Jersey) Law 1988(104)
Article 1                                                  (i)  for the definition of "the Companies Laws"
                                                           there shall be substituted the following definition-

                                                           " 'the Companies Law' means the Companies (Jersey)
                                                           Law 1991";

                                                           (ii) in the definition of "share" for the words
                                                           "Companies Laws" there shall be substituted the words
                                                           "Companies Law";

                                                  (b) In paragraph (2)-

                                                           (i)  for the words "Companies Laws" there shall be
                                                           substituted the words "Companies Laws";

                                                           (ii) for the words "those Laws" there shall be
                                                           substituted the words "that Law".

Article 4                                         In the definition of "company" for the words "Companies
                                                  Laws" there shall be substituted the words "Companies Law".

Article 5                                         In sub-paragraph (a) of the definition of "securities" for the words "Companies Laws" there shall be substituted the
                                                  words "Companies Law".

Collective Investment Funds (Jersey) Law          In sub-paragraph (2) after the words "Loi (1861) sur les
1988(105)                                         Societes a Responsabilite Limitee" there shall be inserted
Article 4                                         the words "or the Companies (Jersey) Law 1991".

Drug Trafficking Offences (Jersey) Law            In paragraph (1) the definition of "company" shall be
1988(106)                                         deleted.
Article 1

Bankruptcy (Desastre) (Jersey) Law 1990(107)      In paragraph (1)-
Article 1
                                                  (a) at the end of sub-paragraph (a) of the definition of
                                                  "company" there shall be inserted the words "or the Companies
                                                  (Jersey) Law 1991".

                                                  (b) after the definition of "property" there shall be inserted the following definition-

_______________________________

(104) Volume 1988-1989, pages 1,2 and 4.

                                      124


                                                           "'registrar means the registrar of companies appointed
                                                           pursuant to Article 196 of the Companies (Jersey)
                                                           Law 1991".

Article 4                                         For clause (i) of sub-paragraph (d) of paragraph (1) there shall be substituted the following clause-

                                                           "(i) is registered under the 'Loi (1861) sur les
                                                           Societes a Responsabilite Limitee' or the Companies
                                                           (Jersey) Law 1991, or".

Article 36                                        In sub-paragraph (2)-

                                                  (a) after the words "Loi (1861) sur les Societes a Responsabilite
                                                  Limitee"' there shall be inserted the words "or the Companies
                                                  (Jersey) Law 1991";

                                                  (b) for the words "Judicial Greffier" there shall be substituted the word "registrar".

Article 38                                        (a) For paragraph (2) there shall be substituted the following paragraph-

                                                           "(2) Subject to paragraph (3), where the debtor is a
                                                           company registered under the 'Loi (1861) sur les Societes
                                                           a Responsabilite Limitee'(108) or the Companies (Jersey)
                                                           Law 1991 it shall be dissolved with effect from the date
                                                           on which the registrar receives the notice under paragraph
                                                           (2) of Article 36, which notice the registrar shall
                                                           thereupon register";

                                                           (b) In paragraph (3) for the words "Judicial Greffier"
                                                           there shall be substituted the word "registrar".

_______________________________

(105) Volume 1988-1989, page 140.
(106) Volume 1988-1989, page 259.
(107) Volume 1990-1991, pages 45, 46, 50, 81 and 82.
(108) Tomes I-III, page 232, and Volume 1968-1969, page 103.

                                      125